Registration No. 333-279828

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

to

Form S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Thumzup Media Corporation

(Exact name of Registrant as specified in its charter)

Nevada	511210	85-3651036
(State or other jurisdiction of	(Primary Standard Industrial	(IRS Employer
incorporation or organization)	Classification Code Number)	Identification No.)

THUMZUP MEDIA CORPORATION

11854 W. Olympic Blvd, Ste 1100W #13,

Los Angeles, Ca 90064

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Robert Steele

Chief Executive Officer

11854 W. Olympic Blvd, Ste 1100W #13,

Los Angeles, Ca 90064

(800) 403-6150

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

with copies to:

Gregory Sichenzia, Esq. Jesse L. Blue, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas New York, NY 10036 (212) 930-9700	Ralph V. De Martino, Esq. Marc E. Rivera, Esq. ArentFox Schiff LLP 1717 K Street NW Washington, D.C. 20006 (202) 724-6848

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	JULY 26, 2024

Thumzup Media Corporation

Up to 1,000,000 Shares of Common Stock

This is the initial public offering of 1,000,000 shares of common stock, $0.001 par value per share of Thumzup Media Corporation, a Nevada corporation (the “Company”).

We are offering 1,000,000 shares of common stock. Prior to this offering, our shares have been quoted on OTC Markets OTCQB since February 2022, with very limited trading. We currently estimate that the public offering price per share of common stock will be between $5.00 and $7.00 per share. We intend to list our shares of common stock for trading on the Nasdaq Capital Market (the “Nasdaq”), under the symbol “TZUP”. Completion of this offering is contingent on the approval of our listing application for trading of our common stock on the Nasdaq.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, and, as such, may elect to comply with certain reduced public company reporting requirements for future filings. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Investing in our securities is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page 11 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share of Common Stock	Total
Public offering price	$	$
Underwriting discounts and commissions (8%)(1)	$	$
Proceeds to us, before expenses	$	$

(1)	Does not include additional compensation payable to the underwriter. We have agreed to reimburse the underwriter for certain expenses in connection with this offering. In addition, we have agreed to issue to the underwriter, or its designees, warrants to purchase a number of shares of common stock equal to 5% of the number of shares of common stock sold in this offering, including any shares sold in the over-allotment option, if any (the “Underwriter Warrants”). We refer you to the section entitled “Underwriting” for additional information regarding underwriting compensation.

We have granted the underwriter a 45-day option to purchase up to 150,000 additional shares of common stock sold in the offering, solely to cover over-allotments, if any. The purchase price to be paid per additional share will be equal to the public offering price per share of common stock, less the underwriting discount.

We will issue to the underwriter or its designees warrants to purchase up to a total of 5% of the shares of common stock sold in this offering, including the exercise of the over-allotment option, if any.

The underwriter expects to deliver the shares of common stock to purchasers in the offering on or about [_______], 2024.

Sole Book-Running Manager

DAWSON JAMES SECURITIES, INC.

The date of this prospectus is [_______], 2024

Through and including [_______], 2024 all dealers effecting transactions in our securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter with respect to an unsold allotment or subscription.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Market data and certain industry data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, publicly available information, reports of governmental agencies and industry publications and surveys. Industry surveys, publications, consultant surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. We have not independently verified any of the data from third party sources, nor have we ascertained the underlying economic assumptions relied upon therein. Similarly, internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry, have not been independently verified. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the forecasts we cite. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

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GENERAL MATTERS

Unless otherwise indicated, all references to “dollars,” “US$,” or “$” in this prospectus are to United States dollars.

This prospectus contains various company names, product names, trade names, trademarks and service marks, all of which are the properties of their respective owners.

Unless otherwise indicated or the context otherwise requires, all information in this prospectus assumes no exercise of the over-allotment option.

Unless otherwise indicated, all references to “GAAP” in this prospectus are to United States generally accepted accounting principles.

Information contained on our websites, including ThumzupMedia.com, shall not be deemed to be part of this prospectus or incorporated herein by reference and should not be relied upon by prospective investors for the purposes of determining whether to purchase the securities offered hereunder.

For investors outside the United States, neither we nor any of our agents have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourself about and to observe any restrictions relating to this offering and the distribution of this prospectus.

USE OF MARKET AND INDUSTRY DATA

This prospectus includes market and industry data that has been obtained from third party sources, including industry publications, as well as industry data prepared by our management on the basis of its knowledge of and experience in the industries in which we operate (including our management’s estimates and assumptions relating to those industries based on that knowledge). Management’s knowledge of such industries has been developed through its experience and participation in those industries. Although our management believes such information to be reliable, neither we nor our management have independently verified any of the data from third party sources referred to in this prospectus or ascertained the underlying economic assumptions relied upon by such sources. In addition, the underwriters have not independently verified any of the industry data prepared by management or ascertained the underlying estimates and assumptions relied upon by management. Furthermore, references in this prospectus to any publications, reports, surveys or articles prepared by third parties should not be construed as depicting the complete findings of the entire publication, report, survey or article. The information in any such publication, report survey or article is not incorporated by reference in this prospectus.

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(1)	https://meetanshi.com/blog/display-advertising-statistics/

(2)	https://www.nielsen.com/news-center/2015/still-recommended-by-friends-and-relatives-the-most-authentic-advertising-according-to-consumers-the-most-trusted-on-brand-websites/

(3)	https://emplifi.io/resources/blog/the-user-generated-content-stats-you-need-to-know?utm_source=pixlee.com

(4)	https://morningconsult.com/wp-content/uploads/2019/11/The-Influencer-Report-Engaging-Gen-Z-and-Millennials.pdf

(5)	https://www.cnn.com/business/newsfeeds/globenewswire/7812666.html

(6)	https://www.bankrate.com/personal-finance/social-media-survey/

(7)	https://www.retaildive.com/news/generation-z-social-media-influence-shopping-behavior-purchases-tiktok-instagram/652576/

(8)	https://www.emarketer.com/content/us-time-spent-with-media-2021-update

(9)	https://hbr.org/2022/11/does-influencer-marketing-really-pay-off

(10)	https://www.prnewswire.com/news-releases/influencer-marketing-market-to-reach-199-6-billion-globally-by-2032-at-28-6-cagr-allied-market-research-301987451.html

TRADEMARKS

We own or have rights to various trademarks, service marks and/or trade names that we use in connection with the operation of our business. This prospectus may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks and trade names or products in this prospectus is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, TM or SM symbols, but the omission of such references is not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable owner of these trademarks, service marks and trade names.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and may not contain all of the information that you should consider before investing in the shares. You are urged carefully to read this prospectus in its entirety, including the information under “Risk Factors” and our financial statements and related notes included elsewhere in this Prospectus before investing in our common stock.

Overview

General

As used herein, “we,” “us,” “our,” the “Company,” “Thumzup®,” means Thumzup® Media Corporation unless otherwise indicated. Thumzup® operates in a single business segment which is social media marketing. Thumzup® has a mobile iPhone and Android application called “Thumzup®” that connects brands and people who use and love these brands. For the advertiser, Thumzup® incentivizes ordinary people to become paid content creators and post authentic valuable posts on social media about the advertiser and its products.

The Company was incorporated on October 27, 2020, under the laws of the State of Nevada. Its headquarters are located in Los Angeles, CA. The Company has never been the subject of any bankruptcy or receivership. The Company has never engaged in any material reclassification, merger, or consolidation of the Company. The Company has not acquired or disposed of any material amount of assets except in the normal course of business.

In February 2022, the Company was admitted to the Over-The-Counter Venture Market quotation system (OTCQB) under the symbol TZUP. We intend to list our common stock on the Nasdaq under the symbol “TZUP”. This offering will not be consummated until we have received Nasdaq approval of our application. There is currently very limited trading of our Common Stock, and an active trading market may never develop.

Thumzup® Products and Services

The Company operates in a single business segment which is social media marketing and advertising. The Thumzup® App works on both iPhone and Android mobile operating systems and connects brands and people who use and love these brands. For the Advertiser, Thumzup® incentivizes ordinary people to become paid content Creators and post authentic valuable posts on social media about the Advertiser and its products.

The Company seeks to capitalize on nationwide-wide gig economy and business democratization trends. Immense value and opportunity have been created through the democratization of ride sharing, hospitality, finance and other industries. The Thumzup® tools are designed to facilitate this democratization trend for the consumer and the Advertiser within the online marketing and advertising space.

The Company has built the technology to support an influencer and “gig” economy community around its Thumzup® App. This technology and community are designed to generate scalable authentic product posts and recommendations for advertisers on social media. It is designed to connect advertisers with individuals who are willing to tell their friends about the advertisers’ products online and offline.

Social Media Marketing Software Technology

The Thumzup® mobile App enables Creators, to select from brands advertising on the App and get paid to post about the advertiser on social media. Once the Thumzup® Creator selects the brand and takes a photo using the Thumzup® App, the Thumzup® App posts the photo and a caption to the Creator’s social media accounts. The advertiser then reviews and approves the post for payment and the Creator can cash out whenever they choose through popular digital payment systems. For the advertiser, the Thumzup® system enables brands to get real people to promote their products to their friends. In 2023, $148 billion was spent on digital display ads in the United States and while 43% of marketers consider display ads to be the least effective channel, 84% of marketers were still investing in them(1). We feel this demonstrates a significant need among advertisers for new methods of messaging to potential customers. We believe Thumzup’s ability to scale brand messages from the general population on social media could be part of addressing this substantial need in the market.

A recent Nielsen report found 81% of consumers believe friends and family are the most reliable sources of information about products(2). According to a Emplifi article, 64% of millennials recommend a product at least once a month(3), and according to a 2019 Morning Consult survey, 86% of Gen Z and millennials would post content for monetary compensation(4). Further, according to a 2020 IZEA Insights Study, 67% of social media consumers aspire to be paid social media influencers(5). According to a 2023 Bankrate, 48% of social media users have impulsively purchased a product seen on social media(6). Lastly, 85% of Gen Z says social media impacts purchase decisions according to a 2023 Retail Dive Survey(7).

1

The average American adult spent 7 hours and 58 minutes per day using digital media in 2020 according to a 2020 eMarketer Report(8). The amount of daily usage has increased significantly since 2019, again according to an eMarketer Report(8), and the Company believes such usage will continue to accelerate. The Company empowers businesses that want to interact with these Creators and provides tools and data so they can increase consumer awareness and expand their customer bases.

In the past decade, social media platforms like Instagram, Facebook, Twitter, Pinterest, and TikTok have achieved mass worldwide consumer acceptance and created hundreds of billions of dollars in shareholder value. This worldwide viral growth demonstrates that compelling new social media platforms which present the right combination of experience and value, will attract Creators who will invest significant amounts of time on the platforms.

The Company is an early-stage entity building a new real-time platform which enables Advertisers to pay their customers and fans cash for their positive social media posts about their products and services, which in turn supports those individuals who earn money from various gig economy opportunities. The Company believes that acceptance of its App and subsequent revenue growth can be driven by empowering everyday people to make money by posting about brands and services that they already find enjoyable and attractive on social media. The Company believes that the Thumzup® App is a conduit for Advertisers to connect directly with consumers. The Company will need to secure enough advertisers to make the App an attractive platform for adoption and scalability, and to ensure that the platform is interesting enough for the Creators to return to on a regular basis. No assurance can be given that the Company will be able to achieve these results.

(1)	https://meetanshi.com/blog/display-advertising-statistics/)
(2)	https://www.nielsen.com/news-center/2015/still-recommended-by-friends-and-relatives-the-most-authentic-advertising-according-to-consumers-the-most-trusted-on-brand-websites/
(3)	https://emplifi.io/resources/blog/the-user-generated-content-stats-you-need-to-know?utm_source=pixlee.com
(4)	https://morningconsult.com/wp-content/uploads/2019/11/The-Influencer-Report-Engaging-Gen-Z-and-Millennials.pdf
(5)	https://www.cnn.com/business/newsfeeds/globenewswire/7812666.html
(6)	https://www.bankrate.com/personal-finance/social-media-survey/
(7)	https://www.retaildive.com/news/generation-z-social-media-influence-shopping-behavior-purchases-tiktok-instagram/652576/
(8)	https://www.emarketer.com/content/us-time-spent-with-media-2021-update

Intellectual Property

The Company owns the copyrights to the source code for the Thumzup® App on the iPhone iOS and Android operating mobile operating systems as used on the majority of mobile phone and tablet devices. The Company also owns the source code for the “backend” system that administrates the Thumzup® App, tracks payments and advertising campaigns.

The Thumzup® thumb logo is a registered trademark owned by Thumzup® Media Corporation, Reg. No. 6,842,424, registered Sep. 13, 2022. On April 13, 2021, the Company filed a trademark application ser. No. 90642789 with the U.S. Patent and Trademark Office (“USPTO”) for the word mark THUMZUP, which was granted registration on June 21, 2022, resulting in reg. no. 6764158. Also on April 13, 2021, the Company filed a trademark application ser. No. 90642848 for the Thumzup® logo, featuring a stylized hand with an upwardly extended thumb. Meta Platforms, Inc. (which owns and operates Facebook and Instagram) initially filed opposition to the logo on June 30, 2022. Thumzup® agreed to not use the logo as a reaction to a post and Meta Platforms, Inc. subsequently withdrew their opposition on August 5, 2022 and it was dismissed without prejudice.

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Business Model

Advertisers purchase an ad campaign on the Thumzup® advertiser dashboard website. Once the Advertiser approves a post for payment, the platform facilitates the payment to Creators’ a monetary amount per screened post which may range from $1.00 to $1,000.00. The Thumzup® platform enables the Advertiser to screen posts so that the Advertiser only pays for posts that are commercially valuable and rewards Creators for posts that have images and text that represent the Advertiser in a positive manner.

Per Post Fee. Thumzup® Advertisers are charged a “Per Post Fee.” By way of illustration, an Advertiser that buys 100,000 posts from Thumzup®, to pay out $10 per post to Thumzup® Creators, would purchase the posts for $13.00 each or $1,300,000. The Creators in this illustration would receive a total of $1,000,000 and Thumzup® would retain $300,000 for its services. The Thumzup® platform would facilitate 100,000 posts for the Advertiser from Thumzup® Creators sharing with their friends about their endorsed products on social media.

Value Proposition

The Thumzup® App is designed to generate scalable social media authentic social media content for Advertisers. It is designed to connect Advertisers with individuals who are willing to authentically promote their products online. The Company envisions that many gig economy workers will be ideal candidates to become Creators posting on Thumzup®. Imagine a gig economy driver waiting for their next fare who takes a moment to post about the good experience they had at their lunch spot where they are waiting. Imagine a gig economy worker on a laptop at a coffee shop doing a graphic design project from a gig economy site who takes a moment to post about the coffee shop where they are working on Thumzup®. The Company believes that Thumzup® can readily provide extra income for this existing pool of gig economy workers. The Company believes these gig economy workers will be able to provide quality Thumzup® posts on social media for which Advertisers will be willing to pay.

The Thumzup® App can also facilitate digital word of mouth recommendations of products and services from people who do not need to make extra money doing gigs, who are in fact quite affluent. The Company believes that many people who are well off may also use the App to recommend products and services to their network of friends on social media, many of whom may also be affluent.

Key Metrics as of May 10, 2024

Thumzup has had paid out on 19,182 approved posts to 1,127 Thumzup users regarding 223 advertisers since inception.

Thumzup advertisers have grown by a 148% CAGR since May 10, 2023.

Since May 10, 2023, the reach of the last 15,605 posts was  25,784,957 followers. Many of these campaigns were promotional campaigns but at list price this would have been $0.006 per reach, which is below many citations for other leading social media advertising costs.

The average number of followers for an individual Thumzup user since May 10, 2023 has been about 1,600. Many users with tens of thousands of followers posted about our advertisers, including one with more than 600,000 followers. We find that even though we are targeting the general public, in aggregate a Thumzup campaign can reach an average of more than 1,600 followers per post. So, a Thumzup campaign combines the high trust factor of the general public with less followers and also draws in some professional influencers who post because they like the product at a lower cost per post than if they were hired as an influencer.

Regulatory Compliance

The Federal Trade Commission regulates and requires certain disclosures by social media influencers, specifying when disclosure is required, and how the disclosure should be presented. These rules are codified in the Code of Federal Regulations, 16 CFR Part 255. Specifically, the FTC requires that influencers disclose any financial, employment, personal, or family relationship with a brand. Influencers must disclose financial relationships and consideration paid including any money, discounted products or other benefits paid to the influencer. Creators on the Thumzup® platform are being paid to post about Thumzup® advertisers. Thumzup® puts #ad in each post made on its platform to disclose that the creator has been paid to make the post.

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The Company does not believe its compliance with existing FTC regulations will have a material effect on capital expenditures, earnings and competitive position of the Company and its subsidiaries, for the current fiscal year and any other material future period.

Thumzup® App Workflow

For direct-to-consumer (“DTC”) brands, a customer might get a postcard in the box upon receiving a purchase in the mail. A postcard would inform the customer about the opportunity to get cashback by sharing a picture of the purchase with friends on social media. If the Creator takes a picture of the postcard, a link to download the Thumzup® App will appear on the customer’s phone. The illustration to the left and those below are intended as examples only and will not necessarily correlate to a final version or an amount. Actual wording and amounts will depend on agreements with Advertisers, products or brands seeking recommendations and other market factors as may be assessed by management.

For physical stores and restaurants, the Company offers signage to make patrons aware that they can be paid to tell their friends about their positive experience in the store or restaurant.

4

The main screen appears after a Creator enters the unique code the Company sent. The main screen enables each Creator to easily select brands, nearby restaurants, and stores that will pay the Thumzup Creator to post to friends and other followers about products and places recommended by the Creator on social media.

The main screen has seven main areas where the Creator can take action. There is a “hamburger” menu in the upper left to access administrative functions and there is a balance due to the Creator displayed on the upper right. Next, going down the screen there is a search bar, a map tool, a left to the right slider to select brands that will pay for posts, and an up and down slider to select locations nearby that will pay to post. The “hamburger” menu in the upper left gives the Creator access to change bank or payment information, to link to social media, and to invite friends. The balance due to the Creator number in the upper right has the total of monies pending and monies due but not yet transferred to the Creator.

5

When Creators select a brand or location tile from the main menu, the App enables them to take pictures of them enjoying the product or experience. The App then enables them to customize the caption that will be posted to social media. Once Creators submit the pictures and captions, they get uploaded and displayed on the social media account of those Creators.

Thumzup® inserts the tag required to disclose that the post is a paid promotion. If the Advertiser, has chosen to offer a discount code to the Thumzup Creator’s friends on social media, that discount code gets embedded in the post along with the offer.

When the Creator makes a new post, the post is reviewed by Thumzup on behalf of the Advertiser to assure that it meets community standards, does not include sexually explicit images or text, and that the post reflects the Advertiser in a commercially favorable light. For instance, if images are poorly lit or irrelevant to the brand, Creators may be sent text messages to the Creators giving them this feedback and explaining that the post is not due for payment.

When Creators want to receive the money they have earned they tap on the “PayMe!” selection on the App menu. The App then pays the Creator via online payment systems, such as Venmo or PayPal, the amount due from all screened posts made by that Creator.

The App enables the Creator to search for brands they like that will pay them to post. This is useful so that Thumzup® Creators can easily discover brands they like to post about. The App pays Creators to post about brands.

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In the Company’s opinion, paid posts from happy customers about how much they like an Advertiser’s goods or services offer attractive, compelling values to both Advertisers and Creators compared to traditional online advertising because those posts should yield higher response rates.

The Thumzup® system provides Advertisers with quality control by enabling the Advertiser to review posts to make sure that the posts meet community standards and are commercially useful to the Advertiser. This helps reduce the number of people who may try to game the system to otherwise not use it properly. Thumzup® Creators can opt-in to receive text message from brands. This opt-in opportunity is valuable to Advertiser brands because text messages have higher visibility to potential customers than emails.

The Thumzup® system enables “campaign spend” to be limited by a total dollar amount as determined by the Advertiser. Once the posts that the Advertiser has paid for have been posted and approved for payment, the campaign expires and the Advertiser incurs no additional cost until it chooses to increase the amount. It also enables the Advertiser to limit the number of posts made by an individual Creator by day, week, and month. The Company believes that this feature enables more efficient budgetary control while reducing unintended cost overruns. This feature may eliminate abuse or saturation by Creators who post more than what may be commercially valuable to Advertisers.

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Available Information:

Thumzup® is located at 11845 W. Olympic Blvd, Ste 1100W #13, Los Angeles, CA 90064. Our telephone number is (800) 403-6150 and our Internet website address is www.ThumzupMedia.com.

We file or furnish electronically with the U.S. Securities and Exchange Commission (“SEC”) annual reports on Form 10-K, quarterly reports on Form 10- Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. We make copies of these reports available free of charge through our investor relations website as soon as reasonably practicable after we file or furnish them with the SEC. These reports are also accessible through the SEC website at www.sec.gov. Information contained on or accessible through our website www.ThumzupMedia.com is not incorporated into, and does not form a part of, this Annual Report or any other report or document we file with the SEC, and any references to our websites are intended to be inactive textual references only.

Our Corporate Information

Thumzup Media Corporation is located at 11845 W. Olympic Blvd, Ste 1100W #13, Los Angeles, CA 90064. Our telephone number is (800) 403-6150 and our Internet website address is www.ThumzupMedia.com. We expect the website to enable the unattended onboarding of new customers in the second quarter of 2021.The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have applied for a trademark for “Thumzup.” We own the source code for the Thumzup applications on the iPhone iOS and the Android. We also own the source code for the “backend” system that administrates the Thumzup app, tracks payments and advertising campaigns.

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THE OFFERING

Common shares offered by us:	1,000,000 shares of common stock.

Assumed public offering price	between $5.00 and $7.00 per share

Over-allotment option(1)	We have granted the underwriters a 45-day option to purchase up to 150,000 additional shares of common stock, representing 15% of the shares sold in the offering. The purchase price to be paid per additional share will be equal to the public offering price per share of common stock.

Common stock outstanding before the offering(2)	7,741,731 shares of common stock.

Common stock to be outstanding after the offering(3)	8,741,731 shares of common stock. If the underwriter’s over-allotment option is exercised in full, the total number of shares of common stock outstanding immediately after this offering would be 8,891,731.

Use of proceeds	We intend to use the net proceeds of this offering for general corporate purposes. See “Use of Proceeds.”

Risk factors	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 11 before deciding to invest in our securities.

Proposed Nasdaq trading symbol	We intend to list our common stock on the Nasdaq under the symbol “TZUP”. This offering will not be consummated until we have received Nasdaq approval of our application.

Lock-ups	Our directors and executive officers and holders of 5% or more of our outstanding common stock, will agree with the underwriter not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock for a period of 180 days after the date of this prospectus. The Company will agree not to issue any shares of common stock or securities convertible into common stock, subject to certain exceptions, for a period of 6 months after the date of this prospectus without the consent of the underwriter. See “Underwriting.”

Underwriter’s Warrants	The Company has agreed to issue to Dawson James or its designees warrants to purchase up to a total of 5.0% of the shares of common stock sold in this offering, including the exercise of the over-allotment option, if any. Such warrants and underlying shares of common stock are included in this prospectus. The warrants are exercisable at $[_____] per share (125% of the public offering price per share of Common Stock) commencing on a date which is six (6) months from the effective date of the offering under this prospectus supplement and expiring on a date which is no more than five (5) years from the commencement of sales of the offering in compliance with FINRA Rule 5110.

(1)	Unless otherwise indicated, all information in this prospectus assumes no exercise by the underwriter of its option to purchase up to 150,000 additional shares of common stock to cover over-allotments, if any.

(2)	Based on shares of common stock outstanding on July 22, 2024, and excludes (i) 120,000 shares (or 150,000 shares if the Underwriter exercise its over-allotment in full) underlying the warrants we will issue to the Underwriter under this offering and (ii) options to purchase 1,028,000 shares of common stock at $5.00 per share which shall be awarded to officers and directors of the Company upon listing on a national stock exchange.

(3)	Based on an assumed public offering price between $5.00 and $7.00 per share of common stock (the price listed on the cover page of this prospectus).

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SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA

In the tables below, we provide you with our summary consolidated financial data for the periods indicated. We have derived the following summary of our condensed financial statements for the three months ended March 31, 2024 and 2023, and the balance sheet data as of March 31, 2024 and December 31, 2023, from our financial statements appearing elsewhere in this prospectus. The historical financial data presented below is not necessarily indicative of our financial results in future periods. You should read the summary consolidated financial data in conjunction with those financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with accounting principles generally accepted in the United States, or U.S. GAAP.

	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023
Selected Income Statement Data:
Operating Expenses	$2,521,078	$1,213,035
Loss from Operation	$(2,519,030)	$(1,210,614)
Net Loss	$(3,324,180)	$(1,504,681)
Net Loss per Common Share:
Basic	$(0.47)	$(0.24)
Fully Diluted	$(0.47)	$(0.24)
Cash Dividend per Common Share

	December 31, 2023	December 31, 2022
Selected Balance Sheet Data:
Cash and cash equivalents	$259,212	$1,155,343
Capitalized software costs	$142,614	$-
Total Assets	$415,187	$1,160,799
Accounts payable and accrued expenses	$65,680	$374,275
Shareholders’ Equity (Deficit)	$349,327	$786,524

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RISK FACTORS

An investment in our in our common stock involves a high degree of risk. The risks described below include all material risks to our company or to investors in this offering that are known to our company. You should carefully consider such risks before participating in this offering. If any of the following risks actually occur, our business, financial condition and results of operations could be materially harmed. As a result, should a trading market develop, as to which no assurance can be given, the trading price of our common stock could decline, and you might lose all or part of your investment. When determining whether to buy our common stock, you should also refer to the other information in this prospectus, including our financial statements and the related notes included elsewhere in this prospectus.

Risks Relating to Our Business

In addition to the other information in this Annual Report, you should carefully consider the following factors in evaluating us and our business. This Annual Report on Form 10-K contains, in addition to historical information, forward-looking statements that involve risks and uncertainties, some of which are beyond our control. Should one or more of these risks and uncertainties materialize or should underlying assumptions prove incorrect, our actual results could differ materially. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below, as well as those discussed elsewhere in this Form 10-K, including the documents incorporated by reference.

There are risks associated with investing in companies such as ours who are primarily engaged in research and development. In addition to risks which could apply to any company or business, you should also consider the business we are in and the following:

The Company is a recently formed company with an unproven business plan, has not yet established profitable operations and has generated minimal revenue.

The Company has principally funded its operations through the sale of equity and equity instruments, including sales of common stock of $1,573,891 and $587,863, net offering costs of $17,601 and $149,137, along with sales of preferred stock of $0 and $1,259,995, during the years ended December 31, 2023 and 2022, respectively. As the Company moves forward in developing its technology and commercializing the Thumzup® mobile application (the “Thumzup® App” or “App”), or as it responds to potential opportunities and/or adverse events, the Company’s working capital needs may change. Pending its ability to generate adequate cash flow, as to which no assurance can be given, the Company likely will continue to incur significant losses in the foreseeable future for various reasons, including unforeseen expenses, difficulties, complications, and delays, and other unknown events. As a result, the Company will require additional funding to sustain its ongoing operations and to continue its research and development activities. The Company cannot assure that its available funds will be sufficient to meet its anticipated needs for working capital and capital expenditures through any period of twelve months.

The Company’s ability to generate positive cash flow will be dependent upon its ability to recruit and retain Advertisers and Creators. The Company can give no assurances it will generate sufficient cash flows in the future to satisfy its liquidity requirements or sustain continuing operations, or that additional funding, if required, will be available when needed or, if available, on favorable terms.

The Company was formed in October 2020 and has not yet established profitable operations and has generated nominal revenue.

For the year ended December 31, 2023, we incurred a net loss available to shareholders of $3,324,180 primarily due to software research and development expenses of $513,088, marketing expenses of $855,270, professional and consulting expenses of $727,554, and general and administrative expenses of $395,624. For the year ended December 31, 2022, the Company incurred a net loss available to shareholders of $1,504,681, primarily due to software research and development expenses of $567,408, marketing expenses of $224,088, and general and administrative expenses of $418,940.

The Company expects to continue to incur losses from operations and negative cash flows, which raise substantial doubt about its ability to continue as a “going concern.”

The Company anticipates incurring additional losses until such time, if ever, it can obtain adequate Advertiser support and acceptance by Creators. Substantial additional financing will be needed to fund the Company’s development, marketing and sales activities and generally to commercialize its technology and develop brand support and Creator acceptance. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company will seek to obtain additional capital through the issuance of debt or equity financings or other arrangements to fund operations; however, there can be no assurance it will be able to raise needed capital under acceptable terms, if at all. The sale of additional equity may dilute existing shareholders and newly issued shares may contain senior rights and preferences compared to currently outstanding shares of Common Stock. Should the Company choose to issue debt in the future, such debt securities may contain covenants and limit the Company’s ability to pay dividends or make other distributions to shareholders. If the Company is unable to obtain such additional financing, future operations would need to be scaled back or discontinued. Due to the uncertainty in the Company’s ability to raise capital, the Company believes that there is substantial doubt as to its ability to continue as a going concern.

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The Company’s independent registered public accounting firm’s reports have raised substantial doubt as to its ability to continue as a “going concern.”

The Company’s independent registered public accounting firm indicated in its reports on the audited financial statements for the years ended December 31, 2023 and 2022, that there is substantial doubt about the Company’s ability to continue as a going concern. A “going concern” opinion indicates that the financial statements have been prepared assuming the business will continue as a going concern and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classification of liabilities that may result if the Company does not continue as a going concern. Therefore, prospective Investors should not rely on the Company balance sheet as an indication of the amount of proceeds that would be available to satisfy claims of creditors, and potentially be available for distribution to shareholders, in the event of liquidation. The presence of the going concern note to the Company’s financial statements may have an adverse impact on the relationships the Company is developing and plan to develop with third parties as it continues the commercialization of its products and could make it challenging and difficult for the Company to raise additional financing, all of which could have a material adverse impact on the business and prospects and result in a significant or complete loss of an investment.

There is no assurance that the Company will ever be profitable or that debt or equity financing will be available to it in the amounts, on terms, and at times deemed acceptable to the Company, if at all. The issuance of additional equity securities by the Company would result in a significant dilution in the equity interests of its Shareholders. Obtaining commercial loans, assuming those loans would be available, would increase the Company’s liabilities and future cash commitments. If the Company is unable to obtain financing in the amounts and on terms deemed acceptable to it, the Company may be unable to continue the business, as planned, and as a result may be required to scale back or cease operations, the results of which would be that shareholders would lose some or all of their investment. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

The Company may not generate sufficient cash flows to cover its operating expenses.

As noted previously, the Company has incurred operating losses since inception and expects to continue to incur losses as a result of expenses related to research and continued development of its technology, marketing expense, and corporate general and administrative expenses. The Company has principally funded its operations through the sale of equity and equity instruments, including sales of common stock of $1,573,891 and $587,863, net offering costs of $17,601 and $149,137, along with sales of preferred stock of $0 and $1,259,995, during the years ended December 31, 2023 and 2022, respectively.

As of December 31, 2023, the Company had total Shareholders’ equity of $349,327, an accumulated deficit of $5,691,803, and cash and cash equivalents of approximately $259,212. Although the Company had cash on hand of $259,212 as of December 31, 2023, there is no assurance that these funds will prove adequate beyond twelve months.

In the event that the Company is unable to generate sufficient cash from its operating activities or raise additional funds, it may be required to delay, reduce or severely curtail its operations or otherwise impede the Company’s on-going business efforts, which could have a material adverse effect on its business, operating results, financial condition and long-term prospects.

Security breaches and other disruptions could compromise the Company’s information and expose it to liability, which would cause its business and reputation to suffer.

In the ordinary course of the Company’s business, it may collect and store sensitive data, including intellectual property, proprietary business information, proprietary business information of its customers, including, credit card and payment information, and personally identifiable information of customers and employees. The secure processing, maintenance, and transmission of this information is critical to the Company’s operations and business strategy. As such, the Company is subject to federal, state, provincial and foreign laws regarding privacy and protection of data. Some jurisdictions have enacted laws requiring companies to notify individuals of data security breaches involving certain types of personal data and the Company’s agreements with certain customers require it to notify them in the event of a security incident. Evolving regulations regarding personal data and personal information, in the European Union and elsewhere, including, but not limited to, the General Data Protection Regulation (GDPR), and the California Consumer Privacy Act of 2018, especially relating to classification of IP addresses, machine identification, location data and other information, may limit or inhibit the Company’s ability to operate or expand its business. Such laws and regulations require or may require the Company or its customers to implement privacy and security policies, permit consumers to access, correct or delete personal information stored or maintained by the Company or its customers, inform individuals of security incidents that affect their personal information, and, in some cases, obtain consent to use personal information for specified purposes.

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The Company intends to take reasonable steps to protect the security, integrity and confidentiality of the information it collects, uses, stores, and discloses, and it takes steps to strengthen its security protocols and infrastructure, however, the Company’s information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance, or other disruptions. The Company also could be negatively impacted by software bugs or other technical malfunctions, as well as employee error or malfeasance. Advanced cyber-attacks can be multi-staged, unfold over time, and utilize a range of attack vectors with military-grade cyber weapons and proven techniques, such as spear phishing and social engineering, leaving organizations and users at high risk of being compromised. Any such access, disclosure, or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, regulatory penalties, a disruption of the Company’s operations, damage to its reputation, a loss of confidence in the Company’s business, early termination of its contracts and other business losses, indemnification of its customers, liability for stolen assets or information, increased cybersecurity protection and insurance costs, financial penalties, litigation, regulatory investigations and other significant liabilities, any of which could materially harm and adversely affect the Company’s business, revenues, and competitive position.

The Company is dependent on third parties to, among other things, maintain its servers, provide the bandwidth necessary to transmit content, and utilize the content derived therefrom for the potential generation of revenues.

The Company depends on third-party service providers, suppliers, and licensors to supply some of the services, hardware, software, and operational support necessary to provide some of its products and services. Some of these third parties do not have a long operating history or may not be able to continue to supply the equipment and services the Company desires in the future. If demand exceeds these vendors’ capacity, or if these vendors experience operating or financial difficulties or are otherwise unable to provide the equipment or services the Company needs in a timely manner, at its specifications and at reasonable prices, the Company’s ability to provide some products and services might be materially adversely affected, or the need to procure or develop alternative sources of the affected materials or services might delay its ability to serve its users. These events could materially and adversely affect the Company’s ability to retain and attract users, and have a material negative impact on its operations, business, financial results, and financial condition.

Because the Company does not intend to pay any cash dividends on its shares of common stock in the near future, shareholders will not be able to receive a return on their shares unless and until they sell them.

The Company intends to retain a significant portion of any future earnings to finance the development, operation and expansion of its business. The Company does not anticipate paying any cash dividends on its Common Stock in the near future. The declaration, payment, and amount of any future dividends will be made at the discretion of the Company Board of Directors, and will depend upon, among other things, the results of operations, cash flows, and financial condition, operating and capital requirements, and other factors as its Board of Directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend. Unless the Board of Directors determines to pay dividends, Shareholders will be required to look to appreciation of the Company’s Common Stock to realize a gain on their investment. There can be no assurance that this appreciation will occur.

The Company is dependent on key personnel.

The Company’s continued success will depend, to a significant extent, on the services of its Directors, executive management team, and key personnel. If one or more of these individuals were to leave, there is no guarantee the Company could replace them with qualified individuals in a timely or economically satisfactory manner or at all. The loss or unavailability of any or all of these individuals could harm the Company’s ability to execute its business plan, maintain important business relationships and complete certain product development initiatives, which would have a material adverse effect on its business, results of operations and financial conditions.

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The Company may not be able to successfully execute the business plan.

The Company is raising significant amounts of capital in order to scale its operations. This will allow the Company to expand its operations and continue to build out its business model. There is no guarantee that the Company will be able to achieve or sustain the foregoing within the anticipated timeframe, or at all - even though the Company’s Directors and Officers are industry professionals. The Company may exceed the budget, encounter obstacles in development activities, or be hindered or delayed in implementing the Company’s plans, any of which could imperil the Company’s ability to execute its business plan.

The Company is a new company with a brief operating history, no revenue and an untested business plan which may not be accepted in the markets in which it intends to operate.

The Company was formed in Nevada in October 2020 and will encounter difficulties, including unforeseen difficulties as an early-stage, pre-revenue company in establishing the credibility of its brand and service.

The Company will incur net losses in the foreseeable future if it is unable to anticipate market trends and match its service offerings to market patterns. The Company’s business strategy is unproven, and it may not be successful in addressing early-stage challenges, such as establishing the Company’s position in the market and developing effective marketing of its Thumzup® App. To implement its business plan, the Company will be required to obtain additional financing but cannot guaranty that such additional financing will be available.

The Company’s prospects must be considered highly speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business with an unproven business plan, specifically the risks inherent in developmental stage companies seeking to have mobile app users with limited number social media followers endorse products or services at a level that Advertisers will seek to fund and support. The Company expects to continue to incur significant operating and capital expenditures and, as a result, it expects significant net losses in the future. The Company cannot assure that it will be able to achieve positive cash flow operations or, if achieved, that positive cash can be maintained for any significant period, or at all.

Although the Company believes that its business strategy addresses an underserved but significant niche of market segment utilizing important Creators or consumers whom it defines as “micro-influencers,” the Company may not be successful in the implementation of its business strategy or its business strategy may not be successful, either of which will impede the Company’s development and growth. The Company’s business strategy involves attracting a large number of Creators who are active in social media and who are willing to make recommendations over the Thumzup® App with Advertisers who find the Company’s service cost effective in generating sales and market support. The Company’s ability to implement this business strategy is dependent on its ability to:

●	predict concerns of Advertisers;

●	identify and engage Advertisers;

●	convince a large number of end users to adopt the Thumzup® App;

●	establish brand recognition and customer loyalty; and

●	manage growth in administrative overhead costs during the initiation of the Company’s business efforts.

The Company does not know whether it will be able to successfully implement its business strategy or whether the Company’s business strategy will ultimately be successful. In assessing the Company’s ability to meet these challenges, a potential Investor should consider the Company’s lack of operating history and brand recognition, its focus on nano-influencer Creators, management’s relative inexperience, the competitive conditions existing in its industry and general economic conditions and consumer discretionary spending habits. The Company’s growth is largely dependent on its ability to successfully implement its business strategy. The Company’s revenue may be adversely affected if it fails to implement its business strategy or if the Company diverts resources to a business strategy that ultimately proves unsuccessful.

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The Company has not yet established brand identity and customer loyalty.

The Company believes that establishing and maintaining brand identity and brand loyalty is critical to attracting and retaining active users to the Thumzup® App program. In order to attract Thumzup® App Creators to the Company’s program quarter over quarter, the Company may need to spend substantial funds to create and maintain brand recognition among Thumzup® App users. If the Company’s branding efforts are not successful, its ability to earn revenues and sustain its operations will be materially impaired.

Promotion and enhancement of the Thumzup® App will also depend on the Company’s success in consistently providing high-quality, ease-of-use, fun-to-share products or recommended services to the Company’s App users. Since the Company relies on technology partners to provide portions of the service to its customers, if the Company’s suppliers do not send accurate and timely data, or if its customers do not perceive the products it offers as attractive or superior, the value of the Thumzup® brand could be harmed. Any brand impairment or dilution could decrease the attractiveness of Thumzup® to one or more of these groups, which could harm the Company’s business, results of operations and financial condition.

The Company cannot assure investors that the Thumzup® App will be accepted.

Anticipation of demand and market acceptance of service offerings are subject to a high level of uncertainty and challenges to implementation. The success of the Company’s service offerings primarily depends on the interest of Creators joining its service, as to which it cannot assure to prospective Investors. In general, achieving market acceptance for the Company’s services will require substantial marketing efforts and the expenditure of significant funds, the availability of which the Company cannot be assured, to create awareness and demand among customers. The Company has limited financial, personnel and other resources to undertake extensive marketing activities. Accordingly, no assurance can be given as to the acceptance of the Thumzup® App services or the Company’s ability to generate the revenues necessary to remain in business.

A better financed competitor may enter the marketplace, cause the Company’s market share or acceptance rates to plummet and adversely affect its ability to sustain viable operations.

While platforms are in operation for professional or large-scale influencers, to the Company’s knowledge no other company is currently offering Advertisers a scalable platform to activate everyday end-user micro-influencers who do not possess a large legion of followers. The success of the Company’s service offerings primarily depends on the interest of Creators and Advertisers joining its service, as opposed to a similar service offered by a competitor catering to celebrities or other large-scale influencers. If a direct competitor having greater human and cash resources enters the market targeting micro-influencers, the Company’s achieving market acceptance for the Thumzup® App may require additional marketing efforts and the expenditure of significant funds to create awareness and demand among customers. The Company has limited financial, personnel and other resources to undertake additional marketing activities. Accordingly, the Company may be unable to compete, its operations may suffer, and it may suffer greater losses.

Although the Company may own various intellectual property rights, these rights may not provide it with any competitive advantage.

The Company uses “Thumzup®” as a brand name, however it cannot assure prospective Investors that the services it sells, or that its brand name will not infringe on the intellectual property rights of others, or that the Company’s assertions of intellectual property rights will be enforceable or provide protection against competitive products or otherwise be commercially valuable. Moreover, enforcement of intellectual property rights typically requires time-consuming and costly litigation, and the Company cannot assure that others will not independently develop substantially similar products.

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The Company’s future financial results are uncertain and its operating results may fluctuate, due to, among other things, consumer trends, App user activity, competition, and changing social media behaviors.

As a result of the Company’s lack of operating history, it is unable to forecast market penetration or anticipated revenue and it has little historical financial data upon which to base planned operating expenses. The Company bases its current and future expense levels on its operating plans and estimates of future expenses. The Company’s expenses are dependent in large part upon expenses associated with its proposed marketing expenditures and related overhead expenses, and the costs of hiring and maintaining qualified personnel to carry out its respective services. Sales and operating results are difficult to forecast because they will depend on the growth of the Company’s customer base, changes in customer demands based on consumer trends, the degree of utilization of its advertising services as well as the mix of products and services sold by its Advertisers.

As a result, the Company may be unable to make accurate financial forecasts and adjust its spending in a timely manner to compensate for any unexpected revenue shortfall. This inability could cause the Company’s net losses in a given quarter to be greater than expected and could further cause continuing greater losses quarter over quarter.

The Company’s ability to succeed will depend on the ability of its management to control costs.

The Company has used reasonable commercial efforts to assess and predict costs and expenses based on the and restricted cash experience of its management. However, the Company has a limited operating history upon which to base predictions. Implementing its business plan may require more employees, equipment, supplies or other expenditure items than the Company has predicted. Similarly, the cost of compensating additional management, employees and consultants or other operating costs may be more than its estimates, which could result in sustained losses.

Key personnel of the Company do not devote full time to the affairs of the Company and could allocate their time and attention to other business ventures which may not benefit the Company.

The Company’s Officers and Directors may engage in other activities. Although there are none known to the Company, the potential for conflicts of interest exists among the Officers, Directors, and affiliated persons for future business opportunities that may not be presented to the Company. The Company’s Officers and Directors may have conflicts of interests in allocating time, services, and functions between the other business ventures in which those persons may be or become involved. The Company’s Officers and Directors however believe that the business will have sufficient staff, consultants, employees, agents, contractors, and managers to adequately conduct its business.

The Company’s Officers, Directors, and employees are entitled to receive compensation, payments and reimbursements, regardless of whether it operates at a profit or a loss.

Any compensation received by the Officers, management personnel, and Directors, and for the Company’s founders will be determined from time to time by the Board of Directors. The Company’s Officers, Directors and management personnel will be reimbursed for any out-of-pocket expenses incurred on their behalf.

Combination or “layering” of multiple risk factors may significantly increase the risk of loss on share of the Company’s common stock.

Although the various risks discussed in this prospectus are generally described separately, investors should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor may be significantly increased. In considering the potential effects of layered risks, an Investor should carefully review the descriptions of the shares.

Our business is sensitive to consumer spending, inflation and economic conditions.

Consumer purchases of discretionary retail items and restaurants may be adversely affected by national and regional economic, market and other conditions such as employment levels, salary and wage levels, the availability of consumer credit, inflation, high interest rates, high tax rates, high fuel prices, the threat of a pandemic or other health crisis (such as COVID-19) and consumer confidence with respect to current and future economic, market and other conditions. Consumer purchases may decline during recessionary periods or at other times when unemployment is higher or disposable income is lower. These risks may be exacerbated for retailers such as our Advertisers. Consumer willingness to make discretionary purchases may decline, may stall or may be slow to increase due to national and regional economic conditions. Our financial performance is particularly susceptible to economic and other conditions in regions or states where we have a significant presence. There remains considerable uncertainty and volatility in the national and global economy. Further or future slowdowns or disruptions in the economy, market and other conditions could adversely affect mall traffic and new mall and shopping center development and could materially and adversely affect us and our business strategy. We may not be able to sustain or increase our current net sales if there is a decline in consumer spending.

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A deterioration of economic conditions and future recessionary periods may exacerbate the other risks faced by our business, including those risks we encounter as we attempt to execute our business plans. Such risks could be exacerbated individually or collectively.

Russia’s Invasion of Ukraine may negatively impact our business.

On February 24, 2022, Russia launched an invasion of Ukraine which has resulted in increased volatility in various financial markets and across various sectors. The United States and other countries, along with certain international organizations, have imposed economic sanctions on Russia and certain Russian individuals, banking entities and corporations as a response to the invasion. The extent and duration of the military action, resulting sanctions and future market disruptions in the region are impossible to predict. Moreover, the ongoing effects of the hostilities and sanctions may not be limited to Russia and Russian companies and may spill over to and negatively impact other regional and global economic markets of the world, including Europe and the United States. The ongoing military action along with the potential for a wider or nuclear conflict could further increase financial market volatility and cause negative effects on regional and global economic markets, industries, and companies. It is not currently possible to determine the severity of any potential adverse impact of this event on the financial condition of any of the Company’s securities, or more broadly, upon the global economy.

Several of our outsourced developers are based in Pakistan and our product development could be impacted by conflict in the Middle East.

Pakistan’s economy is heavily dependent on exports and subject to high interest rates, economic volatility, inflation, currency devaluations, high unemployment rates and high level of debt and public spending. There is also the possibility of nationalization, expropriation or confiscatory taxation, security market restrictions, political changes, government regulation, a conflict with India, or diplomatic developments (including war or terrorist attacks), which could affect adversely the economy of Pakistan or the ability of the Company to continue developing its platform. As an emerging country, Pakistan’s economy is susceptible to economic, political and social instability; unanticipated economic, political or social developments could impact economic growth. Pakistan is also subject to natural disaster risk. In addition, recent political instability and protests in the Middle East have caused significant disruptions to many industries. Pakistan has recently seen elevated levels of ethnic and religious conflict, in some cases resulting in violence or acts of terrorism. Continued political and social unrest in these areas may negatively affect the Company.

Changes in Instagram, PayPal, Apple App Store, or Google Play Store policies could disrupt our business operations. In addition, our third-party service providers may decline to provide services due to their policies, or cease to provide services previously provided to us due to a change of policy.

We rely on the Apple App Store and the Google Play Store to distribute our mobile applications, PayPal and Venmo to pay our Creators, while Instagram is currently the sole channel through which Creators can make posts utilizing our platform. Should these third parties change policy or modify interpretations of existing policies, it may cause disruptions to our business and have a material adverse effect on our business and financial condition.

We rely on third-party internal and outsourced software to run our critical development and information systems. As a result, any sudden loss, disruption or unexpected costs to maintain these systems could significantly increase our operational expense and disrupt the management of our business operations.

We rely on third-party software to run our critical development and information systems. We also depend on our software vendors to provide long-term software maintenance support for our information systems. Software vendors may decide to discontinue further development, integration or long-term software maintenance support for our information systems, in which case we may need to abandon one or more of our current information systems and migrate some or all of our development and information systems, thus increasing our operational expense as well as disrupting the management of our business operations.

Cyber security breaches of our systems and information technology could adversely impact our ability to operate.

We need to protect our own internal trade secrets, work product for our clients, and other business confidential information from disclosure. We face the threat to our computer systems of unauthorized access, computer hackers, computer viruses, malicious code, organized cyber-attacks and other security problems and system disruptions, including possible unauthorized access to our and our clients’ proprietary or classified information.

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We rely on industry-accepted security measures and technology to maintain securely all confidential and proprietary information on our information systems. We have devoted and will continue to devote significant resources to the security of our computer systems, but they are still vulnerable to these threats. A user who circumvents security measures can misappropriate confidential or proprietary information, including information regarding us, our personnel and/or our clients, or cause interruptions or malfunctions in operations. Our industry has not been immune from organized cyber-attacks from persons seeking a ransom as a condition of releasing access to the firm’s computer systems. As a result, we can be required to expend significant resources to protect against the threat of these system disruptions and security breaches or to alleviate problems caused by these disruptions and breaches. Any of these events can damage our reputation and have a material adverse effect on our business, financial condition, results of operations and cash flows.

Risks Related to the Common Stock

There can be no assurance that our Common Stock will ever be approved for listing on a national securities exchange. Failure to develop or maintain an active trading market could negatively affect the value of our Common Stock and make it difficult or impossible for investors to sell their shares in a timely manner.

There is currently very limited trading of our Common Stock, and an active trading market may never develop. Our Common Stock is quoted on the OTCQB tier of the OTC Markets. The OTCQB tier of the OTC Markets is a thinly traded market and lacks the liquidity of certain other public markets with which some investors may have more experience. While we remain determined to work towards getting our securities listed on a national exchange, there can be no assurance that this will occur. As a result, we may never develop an active trading market for our securities which may limit our investors’ ability to liquidate their investments.

The Company is controlled by its Chairman/Board of Directors, Chief Executive Officer, President, and additional Officers of the Company.

The Company is reliant on the Directors and Officers for key operations. Officers and Directors currently own a majority of common shares outstanding. The Board, therefore, has complete control as to the direction of the Company. There is a disproportionate reliance on the Directors and Officers for the operation of the Company, and therefore a risk that the direction of the Company may change if the Board or Officers are unable to perform their duties as Directors and Officers.

The Company’s common stock price may be volatile, which could result in substantial losses to investors and litigation.

In addition to changes to market prices based on the Company’s results of operations and the factors discussed elsewhere in this “Risk Factors” section, the market price of and trading volume for the common stock may change for a variety of other reasons, not necessarily related to the Company’s actual operating performance. The capital markets have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of the Company’s common stock. In addition, the average daily trading volume of the securities of small companies can be very low, which may contribute to future volatility. Factors that could cause the market price of the Common Stock to fluctuate significantly include:

●	the results of operating and financial performance and prospects of other companies in the same industry;

●	strategic actions by the Company or its competitors, such as acquisitions or restructurings;

●	announcements of innovations, increased service capabilities, new or terminated customers or new, amended or terminated contracts by competitors;

●	the public’s reaction to Company press releases, other public announcements, and filings with the Securities and Exchange Commission;

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●	lack of securities analyst coverage or speculation in the press or investment community about the Company or market opportunities in the social media marketing industry;

●	changes in government policies in the United States and, as the Company’s international business increases, in other foreign countries;

●	changes in earnings estimates or recommendations by securities or research analysts who track the Company’s Common Stock or failure of the Company’s actual results of operations to meet those expectations;

●	market and industry perception of the Company’s success, or lack thereof, in pursuing its growth strategy;

●	changes in accounting standards, policies, guidance, interpretations or principles;

●	any lawsuit involving the Company, its services or its products;

●	arrival and departure of key personnel;

●	sales of common stock by the Company, its investors or members of its management team; and

●	changes in general market, economic and political conditions in the United States and global economies or financial markets, including those resulting from natural or man-made disasters.

Any of these factors, as well as broader market and industry factors, may result in large and sudden changes in the trading volume of the Company’s common stock and could seriously harm the market price of the common stock, regardless of the Company’s operating performance. This may prevent an Investor from being able to sell its shares at or above the price the investor paid for its shares of common stock, if at all. In addition, following periods of volatility in the market price of a company’s securities, shareholders often institute securities class action litigation against that company. The Company’s involvement in any class action suit or other legal proceeding could divert its senior management’s attention and could adversely affect the Company’s business, financial condition, results of operations and prospects.

The sale or availability for sale of substantial amounts of the Company’s common stock could adversely affect the market price of the common stock.

Sales of substantial amounts of shares of the Company’s common stock, or the perception that these sales could occur, could adversely affect the market price of the common stock and could impair the Company’s future ability to raise capital through common stock offerings. The Company’s Officers and Directors still beneficially own, collectively, a substantial percentage of the outstanding common stock. If one or more of them were to sell a substantial portion of the shares they hold, it could cause the Company’s stock price to decline.

The Company is controlled by a small group of existing shareholders, whose interests may differ from other shareholders. The Company’s Officers and Directors will significantly influence its activities, and their interests may differ from an investor’s interests as a shareholder.

The Company’s Officers and Directors still beneficially own, collectively, a substantial percentage of the outstanding common stock. Accordingly, these shareholders have had, and will continue to have, significant influence in determining the outcome of any corporate transaction or any other matter submitted for approval to the Company’s shareholders, including mergers, consolidations and the sale of assets, Director elections and other significant corporate actions. They will also have significant influence in preventing or causing a change in control of the Company. In addition, without the consent of these shareholders, the Company could be prevented from entering into transactions that could be beneficial to it. The interests of these shareholders may differ from an Investor’s interests as a shareholder, and they may act in a manner that advances their best interests and not necessarily those of other shareholders.

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The Company is an “emerging growth company” under the JOBS Act and it cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the Company’s common stock less attractive to investors.

The Company is an “emerging growth company,” as defined in the JOBS Act, and it expects to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, (i) being required to present only two years of audited financial statements and related financial disclosure, (ii) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, (iii) extended transition periods for complying with new or revised accounting standards, (iv) reduced disclosure obligations regarding executive compensation in periodic reports and proxy statements and (v) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. The Company has taken, and in the future may take, advantage of these exemptions until such time that it is no longer an “emerging growth company. As a result, the Company’s financial statements may not be comparable to companies that comply with public company effective dates. The Company cannot predict if investors will find its Common Stock less attractive because it relies on these exemptions. If some investors find the Company’s Common Stock less attractive as a result, there may be a less active trading market for the Common Stock and the price of the Common Stock may be more volatile.

The Company will remain an “emerging growth company” for up to five years, although it will lose that status sooner if its annual revenues exceed $1.07 billion, if it issues more than $1 billion in non-convertible debt in a three-year period, or if the market value of the Common Stock that is held by non-affiliates exceeds $700 million as of any June 30.

The Company’s disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

The Company is subject to the periodic reporting requirements of the Exchange Act, and will be required to maintain disclosure controls and procedures that are designed to reasonably assure that information required to be disclosed by the Company in reports it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified by the rules and forms of the SEC, and that such information is accumulated and communicated to management to allow timely decisions regarding required disclosure.

As a public company, the Company is also required to maintain internal control over financial reporting and to report any material weaknesses in those internal controls. Such internal controls are designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of a company’s annual or interim financial statements will not be prevented or detected on a timely basis.

If the material weaknesses in the Company’s internal controls are not fully remediated or if additional material weaknesses are identified, those material weaknesses could cause the Company to fail to meet its future reporting obligations, reduce the market’s confidence in its financial statements, harm the stock price and subject the Company to sanctions or investigations by the SEC or other regulatory authorities. In addition, the Company’s common stock may not be able to remain quoted on OTCQB or any other securities quotation service or exchange.

For as long as the Company is an “emerging growth company,” as defined in the JOBS Act, or a non-accelerated filer, as defined in Rule 12b-2 under the Exchange Act, the Company’s auditors will not be required to attest as to its internal control over financial reporting. If the Company continues to identify material weaknesses in its internal control over financial reporting, are unable to comply with the requirements of Section 404 in a timely manner, are unable to assert that its internal control over financial reporting is effective or, once required, the Company’s independent registered public accounting firm is unable to attest that its internal control over financial reporting is effective, investors may lose confidence in the accuracy and completeness of its financial reports and the market price of the Company’s common stock could decrease. The Company could also become subject to stockholder or other third-party litigation as well as investigations by the securities exchange on which the Company’s securities are listed, the SEC or other regulatory authorities, which could require additional financial and management resources and could result in fines, trading suspensions or other remedies.

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If equity research analysts do not publish research or reports about the company, or if they issue unfavorable commentary or downgrade its common stock, the market price of its common stock will likely decline.

The trading market for the Company’s common stock will rely in part on the research and reports that equity research analysts, over whom it has no control, publish about the Company and its business. The Company may never obtain research coverage by securities and industry analysts. If no securities or industry analysts commence coverage of the Company, the market price for its common stock could decline. In the event the Company obtains securities or industry analyst coverage, the market price of the common stock could decline if one or more equity analysts downgrade the common stock or if those analysts issue unfavorable commentary, even if it is inaccurate, or cease publishing reports about the Company or its business.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, in addition to historical information, forward-looking statements. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. The forward-looking statements are contained principally under the headings “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Use of Proceeds” and “Business.” Forward-looking statements include statements concerning:

●	our possible or assumed future results of operations;

●	our business strategies;

●	our ability to attract and retain customers;

●	our ability to sell products to customers;

●	our cash needs and financing plans;

●	our competitive position;

●	our industry environment;

●	our potential growth opportunities;

●	the effects of future regulation; and

●	the effects of competition.

All statements in this prospectus that are not historical facts are forward-looking statements. We may, in some cases, use terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions that convey uncertainty of future events or outcomes to identify forward-looking statements.

The outcome of the events described in these forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These important factors include our financial performance and the other important factors we discuss in greater detail in “Risk Factors.” You should read these factors and the other cautionary statements made in this prospectus as applying to all related forward-looking statements wherever they appear in this prospectus. Given these factors, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date on which the statements are made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we currently expect.

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USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $4.4 million (or approximately $5.1 million if the underwriter’s option to purchase additional shares of common stock is exercised in full) based on an assumed initial public offering price of $4.60 per share of common stock, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

Each $1.00 increase (decrease) in the assumed initial public offering price of $5.00 per share of common stock would increase (decrease) the net proceeds to us from this offering by approximately $0.92 million, assuming the number of shares of common stock offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase (decrease) of 100,000 shares of common stock offered by us would increase (decrease) the net proceeds to us from this offering by approximately $0.46 million, assuming the assumed initial public offering price of $5.00 per share of common stock remains the same.

We currently anticipate that we will use the net proceeds from this offering as follows:

●	approximately $1.00 million (22.7% of the net proceeds) to software development;

●	approximately $1.00 million (22.7% of the net proceeds) to advertising;

●	Approximately $1.25 million (28.4% of the net proceeds) to salaries and operational expenses; and

●	approximately $0.5 million (11.4% of the net proceeds) to professional services.

We cannot specify with certainty all of the particular uses for the remaining net proceeds to us from this offering. In addition, although from time to time, we may meet with and identify acquisition targets, we currently have no agreements or commitments with respect to material acquisitions or investments in other companies. Management will retain broad discretion in the allocation of the net proceeds of this offering. You will not have the opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use the proceeds.

DIVIDEND POLICY

We have not declared or paid any cash dividends on our common stock since our inception. We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Payment of future cash dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs, the requirements and contractual restrictions of then-existing debt instruments and other factors that our board of directors deems relevant.

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CAPITALIZATION

The following shows our cash and cash equivalents, our restricted cash and our capitalization as of December 31, 2023, on:

* an actual basis

** a proforma basis, giving effect to issuance of 1,000,000 shares of common stock at $5.00 and 50,000 shares of common stock at $0.001, par value per share.

	As of December 31, 2023
	Actual	Proforma	Proforma as Adjusted
Cash and cash equivalents	$259,212	$4,400.000	$4,659,212
Restricted cash	-
	$259,212	$4,400,000	$4,569,212

Total assets	$415,187	$4,400,000	$4,815,187

Common stock, $0.001 par value, 250,000,000 shares authorized 7,656,488 shares issued and outstanding as of December 31, 2023	$7,656	$1,050	$8,706
Additional Paid in Capital	6,033,331	4,998,950	11,032,281
Accumulated deficit	(5,691,803)	(600,000)	(6,291,803)
Total shareholders’ equity	349,327	4,400,000
Total Capitalization	$415,187	$4,400,000	$4,815,187

You should read the foregoing table in conjunction with our financial statements, including the related notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this prospectus.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the initial public offering price per share of our common stock and the pro forma as adjusted net tangible book value per share of our common stock immediately after this offering. Net tangible book value on December 31, 2023, was approximately $206,713, or $0.03 per share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding. Our net tangible book value per share as of December 31, 2023 was $4,606,713 and assuming shares in this offering are sold at $5.00 per share, purchasers in this offering will incur dilution of $4.48 per share.

The dilution is summarized in the following table:

Initial public offering price per share		$5.00
Estimated net tangible book value per share after conversion (1)
Estimated increase in tangible net book value per share attributable to the proceeds received in the offering (2)	$0.48
Estimated net tangible book value per share immediately after the offering		$0.52
Dilution between initial purchase price and the estimated book value per share immediately after the offering		$4.48
Dilution as a percentage of offering price		90%

(1) Based on [______] common stock shares
(2) Based on 1,050,000 common stock shares

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MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDERS MATTERS

Market for Common Stock

In February 2022, the Company was admitted to the Over-The-Counter Venture Market quotation system (OTCQB) under the symbol TZUP. On the Over-The-Counter Venture Market quotation system, any quotations that reflect interdealer prices, without retail mark-up, mark-down or commission may not necessarily represent actual transactions. We intend to list our common stock on the Nasdaq under the symbol “TZUP”. This offering will not be consummated until we have received Nasdaq approval of our application. There is currently very limited trading of our Common Stock, and an active trading market may never develop.

Holders

As of July 22, 2024, there were 306 stockholders of record. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of Common Stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our Common Stock is Securitize (Pacific Stock Transfer), located at 6725 Via Austi Pkwy Suite 300, Las Vegas, NV 89119.

Securities authorized for issuance under equity compensation plans

2024 Equity Stock Option Plan

Our 2024 Equity Stock Option Plan the (“Plan”) governs equity awards to our employees, directors, consultants and other eligible participants that the Committee deems appropriate. The plan reserves a total of 2,000,000 shares of common stock. No single participant may receive more than 25% of the total Options awarded in any single year. The maximum period during which an Option may be exercised shall be ten (10) years from the date such Option was granted.

Employment Agreements

Robert Steele, Executive Employment Agreement

On May 30, 2024, the Company and Mr. Steele entered into an Executive Employment Agreement, which, among other things, employs Mr. Steele as the Chief Executive Officer of the Company. Effective upon the listing of the Company’s common stock on a national stock exchange, Mr. Steele will be paid a salary of $168,000 in periodic installments in accordance with the Company’s customary payroll practices and applicable wage payment and withholdings laws and requirements. Additionally, the Executive’s Base Salary will increase from $168,000 to $250,000, effective upon the Company’s achievement of $100,000 net monthly ad revenue from Thumzup advertisers for paid posters for twelve consecutive months, (ii) the Executive’s Base Salary will increase to $350,000 upon the Company achieving $250,000 in net monthly ad revenue from Thumzup advertisers for paid posters for twelve consecutive months, and (iii) effective upon the Company’s receipt of an aggregate of $800,000 in net monthly ad revenue from Thumzup advertisers for paid posters for twelve consecutive months, the Base Salary will increase to $500,000.The Company shall pay Executive a past performance bonus of $50,000 within 5 days of up-listing to a national stock exchange (CBOE, Nasdaq, NYSE), provided that Executive is employed by the Company at the time of the up-listing.

Isaac Dietrich, Executive Employment Agreement

On May 30, 2024, the Company and Mr. Dietrich entered into an Executive Employment Agreement, which, among other things, employes Mr. Dietrich as the Chief Financial Officer of the Company effective upon the listing of the Company’s common stock on a national stock exchange. Mr. Dietrich will be paid a salary of $168,000 in periodic installments in accordance with the Company’s customary payroll practices and applicable wage payment and withholdings laws and requirements. Additionally, the Executive’s Base Salary will increase from $168,000 to $250,000, effective upon the Company’s achievement of $100,000 net monthly ad revenue from Thumzup advertisers for paid posters for twelve consecutive months, (ii) the Executive’s Base Salary will increase to $250,000 upon the Company achieving $250,000 in net monthly ad revenue from Thumzup advertisers for paid posters for twelve consecutive months, and (iii) effective upon the Company’s receipt of an aggregate of $800,000 in net monthly ad revenue from Thumzup advertisers for paid posters for twelve consecutive months, the Base Salary will increase to $350,000. The Company shall pay Executive a past performance bonus of $25,000 within 5 days of up-listing to a national stock exchange (CBOE, Nasdaq, NYSE), provided that Executive is employed by the Company at the time of the up-listing.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes to those statements included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations related to future events and our future financial performance that involve risks, uncertainties and assumptions, such as statements regarding our intentions, plans, objectives, expectations, forecasts and projections. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under the section titled “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements. Please also see the section titled “Special Note Regarding Forward-Looking Statements.”

Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission (“SEC”), we are under no obligation to publicly update or revise any forward-looking statements, whether as a result of any new information, future events or otherwise. Investors, potential investors and other readers are urged to consider the above-mentioned factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results or performance.

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INTRODUCTION

Thumzup Media Corporation (“Thumzup” or “Company”) was incorporated on October 27, 2020, under the laws of the State of Nevada, and its headquarters is located in Los Angeles. The Company’s primary business is software as a service provider dedicated to connecting businesses with consumers and allowing the business to incentivize consumers to post about their experience on social media. Thumzup mission is to democratize social media marketing by connecting advertisers with non-professional people, who can be paid for their posts about products and services they love through its technology which utilizes a proprietary mobile app (“App”). The App generates scalable word-of-mouth product posts and recommendations for advertisers on social media and is designed to connect advertisers with individuals who are willing to promote their products online.

The Thumzup App enables users to select a brand they want to post about on social media. Once the Thumzup user selects the brand and takes a photo (using the App), the App will post the photo and a caption to the user’s social media account(s). As of the date of this filing, Instagram is the Company’s initial social media platform that is being used, due to its wide acceptance and its great functionality using photographs. The Company expects to add other social media platforms in the future. For the advertiser, the Thumzup system enables brands to get real people to promote products to their friends, rather than displaying banner ads that consumers now mostly ignore, or contracting with expensive professional influencers. The Company has recorded nominal revenues during the first nine months of 2023 and continues with the development of enhancements to its App and marketing efforts.

The Company is an “emerging growth company” as that term is used in the Jumpstart our Business Startups Act of 2012, and as such, has elected to comply with certain reduced public company reporting requirements.

Emerging Growth Company

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

(a)	the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1.235 billion (as such amount is indexed for inflation every five years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;
(b)	the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;
(c)	the date on which such issuer has, during the previous three-year period, issued more than $1.0 billion in nonconvertible debt; or
(d)	the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’

The Section 107 of the JOBS Act provides that we may elect to utilize the extended transition period for complying with new or revised accounting standards and such election is irrevocable if made. As such, we have made the election to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

OVERVIEW

We were formed in October 2020 and have not yet established profitable operations. For the year ended December 31, 2023, we incurred a net loss of $3,384,380, primarily due to software research and development expenses of $513,088, marketing expenses of $855,270, professional and consulting expenses of $727,554, and general and administrative expenses of $395,624. For the year ended December 31, 2022, we incurred a net loss of $1,504,681, primarily due to software research and development expenses of $567,408, marketing expenses of $224,088, and general and administrative expenses of $418,940.

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GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company was only recently formed, has not yet established profitable operations and has incurred losses since inception. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise additional funds not provided by operations through loans or through sales of its common stock. There is no assurance that the Company will be successful in raising this additional capital or in achieving profitable operations. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

The Company is a software and services company that relies primarily on equity funding for its operations. The Company generated its first revenues during December 2021. As of December 31, 2023 and 2022, the Company had a cash balance of $259,212 and $1,155,343, respectively. The Company used $2,326,523 and $1,083,960 in cash for operating activities during years ending December 31, 2023 and 2022, respectively. The Company expects that it will need to raise additional funding and manage expenses in order to continue as a going concern. No assurances can be given that it will be able to raise funds on acceptable terms or at all.

RESULTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2023 and 2022

	For the Fiscal Year ended
	31-Dec-23	31-Dec-22	$ Change	%Change
Revenues	$2,048	$2,421	$(373)	(15.41)%

Operating Expenses	2,521,078	1,213,035	1,308,043	107.83%

Loss from Operations	(2,519,030)	(1,210,614)	(1,308,416)	108.08%

Other Income (Expense)	(805,150)	(294,067)	(511,083)	173.80%

Net Income (Loss) Applicable to Common Stockholders	$(3,324,180)	$(1,504,681)	$(1,819,499)	120.92%

Revenues

The Company generated revenues of $2,048 and $2,421 for the years ended December 31, 2023 and 2022, respectively, a decrease of $373.

Operating expenses

For the years ended December 31, 2023 and 2022, the Company incurred operating expenses of $2,521,078 and $1,213,035, respectively, an increase of $1,308,043. The increase in operating expenses was caused by costs of revenues decreasing by $295 from $439 during the year ended December 31, 2022 to $144 during the year ended December 31, 2023, marketing expenses increasing $631,182 from $224,088 during the year ended December 31, 2022 to $855,270 during the year ended December 31, 2023, general and administrative expenses decreasing $23,316 from $418,940 during the year ended December 31, 2022 to $395,624 during the year ended December 31, 2023, depreciation and amortization expenses increasing $27,238 from $2,160 during the year ended December 31, 2022 to $29,398 during the year ended December 31, 2023, an increase in professional and consulting of $727,554 from $0 during the year ended December 31, 2022 to $727,554 during the year ended December 31, 2023, offset in part by a decrease in software research development expenses of $54,320 from $567,408 during the year ended December 31, 2022 to $513,088 during the year ended December 31, 2023.

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Net Loss from operations

The Company realized a net loss from operations of $2,519,030 and $1,210,614 for the years ended December 31, 2023, and 2022, respectively, an increase of $1,308,416 for the reasons stated above.

Other expenses

For the years ended December 31, 2023, and 2022, the Company had $73,498 and $25,865 in interest expense primarily related to liquidated damages and debt notes, respectively. For the years ended December 31, 2023, and 2022, the Company had a liquidated damages expense of $731,652 and $268,202, respectively.

Net Loss applicable to common shareholders

The Company realized a net loss applicable to shareholders of $3,324,180, and $1,504,681 for the years ended December 31, 2023, and 2022, respectively, an increase of $1,819,499 for the reasons stated above.

Liquidity and capital resources

As of December 31, 2023, and 2022, the Company had cash in the amount of $259,212 and $1,155,343, respectively. As of December 31, 2023, and 2022, the Company had stockholders’ equity of $349,327 and $786,524, respectively.

The Company’s accumulated deficit was $5,691,803 and $2,367,623 as of December 31, 2023 and 2022, respectively.

The Company used net cash in operations of $2,326,523 and $1,083,960 for the years ending December 31, 2023 and 2022, respectively.

Net cash used in investing activities for years ending December 31, 2023 and 2022 was $176,499 and $0, respectively, used to purchase computer equipment.

Net cash provided by financing activities was $1,606,891 net of offering costs of $17,601 for the year ended December 31, 2023 comprised of $33,000 from subscription receivable and $1,591,492 from the sale of common stock. Net cash provided by financing activities was $1,814,858 for the year ended December 31, 2022, comprised of proceeds from the sale of common and preferred stock of approximately $737,000 and $1,260,000, respectively, offset by costs incurred for equity sales of $149,137 and subscriptions receivable of $33,000.

Recent Developments

The Company recently raised $805,000 in a Series B Preferred offering during the period March - May 2024. Each share of Series B Preferred cost $50 and initially converts into 10 shares of common stock and pays a 10% dividend on a quarterly basis and has downside price protection. Once the company up-lists on a National Stock Exchange, the Series B Preferred converts at a 20% discount to the price of the offering in this S-1 and the downside price protections are eliminated. There is a call provision that goes into effect six (6) months from the listing on a National Exchange, that if the common stock trades at a 100% premium to the conversion price for 10 days or more, the Company can force the conversion of the Series B Preferred into common stock. The Company has agreed to pay the costs of Rule 144 legal opinions for the holders of the Series B Preferred.

Regulation A+ Offering

The Company recently conducted an offering under Regulation A+, pursuant to an Offering Statement on Form 1-A/A filed on December 23, 2022 and qualified on January 9, 2023, through which the Company sold 424,144 shares for aggregate proceeds of $1,732,869, net offering expenses of $19,539.

Inflation

The Company’s results of operations have not been affected by inflation and management cannot predict the impact, if any, inflation might have on its operations in the future.

BUSINESS

Overview

General

As used herein, “we,” “us,” “our,” the “Company,” “Thumzup®,” means Thumzup® Media Corporation unless otherwise indicated. Thumzup® operates in a single business segment which is social media marketing. Thumzup® has a mobile iPhone and Android applications called “Thumzup®” that connects brands and people who use and love these brands. For the advertiser, Thumzup® incentivizes ordinary everyday people to become paid content creators and post authentic valuable posts on social media about the advertiser and its products.

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The Company was incorporated on October 27, 2020, under the laws of the State of Nevada. Its headquarters are located in Los Angeles, CA. The Company has never been the subject of any bankruptcy or receivership. The Company has never engaged in any material reclassification, merger, or consolidation of the Company. The Company has not acquired or disposed of any material amount of assets except in the normal course of business.

In February 2022, the Company was admitted to the Over-The-Counter Venture Market quotation system (OTCQB) under the symbol TZUP, and very limited trading has occurred on the OTCQB. We intend to list our common stock on the Nasdaq under the symbol “TZUP”. This offering will not be consummated until we have received Nasdaq approval of our application. There is currently very limited trading of our Common Stock, and an active trading market may never develop.

Thumzup® Products and Services

The Company operates in a single business segment which is social media marketing and advertising. The Thumzup® App works on both iPhone and Android mobile operating systems and connects brands and people who use and love these brands. For the Advertiser, Thumzup® incentivizes ordinary people to become paid content Creators and post authentic valuable posts on social media about the Advertiser and its products.

The Company seeks to capitalize on nationwide-wide gig economy and business democratization trends. Immense value and opportunity have been created through the democratization of ride sharing, hospitality, finance and other industries. The Thumzup® tools are designed to facilitate this democratization trend for the consumer and the Advertiser within the online marketing and advertising space.

The Company has built the technology to support an influencer and “gig” economy community around its Thumzup® App. This technology and community are designed to generate scalable authentic product posts and recommendations for advertisers on social media. It is designed to connect advertisers with individuals who are willing to tell their friends about the advertisers’ products online and offline.

Social Media Marketing Software Technology

The Thumzup® mobile App enables Creators, to select from brands advertising on the App and get paid to post about the advertiser on social media. Once the Thumzup® Creator selects the brand and takes a photo using the Thumzup® App, the Thumzup® App posts the photo and a caption to the Creator’s social media accounts. The advertiser then reviews and approves the post for payment and the Creator can cash out whenever they choose through popular digital payment systems. For the advertiser, the Thumzup® system enables brands to get real people to promote their products to their friends. In 2023, $148 billion was spent on digital display ads in the United States and while 43% of marketers consider display ads to be the least effective channel, 84% of marketers were still investing in them(1). We feel this demonstrates a significant need among advertisers for new methods of messaging to potential customers. We believe Thumzup’s ability to scale brand messages from the general population on social media could be part of addressing this substantial need in the market.

A recent Nielsen report found 81% of consumers believe friends and family are the most reliable sources of information about products(2). According to a Emplifi article, 64% of millennials recommend a product at least once a month(3), and according to a 2019 Morning Consult survey, 86% of Gen Z and millennials would post content for monetary compensation(4). Further, according to a 2020 IZEA Insights Study, 67% of social media consumers aspire to be paid social media influencers(5). According to a 2023 Bankrate, 48% of social media users have impulsively purchased a product seen on social media(6). Lastly, 85% of Gen Z says social media impacts purchase decisions according to a 2023 Retail Dive Survey(7).

The average American adult spent 7 hours and 58 minutes per day using digital media in 2020 according to a 2020 eMarketer Report(8). The amount of daily usage has increased significantly since 2019, again according to an eMarketer Report(8),, and the Company believes such usage will continue to accelerate. The Company empowers businesses that want to interact with these Creators and provides tools and data so they can increase consumer awareness and expand their customer bases.

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In the past decade, social media platforms like Instagram, Facebook, Twitter, Pinterest, and TikTok have achieved mass worldwide consumer acceptance and created hundreds of billions of dollars in shareholder value. This worldwide viral growth demonstrates that compelling new social media platforms which present the right combination of experience and value, will attract Creators who will invest significant amounts of time on the platforms.

The Company is an early-stage entity building a new real-time platform which enables Advertisers to pay their customers and fans cash for their positive social media posts about their products and services, which in turn supports those people who earn money from various gig economy opportunities. The Company believes that acceptance of its App and subsequent revenue growth can be driven by empowering everyday people to make money by posting about brands and services that they already find enjoyable and attractive on social media. The Company believes that the Thumzup® App is a conduit for Advertisers to connect directly with consumers. The Company will need to secure enough advertisers to make the App an attractive platform for adoption and scalability, and to ensure that the platform is interesting enough for the Creators to return to on a regular basis. No assurance can be given that the Company will be able to achieve these results.

(1)	https://meetanshi.com/blog/display-advertising-statistics/)
(2)	https://www.nielsen.com/news-center/2015/still-recommended-by-friends-and-relatives-the-most- authentic-advertising-according-to-consumers-the-most-trusted-on-brand-websites/
(3)	https://emplifi.io/resources/blog/the-user-generated-content-stats-you-need-to-know?utm_source=pixlee.com
(4)	https://morningconsult.com/wp-content/uploads/2019/11/The-Influencer-Report-Engaging-Gen-Z-and-Millennials.pdf
(5)	https://www.cnn.com/business/newsfeeds/globenewswire/7812666.html
(6)	https://www.bankrate.com/personal-finance/social-media-survey/
(7)	https://www.retaildive.com/news/generation-z-social-media-influence-shopping-behavior-purchases-tiktok- instagram/652576/
(8)	https://www.emarketer.com/content/us-time-spent-with-media-2021-update

The Industry - Social Media Marketing and Advertising

The Company believes that it is developing a new form of social media marketing that does not currently exist, therefore existing descriptions of market size and penetration are not directly applicable. As Thumzup® matures, the Company believes there will be other competitors in this new market of paying non-professional advocates to tell their friends about products they love on social media at the point-of-sale. The closest existing market that is similar to Thumzup’s market is the rapidly growing subset of online advertising called “influencer marketing.” More than 75% of brands have a dedicated budget for influencer marketing according to a 2022 Harvard Business Review Study (9). As social media influencers become more plentiful and proven, advertising spending has increased in this space. According to Allied Research, the influencer marketing market generated $16.5 billion in 2022 and is estimated to reach $199.6 billion by 2032, exhibiting a CAGR of 28.6% from 2023 to 2032(10). Influencer marketing is new but it is here to stay, Harvard Business Review did a study to prove this and stated “the strategy can in fact yield positive ROI(9).”

Most existing paid influencer marketing platforms were designed for professional and semi-professional online personalities. Some of these platforms have expanded to accommodate “micro-influencers” - people with 5,000 to 30,000 social media followers. In the Company’s opinion, none of these influencer platforms has entered the public consciousness and found mass adoption.

The Company has designed Thumzup® “from the ground up” to make it easy for brands and service providers to activate people who are not professional influencers but who are passionate about the products, services, or establishments they enjoy or frequent and then are willing to relate those experiences to their friends and other social media followers. The Company has designed the Thumzup App and Advertiser dashboard with “Apple-style” simplicity and intuitive features to make participation by all individuals seamless with their existing use of social media.

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The Company’s first product-Thumzup® App

The Company operates in a single business segment, which is social media marketing. The Company’s mobile iPhone and Android applications called “Thumzup®” connects brands, products, and services to the people who use and love these brands, products, and services. For Advertisers, Thumzup® activates real people to post real product reviews and testimonials on social media with the intention of enhancing brand awareness and reaching targeted consumers more directly and effectively while driving profitable traffic to the Advertisers’ products and services.

The Company is building an influencer and gig economy community around the Thumzup® mobile App that will generate scalable authentic product posts and recommendations for Advertisers on social media and create a technology platform making person-to-person advertising easy, cost-effective, and scalable. The App and Advertiser dashboard are designed to connect Advertisers with individuals who are willing to promote their products and services online and offline.

(9)	https://hbr.org/2022/11/does-influencer-marketing-really-pay-off
(10)	https://www.prnewswire.com/news-releases/influencer-marketing-market-to-reach-199-6-billion-globally- by-2032-at-28-6-cagr-allied-market-research-301987451.html

Social Media Marketing Software Technology

The Company’s Services

The Thumzup® mobile App enables Creators to select from brands advertising on the App and get paid to post about the Advertiser on social media. Once the Thumzup® Creator selects the brand and takes a photo using the Thumzup® App, the Thumzup® App posts the photo and a caption to the Creator’s social media accounts. The Advertiser then reviews and approves the post for payment and the Creator can cash out whenever they choose through popular digital payment systems. For the Advertiser, the Thumzup® system enables brands to get the general public who are not professional influencers to promote their products and services to their friends, rather than display ads which marketers realize are less effective.

With the Thumzup® App, the Company is targeting and signing up the general public and gig economy workers who like specific brands and present them with opportunities to be paid for posting about the brands on social media. The Company believes that its management team has the sales relationships, legal, and technology expertise for its current level of development. The Company will need to add additional staff to rapidly grow the business. All source code, development work, and intellectual property performed under independent development or employment contracts paid for by the Company are assigned to and owned by Thumzup®.

Intellectual Property

The Company owns the copyrights to the source code for the Thumzup® App on the iPhone iOS and Android operating mobile operating systems as used on the majority of mobile phone and tablet devices. The Company also owns the source code for the “backend” system that administrates the Thumzup® App, tracks payments and advertising campaigns.

The Thumzup® thumb logo “ ” is a registered trademark owned by Thumzup® Media Corporation, Reg. No. 6,842,424, registered Sep. 13, 2022. On April 13, 2021, the Company filed a trademark application ser. No. 90642789 with the U.S. Patent and Trademark Office (“USPTO”) for the word mark THUMZUP, which was granted registration on June 21, 2022, resulting in reg. no. 6764158. Also on April 13, 2021, the Company filed a trademark application ser. No. 90642848 for the Thumzup® logo, featuring a stylized hand with an upwardly extended thumb. Meta Platforms, Inc. (which owns and operates Facebook and Instagram) initially filed opposition to the logo on June 30, 2022. Thumzup® agreed to not use the logo as a reaction to a post and Meta Platforms, Inc. subsequently withdrew their opposition on August 5, 2022 and it was dismissed without prejudice.

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Business Model

Advertisers purchase an ad campaign on the Thumzup® advertiser dashboard website. Once the Advertiser approves a post for payment, the platform facilitates the payment to Creators’ a monetary amount per screened post which may range from $1.00 to $1,000.00. The Thumzup® platform enables the Advertiser to screen posts so that the Advertiser only pays for posts that are commercially valuable and rewards Creators for posts that have images and text that represent the Advertiser in a positive manner.

Per Post Fee. Thumzup® Advertisers are charged a “Per Post Fee.” By way of illustration, an Advertiser that buys 100,000 posts from Thumzup®, to pay out $10 per post to Thumzup® Creators, would purchase the posts for $13.00 each or $1,300,000. The Creators in this illustration would receive a total of $1,000,000 and Thumzup® would retain $300,000 for its services. The Thumzup® platform would facilitate 100,000 posts for the Advertiser from Thumzup® Creators sharing with their friends about their endorsed products on social media.

Value Proposition

The Thumzup® App is designed to generate scalable social media authentic social media content for Advertisers. It is designed to connect Advertisers with individuals who are willing to authentically promote their products online. The Company envisions that many gig economy workers will be ideal candidates to become Creators posting on Thumzup®. Imagine a gig economy driver waiting for their next fare who takes a moment to post about the good experience they had at their lunch spot where they are waiting. Imagine a gig economy worker on a laptop at a coffee shop doing a graphic design project from a gig economy site who takes a moment to post about the coffee shop where they are working on Thumzup®. The Company believes that Thumzup® can readily provide extra income for this existing pool of gig economy workers. The Company believes these gig economy workers will be able to provide quality Thumzup® posts on social media for which Advertisers will be willing to pay.

The Thumzup® App can also facilitate digital word of mouth recommendations of products and services from people who do not need to make extra money doing gigs, who are in fact quite affluent. The Company believes that many people who are well off may also use the App to recommend products and services to their network of friends on social media, many of whom may also be affluent.

Key Metrics as of May 10, 2024

Thumzup has had paid out on 19,182 approved posts to 1,127 Thumzup users regarding 223 advertisers since inception.

Thumzup advertisers have grown by a 148% CAGR since May 10, 2023 .

Since May 10, 2023, the reach of the last 15,605 posts was 25,784,957 followers. Many of these campaigns were promotional campaigns but at list price this would have been $0.006 per reach, which is below many citations for other leading social media advertising costs.

The average number of followers for an individual Thumzup user since May 10, 2023 has been about 1,600. Many users with tens of thousands of followers posted about our advertisers, including one with more than 600,000 followers. We find that even though we are targeting the general public, in aggregate a Thumzup campaign can reach an average of more than 1,600 followers per post. So, a Thumzup campaign combines the high trust factor of the general public with less followers and also draws in some professional influencers who post because they like the product at a lower cost per post than if they were hired as an influencer.

Regulatory Compliance

The Federal Trade Commission regulates and requires certain disclosures by social media influencers, specifying when disclosure is required, and how the disclosure should be presented. These rules are codified in the Code of Federal Regulations, 16 CFR Part 255. Specifically, the FTC requires that influencers disclose any financial, employment, personal, or family relationship with a brand. Influencers must disclose financial relationships and consideration paid including any money, discounted products or other benefits paid to the influencer. Creators on the Thumzup® platform are being paid to post about Thumzup® advertisers. Thumzup® puts #ad in each post made on its platform to disclose that the creator has been paid to make the post.

The Company does not believe its compliance with existing FTC regulations will have a material effect on capital expenditures, earnings and competitive position of the Company and its subsidiaries, for the current fiscal year and any other material future period.

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Thumzup® App Workflow

For direct-to-consumer (“DTC”) brands, a customer might get a postcard in the box upon receiving a purchase in the mail. A postcard would inform the customer about the opportunity to get cashback by sharing a picture of the purchase with friends on social media. If the Creator takes a picture of the postcard, a link to download the Thumzup® App will appear on the customer’s phone. The illustration to the left and those below are intended as examples only and will not necessarily correlate to a final version or an amount. Actual wording and amounts will depend on agreements with Advertisers, products or brands seeking recommendations and other market factors as may be assessed by management.

For physical stores and restaurants, the Company offers signage to make patrons aware that they can be paid to tell their friends about their positive experience in the store or restaurant.

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The main screen appears after a Creator enters the unique code the Company sent. The main screen enables each Creator to easily select brands, nearby restaurants, and stores that will pay the Thumzup Creator to post to friends and other followers about products and places recommended by the Creator on social media.

The main screen has seven main areas where the Creator can take action. There is a “hamburger” menu in the upper left to access administrative functions and there is a balance due to the Creator displayed on the upper right. Next, going down the screen there is a search bar, a map tool, a left to the right slider to select brands that will pay for posts, and an up and down slider to select locations nearby that will pay to post. The “hamburger” menu in the upper left gives the Creator access to change bank or payment information, to link to social media, and to invite friends. The balance due to the Creator number in the upper right has the total of monies pending and monies due but not yet transferred to the Creator.

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When Creators select a brand or location tile from the main menu, the App enables them to take pictures of their enjoying the product or experience. The App then enables them to customize the caption that will be posted to social media. Once Creators submit the pictures and captions, they get uploaded and displayed on the social media account of those Creators.

Thumzup® inserts the tag required to disclose that the post is a paid promotion. If the Advertiser, has chosen to offer a discount code to the Thumzup Creator’s friends on social media, that discount code gets embedded in the post along with the offer.

When the Creator makes a new post, the post is reviewed by Thumzup on behalf of the Advertiser to assure that it meets community standards, does not include sexually explicit images or text, and that the post reflects the Advertiser in a commercially favorable light. For instance, if images are poorly lit or irrelevant to the brand, Creators may be sent text messages to the Creators giving them this feedback and explaining that the post is not due for payment.

When Creators want to receive the money they have earned they tap on the PayMe! selection on the App menu. The App then pays the Creator via online payment systems, such as Venmo or PayPal, the amount due from all screened posts made by that Creator.

The App enables the Creator to search for brands they like that will pay them to post. This is useful so that Thumzup® Creators can easily discover brands they like to post about. The App pays Creators to post about brands.

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In the Company’s opinion, paid posts from happy customers about how much they like an Advertiser’s goods or services offer attractive, compelling values to both Advertisers and Creators compared to traditional online advertising because those posts should yield higher response rates.

The Thumzup® system provides Advertisers with quality control by enabling the Advertiser to review posts to make sure that the posts meet community standards and are commercially useful to the Advertiser. This helps reduce the number of people who may try to game the system to otherwise not use it properly. Thumzup® Creators can opt-in to receive text message from brands. This opt-in opportunity is valuable to Advertiser brands because text messages have higher visibility to potential customers than emails.

The Thumzup® system enables “campaign spend” to be limited by a total dollar amount as determined by the Advertiser. Once the posts that the Advertiser has paid for have been posted and approved for payment, the campaign expires and the Advertiser incurs no additional cost until it chooses to increase the amount. It also enables the Advertiser to limit the number of posts made by an individual Creator by day, week, and month. The Company believes that this feature enables more efficient budgetary control while reducing unintended cost overruns. This feature may eliminate abuse or saturation by Creators who post more than what may be commercially valuable to Advertisers.

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Financing Plan

The Company has historically primarily raised funds through the sale of common stock at a fixed price. The Company recently conducted an offering under Regulation A+, pursuant to an Offering Statement on Form 1-A/A filed on December 23, 2022 and qualified on January 9, 2023, through which the Company sold 424,144 shares for aggregate proceeds of $1,732,869, net offering expenses of $19,539.

The Company recently raised $805,000 in a Series B Preferred offering during the period March - May 2024. Each share of Series B Preferred cost $50 and initially converts into 10 shares of common stock and pays a 10% dividend on a quarterly basis and has downside price protection. Once the company up-lists on a National Stock Exchange, the Series B Preferred converts at a 20% discount to the price of the offering in this S-1 and the downside price protections are eliminated. There is a call provision that goes into effect six (6) months from the listing on a National Exchange, that if the common stock trades at a 100% premium to the conversion price for 10 days or more, the Company can force the conversion of the Series B Preferred into common stock. The Company has agreed to pay the costs of Rule 144 legal opinions for the holders of the Series B Preferred.

Competition

The Company has competitors in influencer marketing software companies as GRIN, #paid, CreatorIQ, Mavrck, Popular Pays, Tribe Dynamics, Aspire, Influenster, Traackr, and Skeepers. All of the above-named competitor influencer marketing software is focused on influencers who see themselves as professional influencers. To the best of the Company’s knowledge, these competitors are not building platforms designed to turn social media creators into micro-influencers in the manner that the Company seeks to accomplish. Rep is also an app that connects brands with influencers who are interesting in promoting brands. Rep’s app is different from Thumzup® because it is targeting people who consider themselves influencers.

The Company does not currently know of another business that is seeking to build a community of everyday people and empowering them to post about brands that they love.

Nevertheless, the influencer marketing industry segments are rapidly evolving and competitive, and the Company expects competition to intensify in the future with the emergence of new technologies and market entrants. The Company’s competitors may enjoy competitive advantages, such as greater name recognition, longer operating histories, substantially greater market share, established marketing relationships with, and access to, large existing advertisers and user bases, and substantially greater financial, technical and other resources. These competitors may use these advantages to offer apps or other products similar to the Company’s at a lower price, develop different products to compete with the Company’s current solutions and respond more quickly and effectively than the Company does to new or changing opportunities, technologies, standards or client requirements particularly across different cities and geographical regions. Certain competitors could also use strong or dominant positions in one or more markets to gain competitive advantage against the Company in markets in which it operates in the future. The Company believes its ability to compete successfully for users, content, and advertising and other customers depends upon many factors both within and beyond the Company’s control, including:

●	the popularity, usefulness, ease of use, performance and reliability of the Thumzup® App and services compared to those of competitors;

●	the ability, in and of itself as well as in comparison to the ability of competitors, to develop new apps, other products and services and enhancements to then existing apps, products and services;

●	the Company’s ad targeting and measurement capabilities, and those of its competitors;

●	the size, composition and level of engagement of the Thumzup® App user communities relative to those of the Company’s competitors;

●	the Company’s marketing and selling efforts, and those of its competitors;

●	the pricing of the Thumzup® Apps and services relative to those of its competitors;

●	the actual or perceived return the Company’s customers receive from the deployment of the Thumzup® Apps within the user communities relative to returns from the Company’s competitors; and

●	the Company’s reputation and brand strength relative to its competitors.

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Employees

As of July 22, 2024, The Company has six (6) full-time employees, as well as three (3) marketing, sales, and finance independent contractors. The Company also utilizes the services of approximately five (5) part-time software developers. All of these software developers are third-party contractors and are located outside the United States.

Legal Proceedings

From time to time, the Company may become involved in litigation or other legal proceedings. The Company is not currently a party to any litigation or legal proceedings. Regardless of outcome, litigation can have an adverse impact on the Company because of defense and settlement costs, diversion of management resources and other factors.

Available Information:

Thumzup® is located at 11845 W. Olympic Blvd, Ste 1100W #13, Los Angeles, CA 90064. Our telephone number is (800) 403-6150 and our Internet website address is www.ThumzupMedia.com.

We file or furnish electronically with the U.S. Securities and Exchange Commission (“SEC”) annual reports on Form 10-K, quarterly reports on Form 10- Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. We make copies of these reports available free of charge through our investor relations website as soon as reasonably practicable after we file or furnish them with the SEC. These reports are also accessible through the SEC website at www.sec.gov. Information contained on or accessible through our website www.ThumzupMedia.com is not incorporated into, and does not form a part of, this Annual Report or any other report or document we file with the SEC, and any references to our websites are intended to be inactive textual references only.

Our Corporate Information

Thumzup Media Corporation is located at 11845 W. Olympic Blvd, Ste 1100W #13, Los Angeles, CA 90064. Our telephone number is (800) 403-6150 and our Internet website address is www.ThumzupMedia.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We own the source code for the Thumzup applications on the iPhone iOS and the Android. We also own the source code for the “backend” system that administrates the Thumzup app, tracks payments and advertising campaigns.

Recent Developments

The Company recently raised $805,000 in a Series B Preferred offering during the period March - May 2024. Each share of Series B Preferred cost $50 and initially converts into 10 shares of common stock and pays a 10% dividend on a quarterly basis and has downside price protection. Once the company up-lists on a National Stock Exchange, the Series B Preferred converts at a 20% discount to the price of the offering in this S-1 and the downside price protections are eliminated. There is a call provision that goes into effect six (6) months from the listing on a National Exchange, that if the common stock trades at a 100% premium to the conversion price for 10 days or more, the Company can force the conversion of the Series B Preferred into common stock. The Company has agreed to pay the costs of Rule 144 legal opinions for the holders of the Series B Preferred.

Regulation A+ Offering

The Company recently conducted an offering under Regulation A+, pursuant to an Offering Statement on Form 1-A/A filed on December 23, 2022 and qualified on January 9, 2023, through which the Company sold 424,144 shares for aggregate proceeds of $1,732,869, net offering expenses of $19,539.

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MANAGEMENT

Management

The name and age of our Directors and Executive Officers are set forth below. All Directors are elected annually by the stockholders to serve until the next annual meeting of the stockholders and until their successors are duly elected and qualified. The officers are elected by our Board of Directors (the “Board”).

Name	Age	Title

Robert Steele	58	Chairman of the Board of Directors and Chief Executive Officer
Isaac Dietrich	32	Chief Financial Officer (effective upon uplist)
Robert Haag	58	Director
Joanna Massey	55	Director (effective upon uplist)
Paul Dickman	42	Lead Director (effective upon uplist)

All directors serve for one year and until their successors are elected and qualified. All officers serve at the pleasure of the Board of Directors. There are no family relationships among any of our officers and directors. The Bylaws provide that the Company shall be managed by a Board of at least one (1) and up to five (5) Directors. As of the date of this Registration Statement on Form S-1, we have two (2) sitting directors.

Information concerning our executive officers and directors is set forth below.

Executive Officers

Robert Steele: Chief Executive Officer, President, Secretary, Treasurer, Director

Mr. Steele is the Chief Executive Officer and a director of Thumzup Media Corporation. From October 2019 until present Mr. Steele has operated a consulting business that has provided investor relations, financial, sales and marketing consulting services to various clients. Mr. Steele was the Director of Client Positioning at IRTH Communications, LLC from January 2017 to September 2019. From May 2016 through December 2016 Mr. Steele was an independent consultant rendering sales, marketing and investor relations services. From January 2010 to May 2016 Mr. Steele was the President of Rightscorp, Inc. While at Rightscorp, Mr. Steele designed and deployed patented intellectual property software as a service (SaaS) tools that were used by major brands like Warner Bros. to protect their intellectual property. As President of Rightscorp, Mr. Steele led the design of the software used by clients like Sony/ATV and BMG. BMG successfully used Mr. Steele’s technology to win a landmark $25 million judgment against Cox Communications for copyright infringement. Mr. Steele holds a BS in Electronic and Computer Engineering from George Mason University.

Isaac Dietrich: Chief Financial Officer

Mr. Dietrich founded Greenwave Technology Solutions, Inc.  and has served as Chief Financial Officer since April 2023. Mr. Dietrich previously held the following positions with the company: Chief Executive Officer (April 2013 - October 2017, December 2017 - September 2021); Chairman of the Board (April 2013 - October 2017, December 2018 - June 2021); Chief Financial Officer (April 2013 - May 2014, August 2017 - October 2017, March 2021 - November 2021, April 2023 to present); and a member of its Board of Directors (April 2013 - November 2021). Mr. Dietrich was a consultant to Greenwave from February 2022 to April 2023. Since February 2023, Mr. Dietrich has served on Truleum, Inc.’s Board of Directors and as Chairman of its Audit Committee. Since September 2022, Mr. Dietrich has served as Director of Finance for Thumzup Media Corporation.

Directors

Robert Haag: Director

Robert Haag is the Managing Member and sole owner of Westside Strategic Partners, LLC, which is an investor in the Company. Since 2012, Mr. Haag has been a Managing Director of IRTH Communications, LLC, which provides financial communications services, and strategic consulting to its clients. He was previously employed in the brokerage, investment banking industries from about 1993 - 2001 and formerly held the Series 7, 24 and 63 licenses.

Based in Asia from 2008-2012, he held senior positions with an investment fund and also an investment bank based in Saigon, Vietnam in 2008. From 2009-2012 he served as Managing Director of Asia for IRTH Communications, LLC and was based out of Shanghai, China. From approximately 2002-2007 he was Director of Speculative Investments at KMVI, a family office / holding company which invested in restaurants, oil, private equity, publicly traded companies, real estate and a wide array of other industries. While at KMVI, he was also President and CEO of Utopia Optics (majority owned by KMVI), an eyewear and apparel company focused on consumers in the action sports markets. Mr. Haag graduated from Hamilton College with a Bachelor of Arts in History in 1988.

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Joanna Massey: Director

Dr. Joanna Dodd Massey has served on the Company’s Board of Advisors since 2023, and is an experienced public company board director. Her other board roles include KULR Technology Group (NYSE American: KULR), a thermal and energy solutions company, for which she serves as Lead Independent Director, Chair of Nominating and Corporate Governance, Co-Chair of Compensation, and a member of the Audit Committee. She also serves as Chairman of the Board for TessPay, Inc., a financial technology platform that utilizes blockchain technology to provide payment assurance and liquidity. In addition to her Chairman role, she serves as Chair of Nominating & Corporate Governance, and a member of the Audit Committee. Since September 2021, Dr. Massey has served as an independent director of The Hollywood Foreign Press Association. Dr. Massey also works as a Management Consultant for her eponymous company J.D. Massey Associates, Inc. Throughout her career, Dr. Massey has held various roles, including assisting micro-cap and small/mid-cap companies attract institutional investors and expand market share by advising them on enterprise risk management and corporate governance. Dr. Massey’s expertise in crisis communications and brand reputation management enables her to anticipate stakeholder reactions and advise on change management and navigating risk. As a corporate communications executive, Dr. Massey has managed integration during major merger and acquisition transactions at Lionsgate, CBS, and Discovery; corporate turnaround as Condé Nast pivoted from print to video; and crisis communications with consumers, employees, investors, regulators, and politicians. Dr. Massey earned a Bachelor of Arts in Journalism from the University of Southern California, a Master of Business Administration from the University of Southern California and a Graduate Certificate in Corporate Finance from Harvard University, as well as a Master of Arts in Clinical Psychology from Antioch University and a Ph.D. in Psychology from Sofia University, and finally a Master of Science in Legal Studies from Cornell Law with an expected degree conference date of 2025. We believe Dr. Massey is qualified to serve as a member of our board of directors because of her governance background as a public company director, corporate communications executive, and over 30 years of experience advising chairmen and CEOs during the most challenging times, including major crises, whistleblower complaints, public-facing lawsuits, and merger and acquisition transactions, in addition to her extensive academic credentials in both finance and business administration, as well as corporate law.

Paul Dickman: Lead Director

An accomplished angel and real estate investor, Dickman has held influential positions such as Chief Financial Officer, Chairman of the Board, and Chair of the Board Audit Committee in various publicly traded companies. His notable tenure as Chairman of the Board at Medicine Man Technologies saw the company through a significant capital raise of $20M, a series of strategic acquisitions, and a remarkable increase in stock value, culminating in an enterprise value of over $130M.

Paul is the Founder & Principal of Breakwater MB, a boutique merchant bank focused on providing the expertise and funding needed for cannabis-focused organizations to transition into the public market. Prior to founding Breakwater MB, Dickman established Breakwater Corporate Finance, a professional services agency offering outsourced CFO and board governance services to private and micro-cap public companies. Through Breakwater Corporate Finance, Dickman has helped facilitate multiple rounds of new equity and debt capital and has facilitated multiple public offerings while providing profitable liquidity events for investors. Mr. Dickman has a bachelor’s degree in finance and accounting, is a licensed CPA in the State of Colorado (inactive) and is a past Fellow of the National Association of Corporate Directors (NACD).

Director Terms; Qualifications

Members of our Board serve until the next annual meeting of stockholders, or until their successors have been duly elected.

When considering whether directors and nominees have the experience, qualifications, attributes and skills to enable the Board to satisfy its oversight responsibilities effectively in light of our Company’s business and structure, the Board focuses primarily on the industry and transactional experience, and other background, in addition to any unique skills or attributes associated with a director.

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Director or Officer Involvement in Certain Legal Proceedings

There are no material proceedings to which any director or officer, or any associate of any such director or officer, is a party that is adverse to our Company or any of our subsidiaries or has a material interest adverse to our Company or any of our subsidiaries.

Directors and Officers Liability Insurance

The Company has obtained directors’ and officers’ liability insurance insuring its directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions. Such insurance also insures our Company against losses, which it may incur in indemnifying its officers and directors which will be effective upon listing of the Company’s securities on the Nasdaq. In addition, officers and directors also have indemnification rights under applicable laws, and our Company’s articles of incorporation and bylaws. We have also entered into customary separate indemnification agreements with our directors and officers .

Family Relationships

There are no family relationships between any director, executive officer or person nominated to become a director or executive officer.

Director Independence

The listing rules of the Nasdaq require that independent directors must comprise a majority of a listed company’s Board. In addition, the rules of the Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and governance committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. Under the rules of the Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Nasdaq listing rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three (3) years was, an employee of the company;

●	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of twelve (12) consecutive months within the three (3) years preceding the independence determination (subject to certain exemptions, including, among other things, compensation for board or board committee service);

●	the director or a family member of the director is a partner in, controlling shareholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s combined gross revenue for that year or $200,000, whichever is greater (subject to certain exemptions);

●	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three (3) years, any of the executive officers of the company served on the compensation committee of such other entity; or

●	the director or a family member of the director is a current partner of the Company’s outside auditor, or at any time during the past three (3) years was a partner or employee of the Company’s outside auditor, and who worked on the company’s audit.

Our Board has undertaken a review of the independence of our directors and considered whether any director has a material relationship with it that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, the Board believes that, Robert Haag, Joanna Massey, and Paul Dickman will be “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing standards of the Nasdaq. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our Company’s capital stock by each non-employee director, and any transactions involving them described in the section captioned “Certain Relationships And Related Transactions” in this prospectus.

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Board Committees

Our Board has formed three standing committees: Audit, Compensation, and Nominating and Corporate Governance. Each of the committees operates pursuant to its charter. The responsibilities of each committee are described in more detail below.

The Nasdaq permits a phase-in period of up to one year for an issuer registering securities in an initial public offering to meet the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee independence requirements. Under the initial public offering phase-in period, only one member of each committee is required to satisfy the heightened independence requirements at the time our registration statement becomes effective, a majority of the members of each committee must satisfy the heightened independence requirements within 90 days following the effectiveness of our registration statement, and all members of each committee must satisfy the heightened independence requirements within one year from the effectiveness of our registration statement.

Audit Committee

The Audit Committee’s purpose and powers are, to the extent permitted by law, to (a) retain, oversee and terminate, as necessary, the auditors of our Company, (b) oversee our Company’s accounting and financial reporting processes and the audit and preparation of our Company’s financial statements, (c) exercise such other powers and authority as are set forth in the charter of the Audit Committee of the Board, and (d) exercise such other powers and authority as shall from time to time be assigned thereto by resolution of the Board. The Audit Committee also has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties.

The Board has affirmatively determined that each member who serves on the Audit Committee meets the additional independence criteria applicable to Audit Committee members under SEC rules and the Nasdaq listing rules. Our Board has adopted a written charter setting forth the authority and responsibilities of the Audit Committee consistent with the purposes and powers set forth above, which is available on our principal corporate website located at https://www.thumzupmedia.com/audit-committee-charter concurrently with the consummation of this offering. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information (nor use the same in deciding whether to purchase our shares of common stock) contained on, or that can be accessed through, our website as part of this prospectus. The Board has affirmatively determined that Paul Dickman shall serve as chair and each member of the Audit Committee is financially literate, which also includes Joanna Massey and Robert Haag. All three members meet the qualifications of an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act. We believe that the functioning of the Audit Committee complies with the applicable requirements of the rules and regulations of the Nasdaq listing rules and the SEC.

Compensation Committee

The Compensation Committee’s purpose and powers are, to the extent permitted by law, to (a) review and approve the compensation of the Chief Executive Officer of our Company and such other employees of our Company as are assigned thereto by the Board and to make recommendations to the Board with respect to standards for setting compensation levels, (b) exercise such other powers and authority as are set forth in a charter of the Compensation Committee of the Board, and (c) exercise such other powers and authority as shall from time to time be assigned thereto by resolution of the Board.

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The Compensation Committee also has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties.

Our Board has adopted a written charter setting forth the authority and responsibilities of the Compensation Committee consistent with the purposes and powers set forth above, which is available on our principal corporate website at https://www.thumzupmedia.com/compensation-committee-charter concurrently with the consummation of this offering.

The Compensation Committee consists of Joanna Massey, Robert Haag and Paul Dickman. Mr. Haag serves as chairman of the Compensation Committee. The Board has affirmatively determined that each member of the Compensation Committee meets the independence criteria applicable to Compensation Committee members under SEC rules and the Nasdaq listing rules. The Company believes that the composition of the Compensation Committee meets the requirements for independence under, and the functioning of such Compensation Committee complies with, any applicable requirements of the rules and regulations of the Nasdaq listing rules and the SEC.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s purpose and powers are, to the extent permitted by law, to: (a) identify potential qualified nominees for director and recommend to the Board for nomination candidates for the Board, (b) develop our Company’s corporate governance guidelines and additional corporate governance policies, (c) exercise such other powers and authority as are set forth in a charter of the Nominating and Corporate Governance Committee of the Board, and (d) exercise such other powers and authority as shall from time to time be assigned thereto by resolution of the Board.

The Nominating and Corporate Governance Committee also has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties.

The Nominating and Corporate Governance Committee consists of Joanna Massey, Robert Haag and Paul Dickman, Ms. Massey serves as chairman of the Nominating and Corporate Governance Committee. Our Board has adopted a written charter setting forth the authority and responsibilities of the Nominating and Corporate Governance Committee consistent with the purposes and powers set forth above, which is available on our principal corporate website located at https://www.thumzupmedia.com/ncg-committee-charter concurrently with the consummation of this offering. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent within the meaning of the independent director guidelines of the Nasdaq listing rules.

Compensation Committee Interlocks and Insider Participation

None of our Company’s executive officers serves, or in the past has served, as a member of the Board or its compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board or its Compensation Committee. None of the members of our Compensation Committee is, or has ever been, an officer or employee of our Company.

Code of Conduct

Our Board has adopted a new Code of Conduct applicable to our employees, directors and officers, in accordance with applicable U.S. federal securities laws and the corporate governance rules of the Nasdaq. The Code of Conduct is available on our principal corporate website located at https://www.thumzupmedia.com/code-of-conduct concurrently with the consummation of this offering. Any substantive amendments or waivers of the Code of Conduct or any similar code(s) subsequently adopted for senior financial officers may be made only by our Board and will be promptly disclosed as required by applicable U.S. federal securities laws and the corporate governance rules of the Nasdaq. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information (nor use the same in deciding whether to purchase our shares of common stock) contained on, or that can be accessed through, our website as part of this prospectus.

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Board Leadership Structure and Risk Oversight

Our Board has responsibility for the oversight of our risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our Board to understand our risk identification, risk management, and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, cybersecurity, strategic, and reputational risk.

Corporate Governance Guidelines

Effective upon the completion of this offering, our Board will adopt corporate governance guidelines in accordance with the corporate governance rules of the Nasdaq, which is available on our principal corporate website located at https://www.thumzupmedia.com/corporate-governance-guidelines concurrently with the consummation of this offering. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information (nor use the same in deciding whether to purchase our shares of common stock) contained on, or that can be accessed through, our website as part of this prospectus.

 Director Compensation

The following table presents the total compensation for the non-employee director of our Board during the fiscal year ended December 31, 2023. Other than as set forth in the table and described more fully below, we did not pay any compensation, reimburse any expense of, make any equity awards or non-equity awards to, or pay any other compensation to any of the other members of our Board in such period.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Robert Haag	$4,000	$-	$-	-	$4,000

Mr. Haag is compensated $1,000 per quarter for his services as a director, which commenced on July 1, 2022. As of December 31, 2023, $6,000 is owed to Mr. Haag for his services as a director.

Compensation of Non-Employee Directors

Compensation for our directors is discretionary and is reviewed from time to time by our Board. Any determinations with respect to Board compensation are made by our Board. As of the date of this prospectus, we have not compensated our non-employee directors for their service to our Company and do not intend to do so upon the consummation of this offering.

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EXECUTIVE COMPENSATION

The following table sets forth information regarding compensation earned during fiscal 2023 and 2022 by our principal executive officer and our other most highly compensated executive officers, or the named executive officers, as of the end of the 2023 fiscal year.

Summary Compensation Table

The following table sets forth the compensation paid to, or accrued by, our named executive officers during the periods indicated.

Name and Principal Position	Year	Salary ($)(1)	Stock awards ($)(2)	Total ($)
Robert Steele, Chief Executive Officer(1)
	2023	$67,000	$-	$67,000
	2022	$15,000	$-	$16,653
Isaac Dietrich, Director of Finance(2)	2023	$45,000	$166,500	$211,500
	2022	$20,000	$-	$20,000

(1)	Robert Steele, CEO, President, Secretary, and Treasurer is compensated $5,000 per month for his services as Chief Executive Officer of the Company, commencing on October 1, 2022. On June 1, 2023, the Company increased Mr. Steele’s compensation to $6,000 per month for his services as Chief Executive Officer of the Company. Mr. Steele is not compensated for his services as a director of the Company. Mr. Steele received a bonus of $1,653 during the year ended December 31, 2022.
(2)	Isaac Dietrich, Director of Finance, is compensated $5,000 per month for his services, commencing on September 19, 2022. The monthly cash fee was waived from September to December 2023. Mr. Dietrich received $166,500 in stock grants for services rendered during the year ended December 31, 2023.

Board of Directors Compensation

Directors who are employees of our company or of any of our subsidiaries receive no additional compensation for serving on our Board of Directors or any of its committees. We currently have no independent or outside directors. We intend to seek and recruit additional management members and senior staff following completion of this offering.

Director Compensation

The following table presents the total compensation for the non-employee director of our Board during the fiscal year ended December 31, 2023. Other than as set forth in the table and described more fully below, we did not pay any compensation, reimburse any expense of, make any equity awards or non-equity awards to, or pay any other compensation to any of the other members of our Board in such period.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Robert Haag	$4,000	$-	$-	-	$4,000

Mr. Haag is compensated $1,000 per quarter for his services as a director, which commenced on July 1, 2022. As of December 31, 2023, $6,000 is owed to Mr. Haag for his services as a director.

Stock Option Grants

For his service as Chief Executive Officer, Robert Steele shall be awarded options to purchase 500,000 shares of common stock upon listing on a national stock exchange at a $5.00/share strike price with 25% of the options vesting on January 1, 2025 and the remaining 75% vesting in 48 equal monthly installments comments January 1, 2025.

For his service as Chief Financial Officer, Isaac Dietrich shall be awarded options to purchase 150,000 shares of common stock upon listing on a national stock exchange at a $5.00/share strike price with 25% of the options vesting on January 1, 2025 and the remaining 75% vesting in 48 equal monthly installments comments January 1, 2025.

For his service as a Director, Paul Dickman shall be awarded options to purchase 138,000 shares of common stock upon listing on a national stock exchange at a $5.00/share strike price. Should Mr. Dickman resign or be removed prior to completing full 12 month term, the remaining portion of the options that the Director was entitled to shall be clawed back pursuant to the Company’s Compensation Recovery Policy and the discretion of the Board of Directors.

For her service as a Director, Joanna Massey shall be awarded options to purchase 120,000 shares of common stock upon listing on a national stock exchange at a $5.00/share strike price. Should Dr. Massey resign or be removed prior to completing full 12 month term, the remaining portion of the options that the Director was entitled to shall be clawed back pursuant to the Company’s Compensation Recovery Policy and the discretion of the Board of Directors.

For his service as a Director, Robert Haag shall be awarded options to purchase 120,000 shares of common stock upon listing on a national stock exchange at a $5.00/share strike price. Should Mr. Haag resign or be removed prior to completing full 12 month term, the remaining portion of the options that the Director was entitled to shall be clawed back pursuant to the Company’s Compensation Recovery Policy and the discretion of the Board of Directors.

Equity Stock Option Plan

Our Stockholders approved our 2024 Equity Incentive Plan (the “Plan”) in May 2024. In July 2024, our Stockholders amended the Plan to increase the number of shares issuable thereunder to 2,000,000.

The Plan provides for the grant of incentive stock options, non-statutory stock options, stock bonus awards, restricted stock awards, performance stock awards and other forms of stock compensation to our employees, including officers, consultants and directors. Our Plan also provides that the grant of performance stock awards may be paid out in cash as determined by the Committee (as defined herein).

Plan Details

The following table and information below sets forth information as of July 22, 2024 with respect to our Plan:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under the equity compensation plan (excluding securities reflected in column (a) (c)
Equity compensation plan approved by security holders	1,028,000	$5.00	972,000
Equity compensation plan not approved by security holders	-	-	-
Total	1,028,000	$5.00	972,000

Summary of the Plans

Authorized Shares

There are currently 972,000 shares of our Common Stock available for issuance pursuant to the 2024 Plan. Shares of Common Stock issued under our Plan may be authorized but unissued or reacquired shares of our Common Stock. Shares of Common Stock subject to stock awards granted under our Plan that expire or terminate without being exercised in full, or that are paid out in cash rather than in shares of Common Stock, will not reduce the number of shares of Common Stock available for issuance under our Plan. Additionally, shares of Common Stock issued pursuant to stock awards under our Plan that we repurchase or that are forfeited, as well as shares of Common Stock reacquired by us as consideration for the exercise or purchase price of a stock award, will become available for future grant under our Plan.

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Administration

Our Board, or a duly authorized committee thereof (collectively, the “Committee”), has the authority to administer our Plan. Our Board may also delegate to one or more of our officers the authority to designate employees other than Directors and officers to receive specified stock, which, in respect to those awards, said officer or officers shall then have all authority that the Committee would have.

Subject to the terms of our Plan, the Committee has the authority to determine the terms of awards, including recipients, the exercise price or strike price of stock awards, if any, the number of shares of Common Stock subject to each stock award, the fair market value of a share of our Common Stock, the vesting schedule applicable to the awards, together with any vesting acceleration, the form of consideration, if any, payable upon exercise or settlement of the stock award and the terms and conditions of the award agreements for use under the Plan. The Committee has the power to modify outstanding awards under the Plan, subject to the terms of the Plan and applicable law. Subject to the terms of our Plan, the Committee has the authority to reprice any outstanding option or stock appreciation right, cancel and re-grant any outstanding option or stock appreciation right in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any adversely affected participant.

Stock Options

Stock options may be granted under the Plan. The exercise price of options granted under our Plan must at least be equal to the fair market value of our Common Stock on the date of grant. The term of an ISO may not exceed 10 years, except that with respect to any participant who owns more than 10% of the voting power of all classes of our outstanding stock, the term must not exceed 5 years and the exercise price must equal at least 110% of the fair market value on the grant date. The Committee will determine the methods of payment of the exercise price of an option, which may include cash, shares of Common Stock or other property acceptable to the Committee, as well as other types of consideration permitted by applicable law. No single participant may receive more than 25% of the total options awarded in any single year. Subject to the provisions of our Plan, the Committee determines the other terms of options.

Performance Shares

Performance shares may be granted under our Plan. Performance shares are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. The Committee will establish organizational or individual performance goals or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance shares to be paid out to participants. After the grant of a performance share, the Committee, in its sole discretion, may reduce or waive any performance criteria or other vesting provisions for such performance shares. The Committee, in its sole discretion, may pay earned performance units or performance shares in the form of cash, in shares of Common Stock or in some combination thereof, per the terms of the agreement approved by the Committee and delivered to the participant. Such agreement will state all terms and condition of the agreement.

Restricted Stock

The terms and conditions of any restricted stock awards granted to a participant will be set forth in an award agreement and, subject to the provisions in the Plan, will be determined by the Committee. Under a restricted stock award, we issue shares of our Common Stock to the recipient of the award, subject to vesting conditions and transfer restrictions that lapse over time or upon achievement of performance conditions. The Committee will determine the vesting schedule and performance objectives, if any, applicable to each restricted stock award. Unless the Committee determines otherwise, the recipient may vote and receive dividends on shares of restricted stock issued under our Plan.

Other Share-Based Awards and Cash Awards

The Committee may make other forms of equity-based awards under our Plan, including, for example, deferred shares, stock bonus awards and dividend equivalent awards. In addition, our Plan authorizes us to make annual and other cash incentive awards based on achieving performance goals that are pre-established by our compensation committee.

Merger, Consolidation or Asset Sale

If the Company is merged or consolidated with another entity or sells or otherwise disposes of substantially all of its assets to another company while awards or options remain outstanding under the Plan, unless provisions are made in connection with such transaction for the continuance of the Plan and/or the assumption or substitution of such awards or options with new options or stock awards covering the stock of the successor company, or parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, then all outstanding options and stock awards which have not been continued, assumed or for which a substituted award has not been granted shall, whether or not vested or then exercisable, unless otherwise specified in the relevant agreements, terminate immediately as of the effective date of any such merger, consolidation or sale.

Change in Capitalization

If the Company shall effect a subdivision or consolidation of shares of Common Stock or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of Common Stock outstanding, without receiving consideration therefore in money, services or property, then awards amounts, type, limitations, and other relevant consideration shall be appropriately and proportionately adjusted. The Committee shall make such adjustments, and its determinations shall be final, binding and conclusive.

Plan Amendment or Termination

Our Board has the authority to amend, suspend, or terminate our Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Each of the Plan will terminate ten years after the earlier of (i) the date that each such Plan is adopted by the Board, or (ii) the date that each such Plan is approved by the Stockholders, except that awards that are granted under the applicable Plan prior to its termination will continue to be administered under the terms of the that Plan until the awards terminate, expire or are exercised.

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PRINCIPAL SHAREHOLDERS

Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters.

The following table sets forth certain information regarding the beneficial ownership of our Common Stock, and Series A Preferred Convertible Voting Stock by (i) each person who, to our knowledge, owns more than 5% of our Common Stock or Series A Preferred Convertible Voting Stock (“Series A Preferred”), (ii) our current directors and the named executive officers identified under the heading “Executive Compensation” and (iii) all of our current directors and executive officers as a group. We have determined beneficial ownership in accordance with applicable rules of the SEC, and the information reflected in the table below is not necessarily indicative of beneficial ownership for any other purpose. Under applicable SEC rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares which the person has the right to acquire within 60 days after July 22, 2024 through the exercise of any option, warrant or right or through the conversion of any convertible security. Unless otherwise indicated in the footnotes to the table below and subject to community property laws where applicable, we believe, based on the information furnished to us that each of the persons named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

The Certificate of Designation of the Series A Preferred contains a blocker which prohibits the conversion of the Series A Preferred into shares of common stock if the number of shares of common stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of common stock owned by the holder at such time, the number of shares of Common Stock that would result in the holder beneficially owning (as determined in accordance with Section 13(d) of the 1934 Act and the rules thereunder) more than 4.99% of all of the common stock outstanding at such time (the “4.99% Beneficial Ownership Limitation”); provided, however, that, upon the holder providing the Company with sixty-one (61) days’ advance notice (the “4.99% Waiver Notice”) that the holder would like to waive the 4.99% Beneficial Ownership Limitation with regard to any or all shares of common stock issuable upon conversion of the Series A Preferred, the 4.99% Beneficial Ownership Limitation will be of no force or effect with regard to all or a portion of the Series A Preferred referenced in the 4.99% Waiver Notice but shall in no event waive the 9.99% Beneficial Ownership Limitation (the “9.99% Beneficial Ownership Limitation”). The paragraph forgoing constituting the (“Series A Blocker”).

The Certificate of Designation of the Series B Preferred contains a blocker which prohibits the conversion of the Series B Preferred into shares of common stock if the number of shares of common stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of common stock owned by the holder at such time, the number of shares of Common Stock that would result in the holder beneficially owning (as determined in accordance with Section 13(d) of the 1934 Act and the rules thereunder) more than 4.99% of all of the common stock outstanding at such time (the “4.99% Beneficial Ownership Limitation”); provided, however, that, upon the holder providing the Company with sixty-one (61) days’ advance notice (the “4.99% Waiver Notice”) that the holder would like to waive the 4.99% Beneficial Ownership Limitation with regard to any or all shares of common stock issuable upon conversion of the Series B Preferred, the 4.99% Beneficial Ownership Limitation will be of no force or effect with regard to all or a portion of the Series B Preferred referenced in the 4.99% Waiver Notice but shall in no event waive the 9.99% Beneficial Ownership Limitation (the “9.99% Beneficial Ownership Limitation”). The paragraph forgoing constituting the (“Series B Blocker”).

The information set forth in the table below is based on 7,741,731 shares of our Common Stock, 147,798 shares of Series A Preferred, and 16,100 shares of Series B Preferred issued and outstanding on July 22, 2024. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of Common Stock subject to options, warrants, rights or other convertible securities held by that person that are currently exercisable or will be exercisable within 60 days after July 22, 2024. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the principal address of each of the Stockholders below is in care of Thumzup™ Media Corporation, 11845 W. Olympic Blvd, Ste 1100W #13, Los Angeles, CA 90064.

	Number of Shares of Common Stock Beneficially Owned		Percentage of Common Stock Beneficially Owned	Number of Shares of Series A Preferred Owned		Percentage of Series A Preferred Beneficially Owned	Number of Shares of Series B Preferred Owned		Percentage of Series B Preferred Beneficially Owned	% of Total Voting Power
Directors and Named Executive Officers
Robert Steele	3,100,000	(1)	40.04%	-		-	-		-	40.04%
Robert Haag (2)	386,312	(3)	4.99%	31,007	(4)	20.99%	1,000	(5)	6.21%	4.99%
Isaac Dietrich	37,052	(6)	0.48%	762		0.51%	-		-	0.48%
Joanna Massey	39,275	(7)	0.51%	1,514		0.11%	800		4.96%	0.51%
Paul Dickman	20,710	(8)	0.27%	-		-	-		-	0.27%
All directors and named executive officers as a group (5 people)	3,583,349		46.29%	33,283		22.52%	1,800		11.81%	46.29%
Other 5% Stockholder
Daniel Lupinelli	1,500,223	(9)	19.38%	-		-	-		-	-%
Joe Thomas (10)	674,564	(11)	8.71%	55,034	(12)	37.26%	-		-	8.71%
Andrew Haag (13)	508,062	(14)	6.56%	55,490	(15)	37.57%	1,000	(16)	6.21%	6.56%

(1) Excludes 500,000 shares of common stock underlying options which shall be granted to Mr. Steele upon listing on a national stock exchange at a $5.00/share strike price with 25% of the options vesting on January 1, 2025 and the remaining 75% vesting in 48 equal monthly installments comments January 1, 2025.

(2) Robert Haag, a Director of the Company, is the Managing Member and sole owner of Westside Strategic Partners, LLC (“Westside”). Robert Haag has voting control and investment discretion over securities held by Westside. As such, Robert Haag may be deemed to be the beneficial owner (as determined under Section 13(d) of the Exchange Act) of the securities held by Westside.

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(3) Consists of (i) 278,734 shares of common stock held by Westside, (ii) 125 shares of common stock held by Robert Haag, and (iii) 107,453 shares of common stock underlying 31,007 shares of Series A Preferred held by Westside. Excludes (i) 357,652 shares of common stock underlying 31,007 shares of Series A Preferred held by Westside as such conversion is prohibited by the Series A Blocker and (ii) 10,000 shares of common stock underlying 1,000 shares of Series B Preferred held by Westside as such conversion is prohibited by the Series B Blocker and (iii) 120,000 shares of common stock underlying options which shall be granted to Mr. Haag upon listing on a national stock exchange at a $5.00/share strike price. Should Mr. Haag resign or be removed prior to completing full 12 month term, the remaining portion of the options that the Director was entitled to shall be clawed back pursuant to the Company’s Compensation Recovery Policy and the discretion of the Board of Directors.

(4) Consists of 31,007 shares of Series A Preferred held by Westside.

(5) Consists of 1,000 shares of Series B Preferred held by Westside.

(6) Consists of (i) 25,622 shares of common stock and (ii) 11,430 shares of common stock underlying 762 shares of Series A Preferred. Excludes 150,000 shares of common stock underlying options which shall be granted to Mr. Dietrich upon listing on a national stock exchange at a $5.00/share strike price with 25% of the options vesting on January 1, 2025 and the remaining 75% vesting in 48 equal monthly installments comments January 1, 2025.

(7) Consists of (i) 8,565 shares of common stock, (ii) 22,710 shares of common stock underlying 1,514 shares of Series A Preferred, and (iii) 8,000 shares of common stock underlying 800 shares of Series B Preferred. Excludes 120,000 shares of common stock underlying options which shall be granted to Dr. Massey upon listing on a national stock exchange at a $5.00/share strike price. Should Dr. Massey resign or be removed prior to completing full 12 month term, the remaining portion of the options that the Director was entitled to shall be clawed back pursuant to the Company’s Compensation Recovery Policy and the discretion of the Board of Directors.

(8) Excludes 138,000 shares of common stock underlying options which shall be granted to Mr. Dickman upon listing on a national stock exchange at a $5.00/share strike price. Should Mr. Dickman resign or be removed prior to completing full 12 month term, the remaining portion of the options that the Director was entitled to shall be clawed back pursuant to the Company’s Compensation Recovery Policy and the discretion of the Board of Directors.

(9) Consists of 1,500,223 shares of common stock held by Mr. Lupinelli. Pursuant to a non-vote agreement, Mr. Lupinelli may not vote his shares in any corporate actions.

(10) Joe Thomas is the Managing Member of SLS Group, LLC (“SLS”) and is also the President of Optimum Holdings, LLC (“Optimum”). His spouse, Mickeleen Thomas is a shareholder and Managing Member of Optimum. Joe Thomas has voting control and investment discretion over securities held by SLS and Optimum. As such, Joe Thomas may be deemed to be the beneficial owner (as determined under Section 13(d) of the Exchange Act) of the securities held by SLS and Optimum. The address of Mr. Thomas is 4580 S Thousand Oaks Drive Salt Lake City, UT 84124.

(11) Consists of (i) 292,089 shares of common stock held by SLS and (ii) 330,462 shares of common stock held by Optimum. Excludes 825,510 shares of common stock underlying 55,034 shares of Series A Preferred held by Optimum as such conversion is prohibited by the Series A Blocker.

(12) Consists of 55,034 shares of Series A Preferred held by Optimum.

(13) Andrew Haag is the Managing Member of Hampton Growth Resources, LLC (“HGR”). Andrew Haag has voting control and investment discretion over securities held by HGR. As such, Andrew Haag may be deemed to be the beneficial owner (as determined under Section 13(d) of the Exchange Act) of the securities held by HGR. The address of Mr. Haag is 1688 Meridian Ave, Ste 700 Miami Beach, FL 33139.

(14) Consists of 508,062 shares of common stock held by HGR. Excludes (1) 832,350 shares of common stock underlying 55,490 shares of Series A Preferred held by HGR as such conversion is prohibited by the Series A Blocker (ii) 10,000 shares of common stock underlying 1,000 shares of Series B Preferred held by HGR as such conversion is prohibited by the Series B Blocker.

(15) Consists of 55,490 shares of Series A Preferred held by HGR.

(16) Consists of 1,000 shares of Series B Preferred held by HGR.

From time to time, the number of our shares held in the “street name” accounts of various securities dealers for the benefit of their clients or in centralized securities depositories may exceed 5% of the total shares of our common stock outstanding.

Lockup Agreements

On September 21, 2022, Robert Steele, and Danny Lupinelli entered into Lockup Agreements (the “Lockup Agreement’) with holders of the Series A Preferred Convertible Stock over the ownership of their securities. Other than with respect to certain issuances, without the prior consent of 51% of the holders of the Series A Preferred Convertible Stock of the Company, will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or cause to be filed any registration statement with the Securities and Exchange Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have not been a party to any transaction or arrangement in which the amount involved in the transaction exceeded 1% of the average of our total assets at December 31, 2023, and 2022, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of any class of our voting securities or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

On November 19, 2020, Westside, of which one of our Directors, Robert Haag, is the Managing Member and sole owner, purchased a convertible note in the principal amount of $50,000 convertible for $50,000 in consideration. The convertible note was converted into common stock and preferred shares on September 28, 2022 and the note is now retired.

On March 16, 2021, Westside, of which one of our Directors, Robert Haag, is the Managing Member and sole owner, acquired 25,000 shares of Common Stock at $1.00 per share for a subscription in the amount of $25,000.

On December 14, 2021, Westside, of which one of our Directors, Robert Haag, is the Managing Member and sole owner, acquired 33,334 shares of Common Stock at $1.50 per share for a subscription in the amount of $50,000.

On April 11, 2022, Westside, of which one of our Directors, Robert Haag, is the Managing Member and sole owner, acquired 16,667 shares of Common Stock at $3.00 per share for a subscription in the amount of $50,000.

On September 26, 2022, Isaac Dietrich acquired 556 shares of our Series A Preferred Stock at $45 per share for a subscription in the amount of $25,000.

On September 27, 2022, Westside, of which one of our Directors, Robert Haag, is the Managing Member and sole owner, acquired 2,223 shares of our Series A Preferred Stock at $45 per share for a subscription in the amount of $100,000.

On September 28, 2022, Westside, of which one of our Directors, Robert Haag, is the Managing Member and sole owner, exchanged convertible debt in the amount of $37,887.16 in principal and accrued interest for 22,962 shares of Series A Preferred Stock.

On September 28, 2022, Westside, of which one of our Directors, Robert Haag, is the Managing Member and sole owner, acquired 169,644 shares of Common Stock for the conversion of debt in the amount of $18,660.88 in principal and accrued interest.

On June 29, 2022, Robert Steele, our Chief Executive Officer and a Director, sold 100,000 shares of Common Stock for $30,000.00 in a private transaction to an accredited investor.

On November 18, 2022, the Company entered into a Media Relations Services Agreement (the “Media Relations Services Agreement”) with Elev8 New Media, LLC (“Elev8”), of which one of our directors, Robert Haag, is a member. Under the terms of the agreement, the Company will pay Elev8 $6,500 per month for six months and the Media Relations Services Agreement will automatically renew into consecutive monthly periods unless either party provides 30 days written notice of cancellation. This price is a discounted rate off Elev8’s normal monthly price of $9,500 per month. In addition to the monthly fee, through November 30, 2023, the Company has paid Elev8 an aggregate of $25,000 for a social media marketing campaign and an aggregate of $15,000 for marketing aimed at garnering more advertisers and users for its AdTech platform and mobile app, with an additional objective to increase the number of followers for the Company’s social media accounts. The vast majority of the funds paid to Elev8 for the social media campaign and marketing plan were spent with Meta, Google and other social media companies. Thumzup suspended the Media Relations Agreement with Elev8 on October 31, 2023.

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On December 15, 2022, Westside, of which one of our Directors, Robert Haag, is the Managing Member and sole owner, received a dividend of 490 shares of Series A Preferred Stock, per the terms of its Certificate of Designation.

On December 15, 2022, Isaac Dietrich received a dividend of 11 shares of Series A Preferred Stock, per the terms of its Certificate of Designation.

On December 30, 2022, Westside, of which one of our Directors, Robert Haag, is the Managing Member and sole owner, acquired 1,111 shares of our Series A Preferred Stock at $45 per share for a subscription in the amount of $50,000.

On January 18, 2023, Isaac Dietrich subscribed to purchase 223 shares of common stock at $4.50 per share for a subscription amount of $1,003.50 under the Company’s qualified offering under Regulation A+.

On February 22, 2023, Daniel Lupinelli, a 10%+ shareholder of the Company, subscribed to purchase 223 shares of common stock at $4.50 per share for a subscription amount of $1,003.50 under the Company’s qualified offering under Regulation A+.

On February 28, 2023, Westside, of which one of our Directors, Robert Haag, is the Managing Member and sole owner, subscribed to purchase 11,150 shares of common stock at $4.50 per share for a subscription amount of $50,175 under the Company’s qualified offering under Regulation A+. Westside received 1,115 shares of common stock as bonus shares under the terms of the qualified offering under Regulation A+.

On March 15, 2023, Westside, of which one of our Directors, Robert Haag, is the Managing Member and sole owner, received a dividend of 521 shares of Series A Preferred Stock, per the terms of its Certificate of Designation.

On March 15, 2023, Isaac Dietrich received a dividend of 11 shares of Series A Preferred Stock, per the terms of its Certificate of Designation.

On June 15, 2023, Westside, of which one of our Directors, Robert Haag, is the Managing Member and sole owner, received a dividend of 531 shares of Series A Preferred Stock, per the terms of its Certificate of Designation.

On June 15, 2023, Isaac Dietrich received a dividend of 11 shares of Series A Preferred Stock, per the terms of its Certificate of Designation.

On June 27, 2023, Westside subscribed to purchase 11,140 shares of common stock at $4.50 per share for a subscription amount of $50,130 under the Company’s qualified offering under Regulation A+. Westside received 1,114 shares of common stock as bonus shares under the terms of the qualified offering under Regulation A+. The subscription closed on June 29, 2023.

On September 2, 2023, Westside entered into certain Waiver Agreements with the Company pursuant to which Westside was issued an aggregate of 11,510 and 871 shares of common and Series A Preferred stock, respectively, for the waiver of liquidated damages due under Registration Rights Agreements for failing to file and maintain a registration statement covering the shares.

On September 2, 2023, Isaac Dietrich entered into certain Waiver Agreements with the Company pursuant to which Westside was issued 116 shares of Series A Preferred stock for the waiver of liquidated damages due under Registration Rights Agreements for failing to file and maintain a registration statement covering the shares.

On September 15, 2023, Westside received a dividend of 558 shares of Series A Preferred Stock, per the terms of the Company’s Certificate of Designation.

On September 15, 2023, Isaac Dietrich received a dividend of 14 shares of Series A Preferred Stock, per the terms of its Certificate of Designation.

On December 4, 2023, Westside entered into a Promissory Note with the Company for $30,000 (“Westside Note”). The Westside Note carried an interest rate of 0% and matured on December 8, 2023. The Company repaid the Westside Note in full on December 5, 2023 for $30,000. The Westside Note is retired.

On December 15, 2023, Westside received a dividend of 569 shares of Series A Preferred Stock, per the terms of the Company’s Certificate of Designation.

On December 15, 2023, Isaac Dietrich received a dividend of 14 shares of Series A Preferred Stock, per the terms of its Certificate of Designation.

On March 14, 2024, Westside acquired 1,000 shares of our Series B Preferred Stock at $50 per share for a subscription in the amount of $50,000.

On March 15, 2024, Westside received a dividend of 580 shares of Series A Preferred Stock, per the terms of the Company’s Certificate of Designation.

On March 15, 2024, Isaac Dietrich received a dividend of 14 shares of Series A Preferred Stock, per the terms of its Certificate of Designation.

On June 15, 2024, Westside received a dividend of 591 shares of Series A Preferred Stock, per the terms of the Company’s Certificate of Designation.

On June 15, 2024, Westside received 289 common shares for a dividend for the Series B Preferred Stock, per the terms of the Company’s Certificate of Designation.

On June 15, 2024, Isaac Dietrich received a dividend of 15 shares of Series A Preferred Stock, per the terms of its Certificate of Designation.

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DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 250,000,000 shares of common stock, par value $0.001 per share. As of July 22, 2024, 7,741,731 shares of common stock were issued and outstanding.

Common Stock

The Company is authorized to issue 250,000,000 million shares of common stock, par value $0.001 per share.

All outstanding shares of our common stock are fully paid and nonassessable. The following summarizes the rights of holders of our common stock:

●	a holder of common stock is entitled to one vote per share on all matters to be voted upon generally by the shareholders and are not entitled to cumulative voting for the election of directors;

●	subject to preferences that may apply to shares of preferred stock outstanding, the holders of common stock are entitled to receive lawful dividends as may be declared by our board of directors;

●	upon our liquidation, dissolution or winding up, the holders of shares of common stock are entitled to receive a pro rata portion of all our assets remaining for distribution after satisfaction of all our liabilities and the payment of any liquidation preference of any outstanding preferred stock;

●	there are no redemption or sinking fund provisions applicable to our common stock; and

●	there are no preemptive, subscription or conversion rights applicable to our common stock.

Preferred Stock

Our Amended and Restated Certificate of Incorporation authorizes the issuance of up to 25,000,000 shares of blank check preferred stock, par value $0.001 per share, of which 1,000,000 have been designated as Series A Preferred Convertible Voting stock. As of July 22, 2024, 7,741,731 shares of Common Stock and 147,798 shares of Series A Preferred Convertible Voting stock were issued and outstanding. All outstanding shares of the Company’s Common Stock and Series A Preferred Convertible Voting Stock are duly authorized, validly issued, fully-paid and non-assessable. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Our Amended and Restated Certificate of Designation of Rights, Powers, Preferences, Privileges And Restrictions of Series B Convertible Voting Stock. Authorizes the issuance of 40,000 shares of Series B Convertible Voting Stock, par value $0.001. As of July 22, 2024, 16,100 shares of the Company’s Series B Convertible Voting stock were issued and outstanding. All outstanding shares of the Company’s Series B Preferred Convertible Voting Stock are duly authorized, validly issued, fully-paid and non-assessable. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Warrants

As of July 22, 2024, there were no warrants issued.

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Anti-Takeover Effects of Nevada Law and Our Articles of Incorporation and Bylaws

Some provisions of Nevada law, our articles of incorporation, and our bylaws contain provisions that could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that shareholders may otherwise consider to be in their best interest or in our best interests, including transactions that provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms. Shareholder Meetings. Our bylaws provide that a special meeting of shareholders may be called only by our president, by all of the directors provided that there are no more than three directors, or if more than three, by any three directors, or by the holder of a majority of our capital stock.

Shareholder Action by Written Consent. Our bylaws allow for any action that may be taken at any annual or special meeting of the shareholders to be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Shareholders Not Entitled to Cumulative Voting. Our bylaws do not permit shareholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.

Nevada Business Combination Statutes. The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the NRS, generally prohibit a Nevada corporation with at least 200 shareholders from engaging in various “combination” transactions with any interested shareholder for a period of two years after the date of the transaction in which the person became an interested shareholder, unless the transaction is approved by the board of directors prior to the date the interested shareholder obtained such status or the combination is approved by the board of directors and thereafter is approved at a meeting of the shareholders by the affirmative vote of shareholders representing at least 60% of the outstanding voting power held by disinterested shareholders, and extends beyond the expiration of the two-year period, unless:

●	the combination was approved by the board of directors prior to the person becoming an interested shareholder or the transaction by which the person first became an interested shareholder was approved by the board of directors before the person became an interested shareholder or the combination is later approved by a majority of the voting power held by disinterested shareholders; or

●	if the consideration to be paid by the interested shareholder is at least equal to the highest of: (a) the highest price per share paid by the interested shareholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested shareholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested shareholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested shareholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, (c) 10% or more of the earning power or net income of the corporation, and (d) certain other transactions with an interested shareholder or an affiliate or associate of an interested shareholder. In general, an “interested shareholder” is a person who, together with affiliates and associates, owns (or within two years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our shareholders the opportunity to sell their stock at a price above the prevailing market price.

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Nevada Control Share Acquisition Statutes. The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations” that are Nevada corporations with at least 200 shareholders, including at least 100 shareholders of record who are Nevada residents, and that conduct business directly or indirectly in Nevada. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested shareholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested shareholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other shareholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of the control share statutes and will be subject to these statutes if we are an “issuing corporation” as defined in such statutes.

The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the shareholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of us.

Amendment of Charter Provisions. The amendment of any of the above provisions would require approval by holders of at least a majority of the total voting power of all of our outstanding voting stock.

The provisions of Nevada law, our articles of incorporation, and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board of directors and management. It is possible that these provisions could make it more difficult to accomplish transactions that shareholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar

Our transfer agent and registrar for our common stock is Pacific Stock Transfer, 6725 Via Austi Parkway, Suite 300, Las Vegas Nevada 89119. Its telephone number is (800) 785-7782.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been very limited trading of our Common Stock. We cannot predict what effect, if any, additional sales of our shares in the public market or the availability of shares for sale will have on the market price of our common stock. Future sales of substantial amounts of common stock in the public market, could adversely affect the market price of our common stock.

Upon completion of this offering, based on our 7,741,731 shares outstanding as of July 22, 2024, 8,741,731 shares of our common stock will be outstanding, or 8,891,731 shares of common stock if the underwriter exercises its option to purchase additional shares in full. All of the shares of common stock expected to be sold in this offering will be freely tradable without restriction or further registration under the Securities Act unless held by our “affiliates,” as that term is defined in Rule 144 under the Securities Act. The remaining outstanding shares of our common stock will be deemed “restricted securities” as that term is defined under Rule 144. Restricted securities may be sold in the public market only if their offer and sale is registered under the Securities Act or if the offer and sale of those securities qualify for an exemption from registration, including exemptions provided by Rules 144 and 701 under the Securities Act, which are summarized below.

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As a result of the lock-up agreements and market stand-off provisions described below and the provisions of Rules 144 or 701, the shares of our common stock that will be deemed “restricted securities” will be available for sale in the public market following the completion of this offering as follows:

●	[_____] shares will be eligible for sale on the date of this prospectus; and

●	[_____] shares will be eligible for sale upon expiration of the lock-up agreements and market stand-off provisions described below, following the date that is 180 days after the date of this prospectus.

Lock-up agreements

Our officers, directors, and holders of 5% or more of our outstanding common stock have entered into or will enter into lock-up agreements with the underwriters, subject to certain exceptions, not to dispose of or hedge any of their common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus continuing through the date that is 180 days after the date of this prospectus, except with the prior consent of the representative. See “Underwriters” for additional information.

Rule 144

Rule 144, as currently in effect, generally provides that, once we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, a stockholder who is not deemed to have been one of our affiliates at any time during the preceding 90 days and who has beneficially owned the shares of our capital stock proposed to be sold for at least six months is entitled to sell such shares in reliance upon Rule 144 without complying with the volume limitation, manner of sale, or notice conditions of Rule 144. If such stockholder has beneficially owned the shares of our capital stock proposed to be sold for at least one year, then such person is entitled to sell such shares in reliance upon Rule 144 without complying with any of the other conditions of Rule 144.

Rule 144 also provides that a stockholder who is deemed to have been one of our affiliates at any time during the preceding 90 days and who has beneficially owned the shares of our common stock proposed to be sold for at least six months is entitled to sell such shares in reliance upon Rule 144 within any three-month period beginning 90 days after the date of this prospectus a number of such shares that does not exceed the greater of the following:

●	1% of the number of shares of our capital stock then outstanding, which will equal shares immediately after the completion of this offering, assuming no exercise by the underwriters of their option to purchase additional shares; or

●	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales of our capital stock made in reliance upon Rule 144 by a stockholder who is deemed to have been one of our affiliates at any time during the preceding 90 days are also subject to the current public information, manner of sale, and notice conditions of Rule 144.

Rule 701

Rule 701 generally provides that, once we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, a stockholder who purchased shares of our common stock pursuant to a written compensatory benefit plan or contract and who is not deemed to have been one of our affiliates at any time during the preceding 90 days may sell such shares in reliance upon Rule 144 without complying with the current public information or holding period conditions of Rule 144. Rule 701 also provides that a stockholder who purchased shares of our common stock pursuant to a written compensatory benefit plan or contract and who is deemed to have been one of our affiliates during the preceding 90 days may sell such shares under Rule 144 without complying with the holding period condition of Rule 144. However, all stockholders who purchased shares of our common stock pursuant to a written compensatory benefit plan or contract are required to wait until 90 days after the date of this prospectus before selling such shares pursuant to Rule 701.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF THE SECURITIES

The following discussion is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the shares of common stock, which we refer to collectively as the securities, issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the securities. This discussion also does not take into account or address any impact from the recently enacted tax legislation. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of the securities.

This discussion is limited to holders that hold the securities as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

●	U.S. expatriates and former citizens or long-term residents of the United States;

●	persons subject to the alternative minimum tax;

●	persons holding the securities as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

●	banks, insurance companies, and other financial institutions;

●	brokers, dealers or traders in securities;

●	real estate investment trusts or regulated investment companies;

●	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

●	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

●	tax-exempt organizations or governmental organizations;

●	persons deemed to sell the Securities under the constructive sale provisions of the Code;

●	persons for whom our common stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code;

●	persons who hold or receive the Securities pursuant to the exercise of any employee stock option or otherwise as compensation; and

●	tax-qualified retirement plans.

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If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the securities, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding the Securities and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SECURITIES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Tax Considerations Applicable to U.S. Holders

Definition of a U.S. Holder

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of the securities that, for U.S. federal income tax purposes, is:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more United States persons (within the meaning of Section 7701(a)(30) of the Code), or (2) has made a valid election under applicable Treasury Regulations to continue to be treated as a United States person.

Distributions

As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, if we do make distributions on our common stock, such distributions of cash or property on our common stock will constitute dividends to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Dividends received by a corporate U.S. Holder may be eligible for a dividends received deduction, subject to applicable limitations. Dividends received by certain non-corporate U.S. Holders, including individuals, are generally taxed at the lower applicable capital gains rate provided certain holding period and other requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital and first be applied against and reduce a U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below in the section relating to the sale or disposition of our common stock.

Sale or Other Taxable Disposition of Common Stock

Upon the sale, exchange or other taxable disposition of the common stock, a U.S. Holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon the sale, exchange or other taxable disposition and (ii) such U.S. Holder’s adjusted tax basis in the common stock. Such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period in such common stock is more than one year at the time of the sale, exchange or other taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be subject to reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to certain limitations.

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Information Reporting and Backup Withholding

A U.S. Holder may be subject to information reporting and backup withholding when such holder receives payments on the common stock (including constructive dividends) or receives proceeds from the sale or other taxable disposition of common stock. Certain U.S. Holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and such holder:

●	fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

●	furnishes an incorrect taxpayer identification number;

●	is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

●	fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Considerations Applicable to Non-U.S. Holders

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any Holder who is neither an entity treated as a partnership for U.S. federal income tax purposes, nor a U.S. Holder.

Distributions

As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, if we do make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.

Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero.

Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder of our common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

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Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition of Common Stock

A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

●	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable); or

●	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met,

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on our common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our common stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

57

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock, and will apply to payments of gross proceeds from the sale or other disposition of such stock on or after January 1, 2019.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF OUR SECURITIES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAW, AS WELL AS TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, NON-U.S., OR U.S. FEDERAL NON-INCOME TAX LAWS SUCH AS ESTATE AND GIFT TAX.

UNDERWRITING

Dawson James Securities, Inc., or “Dawson James,” is acting as the underwriter of the offering. We have entered into an underwriting agreement dated [______], 2024, with Dawson James. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriter named below, and the underwriter agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of common stock listed next to its name in the following table.

Underwriter	Number of Shares of Common Stock
Dawson James Securities, Inc.
Total

The underwriter is committed to purchase all the shares of common stock offered by us, other than those covered by the over-allotment option to purchase additional shares of common stock described below, if they purchase any shares of common stock. The obligations of the underwriter may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriter’s obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriter of officers’ certificates and legal opinions.

The underwriter is offering the shares of common stock subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

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Option to Purchase Additional Ordinary Shares

We have granted an option to the underwriter, exercisable for 45 days after the date of this prospectus, to purchase up to 150,000 additional shares of common stock (15.0%) of the shares of common stock sold in the offering) at the public offering price, less the underwriting discount. The underwriter may exercise this option in whole or in part at any time within 45 days after the date of the offering. The purchase price to be paid per additional share will be equal to the public offering price of one share of common stock less the underwriting discount. If this option is exercised in full to purchase shares of common stock, the total price to the public will be $[____] and the total net proceeds, before expenses, to us will be $[______].

Discounts, Commissions and Reimbursement

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriter of its over-allotment option.

		Total with No	Total with
	Per Share	Over-Allotment	Over-Allotment
Public offering price	$	$	$
Underwriting discounts and commissions to be paid by us (8.0%):	$	$	$
Proceeds, before other expenses, to us	$	$	$

The underwriter proposes to offer the shares of common stock to the public at the public offering price set forth on the cover of this prospectus. In addition, the underwriter may offer some of the shares of common stock to other securities dealers at such price less a concession not in excess of $[____] per share of common stock. If all of the shares of common stock are not sold at the public offering price, the underwriter may change the offering price and other selling terms by means of a supplement to this prospectus.

In addition, we have also agreed to pay all expenses in connection with the offering, including the following expenses: (a) all filing fees and expenses relating to the registration of the shares with SEC; (b) all FINRA public offering filing fees; (c) all fees and expenses relating to the listing of the Company’s equity or equity-linked securities on an Exchange; (d) all fees, expenses and disbursements relating to the registration or qualification of the shares under the “blue sky” securities laws of such states and other jurisdictions as the underwriter may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of the Company’s “blue sky” counsel, which will be underwriter’s counsel) unless such filings are not required in connection with the Company’s proposed Exchange listing; (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of the shares under the securities laws of such foreign jurisdictions as the underwriter may reasonably designate; (f) the costs of all mailing and printing of the offering documents; (g) transfer and/or stamp taxes, if any, payable upon the transfer of shares from the Company to the underwriter and (h) the fees and expenses of the Company’s accountants; (i) the fees and expenses of the Company’s legal counsel and other agents and representatives; (j) up to $10,000 to cover underwriter’s actual “road show” expenses; and (i) up to $150,000 for fees and expenses, including diligence, and legal fees and disbursements for the underwriter’s legal counsel.

We estimate that the total expenses of the offering payable by us will be approximately $[____] million.

Discretionary Accounts

The underwriter does not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

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Lock-Up Agreements

Pursuant to “lock-up” agreements, our executive officers and directors and holders of 5% or more our outstanding common stock, have agreed, subject to limited exceptions, without the prior written consent of Dawson James, not to directly or indirectly offer to sell, sell, pledge or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) any of shares of our common stock, enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of our common stock, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible into or exercisable or exchangeable for common stock or any of our other securities or publicly disclose the intention to do any of the foregoing, for a period of 180 days from the date of this prospectus. for a period of 180 days from the date of this prospectus.

Underwriter Warrants

The Company has agreed to issue to Dawson James or its designees warrants to purchase up to a total of 5.0% of the shares of common stock sold in this offering, including the exercise of the over-allotment option, if any. Such warrants and underlying shares of common stock are included in this prospectus. The warrants are exercisable at $[___] per share (125% of the public offering price per share of Common Stock) commencing on a date which is six (6) months from the effective date of the offering under this prospectus supplement and expiring on a date which is no more than five (5) years from the commencement of sales of the offering in compliance with FINRA Rule 5110. The warrants have been deemed compensation by FINRA and are therefore subject to a 6-month lock-up pursuant to Rule 5110 of FINRA. The underwriters (or their permitted assignees under the Rule) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from effectiveness. The warrants may be exercised as to all, or a lesser number of shares of common stock and will provide for cashless exercise in the event there is not an effective registration statement for the underlying shares. Such warrants will provide for registration rights upon request, in certain cases. The sole demand registration right provided will not be greater than five years from the commencement of sales of the public offering in compliance with FINRA Rule 5110(g)(8)(C). The warrants shall be exercisable on a cash basis, provided that if a registration statement registering the common stock underlying the warrants is not effective, the warrants may be exercised on a cashless basis. The warrants will have anti-dilution terms that are consistent with FINRA Rule 5110(g)(8)(E) and (F). The Company will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or the Company’s recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

Right of First Refusal

We have agreed to provide Dawson James the right of first refusal for a period of 6 months following the consummation of this offering to act as lead managing underwriter and book runner, for any future equity, equity-linked or debt (excluding commercial bank debt) offering during such period, of the Company, or any successor or any subsidiary of the Company.

Tail Financing

We have agreed to pay the above cash compensation to the extent that any fund which Dawson James contacted or introduced to us during the term of our engagement agreement with Dawson James provides financing or capital in any public or private offering or capital raising transaction during the twelve-month period following expiration or termination of our engagement letter with the Dawson James. The Tail shall exclude all investors, selling group and syndicate members that the Company introduces to Dawson, as well as to all the Company’s existing investors, whether or not already known to Dawson.

Nasdaq Listing

We plan to quote our shares of common stock on the Nasdaq under the symbol “TZUP”.

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Before this offering, there has been a limited public market for our shares of common stock. The public offering price will be determined through negotiations between us and the underwriter. In addition to prevailing market conditions, the factors to be considered in determining the public offering price are:

●	the valuation multiples of publicly traded companies that the underwriter believes to be comparable to us,

●	our financial information,

●	the history of, and the prospects for, our company and the industry in which we compete,

●	an assessment of our management, its past and present operations, and the prospects for, and timing of, our future revenues,

●	the present state of our development, and

●	the above factors in relation to market values and various valuation measures of other companies engaged in activities similar to ours.

An active trading market for our shares of common stocks may not develop. It is also possible that after the offering our shares of common stock shares will not trade in the public market at or above the public offering price.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by the underwriter or selling group members. The underwriter may agree to allocate a number of securities to selling group members for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us, and should not be relied upon by investors.

Indemnification

We have agreed to indemnify Dawson James, its affiliates and each person controlling Dawson James against any losses, claims, damages, judgments, assessments, costs, and other liabilities, as the same are incurred (including the reasonable fees and expenses of counsel), relating to or arising out of the offering, undertaken in good faith.

Other Relationships

The underwriter and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they may in the future receive customary fees.

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

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LEGAL MATTERS

The validity of the issuance of the shares offered in this prospectus, as well as certain legal matters of U.S. federal securities law related to the offering will be passed upon for us by Sichenzia Ross Ference Carmel LLP. ArentFox Schiff LLP, Washington, D.C., is acting as counsel to the underwriter.

EXPERTS

The financial statements of our company for the years ended December 31, 2023 and 2022, included in this prospectus have been audited by Haynie & Company, independent registered public accountants, as stated in its report appearing herein and elsewhere in this prospectus and have been so included in reliance upon the report of this firm given upon their authority as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 (including exhibits) under the Securities Act, with respect to the shares to be sold in this offering. This prospectus does not contain all the information set forth in the registration statement. For further information with respect to our company and the common stock offered in this prospectus, reference is made to the registration statement, including the exhibits filed thereto, and the financial statements and notes filed as a part thereof. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We also maintain a website at www.ThumzupMedia.com. Upon the effectiveness of the registration statement of which this prospectus forms a part, you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

No dealer, salesperson, or other person has been authorized to give any information or to make any representation not contained in this prospectus, and, if given or made, such information and representation should not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered by this prospectus in any jurisdiction or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the facts set forth in this prospectus or in our affairs since the date hereof.

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Thumzup Media Corporation

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Thumzup Media Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Thumzup Media Corporation (the Company) as of December 31, 2023 and 2022, and the related statements of operations, stockholders’ equity, and cash flows for each of the years in the years ended December 31, 2023 and 2022, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and 2022, and the results of its operations and its cash flows for each of the years ended December 31, 2023, and 2022, in conformity with accounting principles generally accepted in the United States of America.

Consideration of the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 3 to the financial statements, the Company has yet to generate significant revenue, has incurred net losses and has an accumulated deficit. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 3 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/S/ Haynie & Company

Salt Lake City, Utah

March 20, 2024

We have served as the Company’s auditor since 2021

F-2

THUMZUP MEDIA CORPORATION

BALANCE SHEETS

	December 31,
	2023	2022

ASSETS
Current assets:
Cash	$259,212	$1,155,343
Prepaid expenses	6,321	2,903
Total current assets	265,533	1,158,246

Capitalized software costs, net	142,614	-
Property and equipment, net	7,040	2,553

Total assets	$415,187	$1,160,799

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$65,860	$91,359
Liquidated damages and accrued interest	-	282,916
Total current liabilities	65,860	374,275

Total liabilities	65,860	374,275

Commitments and contingencies

Stockholders’ equity:
Preferred stock - 25,000,000 shares authorized:
Preferred stock - Series A, $0.001 par value, $45,000 stated value, 1,000,000 shares authorized; 142,769 and 125,865 shares issued and outstanding	143	126
Common stock, $0.001 par value, 250,000,000 shares authorized; 7,656,488 and 7,108,336 shares issued and outstanding, respectively	7,656	7,108
Additional paid in capital	6,033,331	3,179,913
Subscription receivable	-	(33,000)
Accumulated deficit	(5,691,803)	(2,367,623)
Total stockholders’ equity	349,327	786,524

Total liabilities and stockholders’ equity	$415,187	$1,160,799

The accompanying notes are an integral part of these financial statements.

F-3

THUMZUP MEDIA CORPORATION

STATEMENTS OF OPERATIONS

	For the Year Ended December 31,
	2023	2022

Revenues	$2,048	$2,421

Operating Expenses:
Cost of revenues	144	439
Sales and marketing	855,270	224,088
Research and development	513,088	567,408
Professional and consulting	727,554
General and administrative	395,624	418,940
Depreciation and amortization	29,398	2,160
Total Operating Expenses	2,521,078	1,213,035

Loss From Operations	(2,519,030)	(1,210,614)

Other Income (Expense):
Expense for liquidated damages	(731,652)	(268,202)
Interest expense	(73,498)	(25,865)
Total Other Income (Expense)	(805,150)	(294,067)

Net Loss Before Income Taxes	(3,324,180)	(1,504,681)

Provision for Income Taxes (Benefit)	-	-

Net Loss	(3,324,180)	(1,504,681)

Net Income (Loss) Available to Common Stockholders	$(3,324,180)	$(1,504,681)

Net Income (Loss) Per Common Share:
Basic	$(0.47)	$(0.24)
Diluted	$(0.47)	$(0.24)

Weighted Average Common Shares Outstanding:
Basic	7,123,001	6,215,753
Diluted	7,123,001	6,215,753

The accompanying notes are an integral part of these financial statements.

F-4

THUMZUP MEDIA CORPORATION

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

	Preferred Stock				Additional
	Series A		Common Stock		Paid	Subscription	Accumulated
	Shares	Amount	Shares	Amount	In Capital	Receivable	Deficit	Total

Balance at December 31, 2021	-	$-	6,037,836	$6,038	$1,036,749	$-	$(862,942)	$179,845
Preferred Series A issued for cash	28,004	$28	-	-	$1,259,967	$-	-	$1,259,995
Preferred Series A issued for conversion of notes	95,596	$96	-	-	$157,638	$-	-	$157,733
Preferred Series A issued for dividends	2,265	$2	-	-	$2,263	$-	-	$2,265
Common Stock issued for cash	-	-	286,834	$286	$736,714	$(33,000)	-	$704,000
Common Stock issued for services	-	-	6,000	$6	$50,954	$-	-	$50,960
Common Stock issued for conversion of notes	-	-	777,663	$778	$84,765	$-	-	$85,543
Stock issuance costs	-	-	-	-	$(149,137)	$-	-	$(149,137)
Net loss	-	-	-	-	-	-	(1,504,681)	$(1,504,681)
Rounding	-	-	-	-	-	-	-	1
Balance at December 31, 2022	125,865	$126	7,108,333	$7,108	$3,179,913	$(33,000)	$(2,367,623)	$786,524
Preferred Series A issued for dividends	10,325	$12	-	-	$10,313	-	-	$10,325
Preferred Series A issued for liquidated damages	6,579	$7	-	$-	$296,038	-	-	$296,045
Common Stock issued for services rendered	-	-	28,000	$28	$192,012	-	-	$192,040
Common Stock issued for Reg A + offering and cash	-	-	389,896	$390	$1,591,102	-	-	$1,591,490
Common Stock offering costs	-	-	-	-	$(17,601)	-	-	$(17,601)
Stock subscription receivable received	-	-	-	-	-	$33,000	-	$33,000
Common stock issued for liquidated damages and accrued interest	-	-	130,259	$130	$781,554	-	-	$781,684
Net loss	-	-	-	-	-	-	$(3,324,180)	$(3,324,180)

Balance at December 31, 2023	$142,769	$143	$7,656,488	$7,656	$6,033,331	$-	$(5,691,803)	$349,327

The accompanying notes are an integral part of these financial statements.

F-5

THUMZUP MEDIA CORPORATION

CONSOLIDATED STATEMENTS OF CASHFLOWS

	For the Year Ended December 31,
	2023	2022

Cash flows from operating activities:
Net loss	$(3,324,180)	$(1,504,681)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	29,398	2,160
Stock issued for services	192,040	50,960
Preferred stock dividend paid with stock	10,325	2,265
Preferred stock issued for liquidated damages	296,043	-
Common stock issued for liquidated damages	781,684
Interest expense paid with stock on conversion	-	8,886
Changes in operating assets and liabilities:
Prepaid expenses	(3,418)	(2,903)
Accounts payable and accrued expenses	(25,499)	76,437
Liquidated damages and accrued interest	(282,916)	282,916
Net cash used in operating activities	(2,326,523)	(1,083,960)

Cash flows from investing activities:
Purchases of property and equipment	(7,986)	-
Capitalized software costs	(168,513)	-
Net cash used in investing activities	(176,499)	-

Cash flows from financing activities:
Proceeds from sale of common stock	1,591,492	737,000
Subscription receivable	33,000	(33,000)
Costs incurred for equity sales	(17,601)	(149,137)
Proceeds from sale of preferred stock	-	1,259,995
Net cash provided by financing activities	1,606,891	1,814,858

Net (decrease) increase in cash	(896,131)	730,898

Cash, beginning of year	1,155,343	424,445

Cash, end of year	$259,212	$1,155,343

Supplemental disclosures of cash flow information:
Cash paid during period for interest	$-	$-
Cash paid during period for taxes	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Preferred Series A issued for exchange of convertible notes and accrued interest	$-	$157,733
Common shares issued upon conversion of convertible notes and accrued interest	$-	$85,543

The accompanying notes are an integral part of these financial statements.

F-6

Thumzup™ Media Corporation

Notes to Financial Statements

December 31, 2023

Note 1 - Business Organization and Nature of Operations

Thumzup Media Corporation (“Thumzup” or “Company”) was incorporated on October 27, 2020, under the laws of the State of Nevada, and its headquarters is located in Los Angeles, California. The Company’s primary business is software as a service provider dedicated to connecting businesses with consumers and allowing the business to incentivize consumers to post about their experience on social media. Thumzup’s mission is to democratize social media marketing by connecting advertisers with non-professional people, who can be paid for their posts about products and services they love through its technology which utilizes a proprietary mobile app (“App”). The App generates scalable word-of-mouth product posts and recommendations for advertisers on social media and is designed to connect advertisers with individuals who are willing to promote their products online.

The Company is an “emerging growth company” as that term is used in the Jumpstart our Business Startups Act of 2012, and as such, has elected to comply with certain reduced public company reporting requirements.

Note 2 - Restatement

The accompanying financial statements include the restatement of the Company’s previously filed balance sheet and the related statements of operations, changes in shareholder’s equity and cash flows for the year ended December 31, 2022.

In connection with the preparation of the Company’s condensed interim financial statements as of and for the fiscal quarter ended June 30, 2023, the Company identified inadvertent errors in the accounting for certain equity transactions, specifically the liquidated damages provisions contained in certain of the Company’s equity offerings.  Upon further evaluation, the Company determined that the liquidated damages should have been accounted for as liabilities and losses for the liquidated damages recorded in the Company’s statements of operations.

The categories of misstatements and their impact on previously reported financial statements for the 2022 annual period are described below:

Liquidated damages: The recognition, measurement and presentation and disclosure related to the liquidated damages provisions contained in the Registration Rights Agreements of certain of the Company’s equity offerings.

In addition to the restatement of the financial statements, certain information in Note 6 to the financial statements has been restated to reflect the corrections of misstatements discussed above as well as to add disclosure language as appropriate.

The financial statement misstatements reflected in previously issued financial statements did not impact cash flows from operations, investing, or financing activities in the Company’s statements of cash flows for any period previously presented.

Comparison of restated financial statements to financial statements as previously reported

The following tables compare the Company’s previously issued Balance Sheet and Statements of Operations as of and for the year ended December 31, 2022 to the corresponding restated financial statements for the respective year.

F-7

The restated balance sheet and statements of operations as of and for the year ended December 31, 2022 are as follows:

THUMZUP MEDIA CORPORATION

BALANCE SHEETS

	December 31, 2022	Restatement Adjustment	December 31, 2022
	(As Reported)		(As Restated)
ASSETS
Current assets:
Cash	$1,155,343	$-	$1,155,343
Prepaid expenses	2,903	-	2,903
Total current assets	1,158,246	-	1,158,246

Property and equipment, net	2,553	-	2,553

Total assets	$1,160,799	$-	$1,160,799

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$91,359	$-	$91,359
Liquidated damages and accrued interest	-	282,916	282,916
Total current liabilities	91,359	282,916	374,275

Total liabilities	91,359	282,916	374,275

Commitments and contingencies

Stockholders’ equity:
Preferred stock - 20,000,000 shares authorized:
Preferred stock - Series A, $0.001 par value, $45,000 stated value, 1,000,000 shares authorized; 125,865 shares issued and outstanding	126	-	126

Common stock, $0.001 par value, 250,000,000 shares authorized; 7,108,336 shares issued and outstanding	7,108	-	7,108
Additional paid in capital	3,179,913	-	3,179,913
Subscription receivable	(33,000)	-	(33,000)
Accumulated deficit	(2,084,707)	(282,916)	(2,367,623)
Total stockholders’ equity	1,069,440	(282,916)	786,524

Total liabilities and stockholders’ equity	$1,160,799	$-	$1,160,799

The accompanying notes are an integral part of these financial statements.

F-8

THUMZUP MEDIA CORPORATION

STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2022	Restatement Adjustment	For the Year Ended December 31, 2022
	(As Reported)		(As Restated)
Revenues	$2,421	$-	$2,421

Operating Expenses:
Cost of revenues	439	-	439
Sales and marketing	224,088	-	224,088
Research and development	567,408	-	567,408
General and administrative	418,940	-	418,940
Depreciation and amortization	2,160	-	2,160
Total Operating Expenses	1,213,035	-	1,213,035

Loss From Operations	(1,210,614)	-	(1,210,614)

Other Income (Expense):
Expense for liquidated damages	-	(268,202)	(268,202)
Interest expense	(11,151)	(14,714)	(25,865)
Total Other Income (Expense)	(11,151)	(282,916)	(294,067)

Net Loss Before Income Taxes	(1,221,765)	(282,916)	(1,504,681)

Provision for Income Taxes (Benefit)	-	-	-

Net Loss	(1,221,765)	(282,916)	(1,504,681)

Net Income (Loss) Available to Common Stockholders	$(1,221,765)	$(282,916)	$(1,504,681)

Net Income (Loss) Per Common Share:
Basic	$(0.20)	$(0.04)	$(0.24)
Diluted	$(0.20)	$(0.04)	$(0.24)

Weighted Average Common Shares Outstanding:
Basic	6,215,753		6,215,753
Diluted	6,215,753		6,215,753

F-9

Note 3 - Summary of Significant Accounting Policies

Basis of Presentation -

The accompanying financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and in accordance with the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) with respect to Form 10-K.

Use of Estimates

The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States of America, which requires management to use its judgment to make estimates and assumptions that affect the reported amounts of assets and liabilities and related disclosures at the date of the financial statements and the reported amounts of expenses during the reported period. These assumptions and estimates could have a material effect on the financial statements. Actual results may differ materially from those estimates. The Company’s management periodically reviews estimates on an ongoing basis based on information currently available, and changes in facts and circumstances may cause the Company to revise these estimates. Significant estimates include estimates used in the valuation allowance related to deferred tax assets. Actual results may differ from these estimates.

Cash and Cash Equivalents

Cash and cash equivalents include all cash on hand, demand deposits and short-term investments with original maturities of three months or less when purchased.

As of December 31, 2023 and 2022, the Company’s cash and cash equivalents consisted of $259,212 and $1,155,343, respectively. The Company maintains its cash in banks insured by the Federal Deposit Insurance Corporation in accounts that at times may be in excess of the federally insured limit of $250,000 per bank. The Company minimizes this risk by placing its cash deposits with major financial institutions. At December 31, 2023 and 2022, the uninsured balances amounted to $1,850 and $905,343, respectively. There is a risk the Company may lose uninsured balances over the FDIC insurance limit.

Prepaid Expenses

As of December 31, 2023 and December 31, 2022, the Company had $6,321 and $2,903 in prepaid expenses, respectively. The Company’s prepaid expenses as of December 2022 consisted primarily of fees paid to a consultant for business development services which were rendered in January 2023.

Property and Equipment

Property and equipment, which consists of computer equipment is recorded at cost and depreciated using the straight-line method over the estimated useful lives. Ordinary repair and maintenance costs are included in general and administrative expenses on our statement of operations. However, expenditures for additions or improvements that significantly extend the useful life of the asset are capitalized in the period incurred. At the time assets are sold or disposed of, the cost and accumulated depreciation are removed from their respective accounts and the related gains or losses are reflected in the statements of operations in gains from sales of property and equipment, net.

The estimated useful life for computer equipment is three years. We evaluate the appropriateness of remaining depreciable lives assigned to computer equipment at the end of each fiscal year. Depreciation expense for the years ended December 31, 2023 and December 31, 2022 was $3,499 and $2,160, respectively.

Revenue Recognition

The Company recognizes revenue when services are realized.

The Company’s revenues are accounted for under ASC Topic 606, “Revenue From Contracts With Customers” (“ASC 606”). The fees are generally fixed at the point of sale and all consideration from contracts is included in the transaction price. The Company’s contracts do not include multiple performance obligations or material variable consideration.

F-10

In accordance with ASC 606, the Company recognizes revenue upon the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. The Company recognizes revenue in accordance with that core principle by applying the following:

(i)	Identify the contract(s) with a customer;

(ii)	Identify the performance obligation in the contract;

(iii)	Determine the transaction price;

(iv)	Allocate the transaction price to the performance obligations in the contract; and

(v)	Recognize revenue when (or as) the Company satisfies a performance obligation.

We derive our revenue principally from service fees paid by the client for the use of our platform in connection with our advertising technology platform which incentivizes users to leave reviews of our clients. Our sole performance obligation in the transaction is to connect clients with end-users to facilitate the completion of a successful review on the user’s social media accounts.

Judgment is required in evaluating the presentation of revenue on a gross versus net basis based on whether we control the service provided to the end-user and are the principal in the transaction (gross), or we arrange for other parties to provide the service to the end-user and are the agent in the transaction (net). We have concluded that we are the agent in our current transactions as we arrange for users to provide the service to the clients and the users post reviews on social media accounts controlled by the users. The assessment of whether we are considered the principal or the agent in a transaction could impact the accounting for these transactions and change the timing and amount of revenue recognized. The percentage fee the Company charges is not variable.

Cost of Goods Sold

The Company classifies its credit card transaction fees as cost of goods sold.

Client Deposits

Thumzup’s clients generally prepay to utilize the Company’s technology platform. All client deposits for services are recorded as a client deposit liability upon receipt. Upon a user leaving a qualified review for the client, as defined in Thumzup’s Mobile Terms and Conditions, the Company transfers the fee payable to the user to a user account balances liability account and realizes the fees payable to the Company as revenue. The Company holds all client deposits and user account balances in cash or cash-equivalents, including money market accounts.

Capitalized Software Development Costs

We capitalize certain costs related to the development and enhancement of the Thumzup platform. In accordance with authoritative guidance, including ASC 350-40, we began to capitalize these costs when the technological feasibility was established and preliminary development efforts were successfully completed, management has authorized and committed project funding, and it was probable that the project would be completed and the software would be used as intended. Such costs are amortized when placed in service, on a straight-line basis over the estimated useful life of the related asset, generally estimated to be three years. Costs incurred prior to meeting these criteria together with costs incurred for training and maintenance are expensed as incurred and recorded in product development expenses on our statements of operations. Costs incurred for enhancements that were expected to result in additional features or functionality that would generate additional revenue are capitalized and expensed over the estimated useful life of the enhancements, generally three years. The Company does not capitalize any testing or maintenance costs. The accounting for these capitalized software costs requires us to make significant judgments, assumptions and estimates related to the timing and amount of recognized capitalized software development costs. For the years ended December 31, 2023 and 2022, we capitalized $168,513 and $0 of costs related to the development of software applications, respectively. Amortization of capitalized software costs was $25,899 and $0 for the for the years ended December 31, 2023 and 2022, respectively. The balance of capitalized software was $142,614 and $0, net of accumulated amortization of $25,899 and $0 at December 31, 2023 and 2022, respectively.

The Company evaluates its capitalized software costs for impairment annually, at year-end. As of December 31, 2023, the Company determined no impairment of its capitalized software costs was warranted.

Income Taxes

The Company utilizes the asset and liability approach to measure deferred tax assets and liabilities based on temporary differences existing at each balance sheet date using currently enacted tax rates in accordance with ASC 740. ASC 740 considers the differences between financial statement treatment and tax treatment of certain transactions. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rate is recognized as income or expense in the period that includes the enactment date of that rate.

F-11

The Company has no tax positions as of December 31, 2023 and 2022 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility.

The Company recognizes any interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. For the years ending December 31, 2023 and 2022, the Company recognized no interest and penalties.

Net Earnings (Loss) Per Common Share

The Company computes earnings (loss) per share under ASC subtopic 260-10, Earnings Per Share. Net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per share, if presented, would include the dilution that would occur upon the exercise or conversion of all potentially dilutive securities into common stock using the “treasury stock” and/or “if converted” methods, as applicable.

The computation of basic and diluted income (loss) per share, for the year ended December 31, 2023 and 2022 excludes potentially dilutive securities when their inclusion would be anti-dilutive, or if their exercise prices were greater than the average market price of the common stock during the period.

Potentially dilutive securities excluded from the computation of basic and diluted net loss per share are as follows:

	December 31,	December 31,
	2023	2022
Common shares issuable upon conversion of preferred stock	2,141,535	1,887,976
Total potentially dilutive shares	2,141,535	1,887,976

Recent Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-06, which simplifies the guidance on accounting for convertible debt instruments by removing the separation models for: (1) convertible debt with a cash conversion feature; and (2) convertible instruments with a beneficial conversion feature. As a result, the Company will not separately present in equity an embedded conversion feature in such debt. Instead, we will account for a convertible debt instrument wholly as debt, unless certain other conditions are met. We expect the elimination of these models will reduce reported interest expense and increase reported net income for the Company’s convertible instruments falling under the scope of those models before the adoption of ASU 2020-06. Also, ASU 2020-06 requires the application of the if-converted method for calculating diluted earnings per share and the treasury stock method will be no longer available. The provisions of ASU 2020-06 are applicable for fiscal years beginning after December 15, 2021, with early adoption permitted no earlier than fiscal years beginning after December 15, 2020. The adoption of this update did not have a material impact on the Company’s financial statements and related disclosures.

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures,” which will add required disclosures of significant expenses for each reportable segment, as well as certain other disclosures to help investors understand how the chief operating decision maker (“CODM”) evaluates segment expenses and operating results. The new standard will also allow disclosure of multiple measures of segment profitability, if those measures are used to allocate resources and assess performance. The amendments will be effective for public companies for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. We are currently evaluating the impact of this accounting standard update on our consolidated financial statements.

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures,” which requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as information on income taxes paid. The standard is intended to benefit investors by providing more detailed income tax disclosures that would be useful in making capital allocation decisions. The standard will be effective for public companies for fiscal years beginning after December 15, 2024. Early adoption is permitted. We are currently evaluating the impact of this accounting standard update on our consolidated financial statements.

There are other various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

Note 4 - Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company was only recently formed, has not yet established profitable operations and has incurred losses since inception. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise additional funds not provided by operations through loans or through sales of its common stock. There is no assurance that the Company will be successful in raising this additional capital or in achieving profitable operations. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

F-12

The Company recognized its first revenues in December 2021. It relies on short-term debt and equity funding for its operations. At December 31, 2023 and 2022, the Company had a cash balance of $259,212 and $1,155,343, and the Company used $2,326,523 and $1,083,960 to fund operating activities for the years ending December 31, 2023 and 2022, respectively. For the year ended December 31, 2023 the Company raised approximately $1,574,000 from the sale of 387,798 shares of common stock through a Reg A + offering. The Company raised approximately $737,000 from the sale of 286,834 shares of its common stock and approximately $1,260,000 from the sale of 28,004 shares of Preferred Series A stock and incurred offering costs of $149,137 during the year ended December 31, 2022. The Company may need to raise additional funding and manage expenses in order to continue as a going concern.

Note 5 - Senior Secured Convertible Promissory Notes

On November 19, 2020, the Company issued $215,000 in Senior Secured Convertible Promissory Notes (“Senior Notes”). The Senior Notes originally matured on November 21, 2021 and accrued interest at eight (8%) per annum. Accrued interest maybe paid quarterly or converted in to shares of common stock. The note holders issued an extension of the due date on these notes to November 19, 2022. During September 2022, the Company issued 777,663 shares of its common stock upon conversion of the Senior Notes and the associated accrued interest payable of $85,543 and issued 95,596 shares of its Series A Preferred upon exchange of the remaining principal balance and accrued interest of the Senior Notes of $157,733. The balance of the Senior Notes payable at December 31, 2023 and December 31, 2022 was $0 and $0, respectively.

At any time while the Senior Notes were outstanding, and at the sole option of the note holder, the Senior Notes were convertible into shares of the Company’s common stock, $0.001 par value, or any shares of capital stock or other securities of the Company into which such common stock could have been changed or reclassified.

A holder was not entitled to convert any portion of the Senior Note in excess of that portion of the Senior Note upon conversion of which the sum of (1) the number of shares of common stock beneficially owned by the Holder and its affiliates and (2) the number of conversion shares issuable upon the conversion would have resulted in beneficial ownership by a Holder and its affiliates of more than 4.50% of the then outstanding shares of common stock.

The per share conversion price into which principal and interest outstanding of the Senior Notes were convertible into shares of common stock was equal to $0.11 cents per share. The Senior Notes contained a protection feature whereupon any issuance by the Company of common stock, or a security that was convertible into common stock, at a price lower than a net receipt to the Company of $0.11 per share, would result in the conversion price being adjusted to equal the lower price per share. The Company had classified this protection as a contingent beneficial feature and would have recorded it as a benefit to a holder in the event a conversion price adjustment occurred. The conversion price adjustment for the Senior Notes never occurred.

Note 6 - Contingencies

Russia-Ukraine conflict

The Russian-Ukraine conflict is a global concern. The Company does not have any direct exposure to Russia or Ukraine through its operations, employee base, investments or sanctions. However, if the conflict escalates, it is unknown whether its direct or indirect effects may impact our business.

F-13

Note 7 - Shareholders’ Equity

Preferred Stock

The Company is authorized to issue 25,000,000 shares of preferred stock, par value $0.001 per share. On September 26, 2022, the Company amended a Certificate of Designation to the Secretary of State of Nevada designating 1,000,000 shares of preferred stock as Series A Preferred which was originally submitted on September 21, 2022 (“Series A COD”). Each shareholder shall have the right, at any time and from time to time, at the shareholder’s option to convert any or all of such holder’s shares of Series A Preferred into the number of shares of Common Stock. Each share of Series A Preferred initially converts into 15 shares of Common Stock at a reference rate of $3.00 per share of Common Stock subject to adjustments.

The holders of Series A Preferred shall be entitled to receive dividends, in cash or in-kind at Company’s election, in an amount equal to $3.50 per share. If paid in kind, the dividend shall be in shares of Series A Preferred (the “Dividend Shares”) valued at the $45.00 per share of Series A Preferred (the “Purchase Price”) unless the closing price of the common stock on the trading day prior to the issuance of the dividend is below the reference rate, in which case the dividend shares shall be valued at the purchase price adjusted pursuant to the formula set forth in Section 3 of the Certificate of Designations.

For the year ended December 31, 2022 the Company entered into a Securities Purchase Agreement with accredited investors. Pursuant to the Securities Purchase Agreements, the company sold 28,004 Shares of its Series A Preferred at $45.00 per preferred share and received gross proceeds of approximately $1,259,995. The Company issued 95,596 shares of its Series A Preferred for the exchange of the Senior Notes and the associated accrued interest payable of $157,733.

On December 30, 2022, the Company issued 2,265 shares of Series A Preferred shares as dividends.

On March 15, 2023, the Company issued 2,447 Series A Preferred shares as dividends.

On June 15, 2023, the Company issued 2,495 Series A Preferred shares as dividends.

From September 1 to September 14, 2023, the Company entered into waiver agreements pursuant to which the Company issued 6,579 Series A Preferred shares for the settlement of certain liquidated damages.

On September 15, 2023, the Company issued 2,671 Series A Preferred shares as dividends.

On December 15, 2023, the Company issued 2,712 Series A Preferred shares as dividends.

As December 31, 2023 and 2022, the Company had 142,769 and 125,865 Series A Preferred shares issued and outstanding, respectively.

Common Stock

The Company is authorized to issue 250,000,000 million shares of common stock, par value $0.001 per share. As of December 31, 2023 and 2022, the Company had 7,656,488 and 7,108,336 shares issued and outstanding, respectively.

During the year ended December 31, 2022, the Company issued 6,000 shares valued at $50,960 based on the market value of $8.49 per share on the date of the stock grant for services rendered.

During the year ended December 31, 2022, the Company issued 286,834 shares of common stock for investment of $587,863, net offering expenses of $149,137.

During the year ended December 31, 2022, the Company issued 777,663 shares of common stock for the conversion of convertible debt and accrued interest of $85,543.

F-14

During the year ended December 31, 2023, the Company issued 28,000 shares of common stock valued at $192,040 for services rendered.

During the year ended December 31, 2023, the Company issued 389,896 shares of common stock for proceeds of $1,573,891, net offering costs of $17,601.

During the year ended December 31, 2023, the Company issued 130,259 shares of common stock valued at $781,684 pursuant to waive agreements for the settlement of certain liquidated damages.

During the year ended December 31, 2023 and 2022, the Company realized losses of $392,660 and $282,916, respectively, for liquidated damages contained in the Registration Rights Agreements in certain of the Company’s equity offerings for failing to file and maintain a Registration Statement covering the shares sold in those offerings. From September 1 to 14, 2023, the Company entered into Waiver Agreements with certain investors pursuant to which the Investors waived certain liquidated damages owed to the Investors by the Company in exchange for the issuance to the Investors by the Company of 130,259 and 6,579 shares of common and Series A preferred stock, par value $0.001 and $0.001 per share, respectively. The Company realized a $266,654 loss on settlement for the issuance of common stock under the Waiver Agreements. As of December 31, 2023 and 2022, the accrued liquidated damages and accrued interest is $0 and $282,916, respectively.

Note 8 - Related Party Transactions

We have not been a party to any transaction or arrangement in which the amount involved in the transaction exceeded 1% of the average of our total assets at December 31, 2023 and 2022 and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of any class of our voting securities or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

On November 19, 2020, Westside, of which one of our Directors, Robert Haag, is the Managing Member and sole owner, purchased a convertible note in the principal amount of $50,000 convertible for $50,000 in consideration. The convertible note was converted into common stock and preferred shares on September 28, 2022 and the note is now retired.

On March 16, 2021, Westside, of which one of our Directors, Robert Haag, is the Managing Member and sole owner, acquired 25,000 shares of Common Stock at $1.00 per share for a subscription in the amount of $25,000.

On January 7, 2022, Westside, of which one of our Directors, Robert Haag, is the Managing Member and sole owner, acquired 33,334 shares of Common Stock at $1.50 per share for a subscription in the amount of $50,000.

On July 7, 2022, Westside, of which one of our Directors, Robert Haag, is the Managing Member and sole owner, acquired 16,667 shares of Common Stock at $3.00 per share for a subscription in the amount of $50,000.

On September 27, 2022, Westside, of which one of our Directors, Robert Haag, is the Managing Member and sole owner, acquired 2,223 shares of our Series A Preferred Stock at $45 per share for a subscription in the amount of $100,000.

On September 28, 2022, Westside, of which one of our Directors, Robert Haag, is the Managing Member and sole owner, exchanged convertible debt in the amount of $37,887.16 in principal and accrued interest for 22,962 shares of Series A Preferred Stock.

On September 28, 2022, Westside, of which one of our Directors, Robert Haag, is the Managing Member and sole owner, acquired 169,644 shares of Common Stock for the conversion of debt in the amount of $18,660.88 in principal and accrued interest.

F-15

On June 29, 2022, Robert Steele, our Chief Executive Officer and a Director, sold 100,000 shares of Common Stock for $30,000.00 in a private transaction to an accredited investor.

On November 18, 2022, the Company entered into a Media Relations Services Agreement (the “Media Relations Services Agreement”) with Elev8 New Media, LLC (“Elev8”), of which one of our directors, Robert Haag, is a member. Under the terms of the agreement, the Company will pay Elev8 $6,500 per month for six months and the Media Relations Services Agreement will automatically renew into consecutive monthly periods unless either party provides 30 days written notice of cancellation. This price is a discounted rate off Elev8’s normal monthly price of $9,500 per month. In addition to the monthly fee, through November 30, 2023, the Company has paid Elev8 an aggregate of $25,000 for a social media marketing campaign and an aggregate of $15,000 for marketing aimed at garnering more advertisers and users for its AdTech platform and mobile app, with an additional objective to increase the number of followers for the Company’s social media accounts. The vast majority of the funds paid to Elev8 for the social media campaign and marketing plan were spent with Meta, Google and other social media companies. Thumzup suspended the Media Relations Agreement with Elev8 on October 31, 2023.

On December 15, 2022, Westside, of which one of our Directors, Robert Haag, is the Managing Member and sole owner, received a dividend of 490 shares of Series A Preferred Stock, per the terms of its Certificate of Designation.

On December 30, 2022, Westside, of which one of our Directors, Robert Haag, is the Managing Member and sole owner, acquired 1,111 shares of our Series A Preferred Stock at $45 per share for a subscription in the amount of $50,000.

On February 22, 2023, Daniel Lupinelli, a 10%+ shareholder of the Company, subscribed to purchase 223 shares of common stock at $4.50 per share for a subscription amount of $1,003.50 under the Company’s qualified offering under Regulation A+. The subscription is currently in escrow.

On February 28, 2023, Westside, of which one of our Directors, Robert Haag, is the Managing Member and sole owner, subscribed to purchase 11,150 shares of common stock at $4.50 per share for a subscription amount of $50,175 under the Company’s qualified offering under Regulation A+. Westside will receive 1,115 shares of common stock as bonus shares under the terms of the qualified offering under Regulation A+. The subscription is currently in escrow. (Pacific stock shows as issued.)

On March 15, 2023, Westside, of which one of our Directors, Robert Haag, is the Managing Member and sole owner, received a dividend of 521 shares of Series A Preferred Stock, per the terms of its Certificate of Designation.

On June 27, 2023, Westside subscribed to purchase 11,140 shares of common stock at $4.50 per share for a subscription amount of $50,130 under the Company’s qualified offering under Regulation A+. Westside received 1,114 shares of common stock as bonus shares under the terms of the qualified offering under Regulation A+. The subscription closed on June 29, 2023.

On September 2, 2023, Westside entered into certain Waiver Agreements with the Company pursuant to which Westside was issued an aggregate of 11,510 and 871 shares of common and Series A Preferred stock, respectively, for the waiver of liquidated damages due under Registration Rights Agreements for failing to file and maintain a registration statement covering the shares.

On September 15, 2023, Westside received a dividend of 558 shares of Series A Preferred Stock, per the terms of the Company’s Certificate of Designation.

On December 4, 2023, Westside entered into a Promissory Note with the Company for $30,000 (“Westside Note”). The Westside Note carried an interest rate of 0% and matured on December 8, 2023. The Company repaid the Westside Note in full on December 5, 2023 for $30,000. The Westside Note is retired.

On December 15, 2023, Westside received a dividend of 569 shares of Series A Preferred Stock, per the terms of the Company’s Certificate of Designation.

On March 14, 2024, Westside acquired 1,000 shares of our Series B Preferred Stock at $50 per share for a subscription in the amount of $50,000.

On March 15, 2024, Westside received a dividend of 580 shares of Series A Preferred Stock, per the terms of the Company’s Certificate of Designation.

F-16

Note 9 - Income Taxes

As of December 31, 2023, the Company has net operating loss carryforwards (“NOL”) of approximately $5,692,000, which is available to reduce future taxable income, for federal and state income taxes, respectively. The NOL is scheduled to expire in 2037. At the current federal tax rate of 21% and including book to tax differences result in the current NOL of $724,000 at December 31, 2023. The Company has no income tax effect due to the recognition of a full valuation allowance on the expected tax benefits of future loss carry forwards based on uncertainty surrounding realization of such assets. During the year ended December 31, 2023, the Company has increased the valuation allowance from $319,000 to $724,000.

The tax effect of the carry forwards that give rise to deferred tax assets at December 31, 2023 consists of the following:

	2023	2022
Deferred tax assets:
Net operating loss	$724,000	$319,000
Total deferred tax assets	724,000	$319,000
Valuation allowance	(724,000)	(319,000)
Deferred tax asset, net of allowance	$-	$-

A reconciliation of the statutory income tax rate and the Company’s effective tax rate is as follows:

	2023	2022
Statutory U.S. federal rate	21.0%	21.0%
Book to tax differences	(9.0)%	(6.0)%
Valuation allowance	(12.0)%	(15.0)%
Effective tax rate	0.0%	0.0%

Note 10 - Subsequent Events

The Company has evaluated subsequent events from the balance sheet date through the date which the financial statements were issued.

In January 2024, the Company conducted the final closing of its qualified offering under Regulation A+, for which it issued 35,368 shares of common stock for proceeds of $160,916, net offering expenses of $1,789.

On February 21, 2024, the Company issued 1,000 shares of common stock for services rendered.

On February 28, 2024, the Company engaged an investment bank for an underwritten offering in conjunction with a listing on a national exchange.

On March 4, 2024, the Company issued 18,000 shares of common stock for services to be rendered.

On March 14, 2024, the Company issued 1,000 shares of the Company’s Series B Preferred Stock at $50 per share for a subscription in the amount of $50,000.

F-17

Thumzup Media Corporation

March 31, 2024

F-18

THUMZUP MEDIA CORPORATION

CONDENSED BALANCE SHEETS

	March 31,	December 31,
	2024	2023
	(Unaudited)

ASSETS
Current assets:
Cash	$225,673	$259,212
Prepaid expenses	129,940	6,321
Total current assets	355,613	265,533

Property and equipment, net	6,383	7,040
Capitalized software costs, net	186,934	142,614

Total assets	$548,930	$415,187

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$68,612	$65,860
Liquidated damages and accrued interest	-	-
Total current liabilities	68,612	65,860

Total liabilities	68,612	65,860

Commitments and contingencies (See Note 5)

Stockholders’ equity:
Preferred stock - 20,000,000 shares authorized:
Preferred stock - Series A, $0.001 par value, $45,000 stated value, 1,000,000 shares authorized; 144,978 and 142,769 shares issued and outstanding, respectively	145	143
Preferred stock - Series B, $0.001 par value, $50,000 stated value, 40,000 shares authorized; 3,800 and 0 shares issued and outstanding, respectively	4	-
Common stock, $0.001 par value, 250,000,000 shares authorized; 7,720,084 and 7,656,488 shares issued and outstanding, respectively	7,720	7,656
Additional paid in capital	6,494,965	6,033,331
Accumulated deficit	(6,022,516)	(5,691,803)
Total stockholders’ equity	480,318	349,327

Total liabilities and stockholders’ equity	$548,930	$415,187

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-19

THUMZUP MEDIA CORPORATION

 CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended March 31,
	2024	2023

Revenues	$405	$1,770

Operating Expenses:
Cost of revenues	-	116
Sales and marketing	51,765	268,717
Research and development	37,423	125,881
General and administrative	221,926	324,954
Depreciation and amortization	17,238	2,407
Total Operating Expenses	328,352	722,075

Loss From Operations	(327,947)	(720,305)

Other Income (Expense):
Liquidated damages expense	-	(176,117)
Interest expense	-	(12,368)
Total Other Income (Expense)	-	(188,485)

Net Loss Before Income Taxes	(327,947)	(908,790)

Provision for Income Taxes (Benefit)	-	-

Net Loss	$(327,947)	$(908,790)
Dividends on preferred stock	(2,765)	(2,447)

Net Loss Attributable to Common Stockholders	$(330,712)	$(911,237)

Net Income (Loss) Per Common Share:
Basic	$(0.04)	$(0.13)
Diluted	$(0.04)	$(0.13)

Weighted Average Common Shares Outstanding:
Basic	7,684,862	7,118,933
Diluted	7,684,862	7,118,933

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-20

THUMZUP MEDIA CORPORATION

CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE THREE MONTHS ENDED MARCH 31, 2024 AND 2023

(Unaudited)

	Preferred Stock		Preferred Stock				Additional
	Series A		Series B		Common Stock		Paid	Subscriptions	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	In Capital	Receivable	Deficit	Total

Balance at December 31, 2023	142,769	$143	-	-	7,656,488	$7,656	$6,033,331	$-	$(5,691,803)	$349,327
Common Stock issued for cash, net	-	-	-	-	36,256	36	160,182	-	-	160,218
Common Stock issued for services rendered and to be rendered	-	-	-	-	19,000	19	108,701		-	108,720
Common Stock issued for Series A conversion	(556)	(1)	-	-	8,340	8	(7)		-	-
Series B issued for cash	-	-	3,800	4	-	-	189,996		-	190,000
Preferred Series A issued for dividends	2,765	3	-	-	-	-	2,762		(2,765)	-
Net loss	-	-	-	-	-	-	-	-	(327,947)	(327,947)
Balance at March 31, 2024	144,978	$145	3,800	$4	7,720,084	$7,720	$6,494,965	$-	$(6,022,515)	$480,318

	Preferred Stock		Preferred Stock				Additional
	Series A		Series B		Common Stock		Paid	Subscriptions	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	In Capital	Receivable	Deficit	Total

Balance at December 31, 2022	125,865	$126.00	-	-	7,108,333	$7,108.00	$3,179,913	$(33,000)	$(2,367,623)	$786,524
Common Stock issued for services rendered	-	-	-	-	18,000	$18.00	$131,982	$-	$-	$132,000
Stock subscription receivable received	-	-	-	-	-	$-	$-	$33,000	$-	$33,000
Preferred Series A issued for dividends	2,447	$2.45	-	-	-	$-	$2,445	$-	$(2,447)	$0
Net loss	-	-	-	-	-	-	$-	$-	$(908,790)	$(908,790)
Balance at March 31, 2023	128,312	$128	-	$-	7,126,333	$7,126	$3,314,340	$-	$(3,278,861)	$42,733

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-21

THUMZUP MEDIA CORPORATION

CONDENSED STATEMENTS OF CASHFLOWS

(Unaudited)

	For the Three Months Ended March 31,
	2024	2023

Cash flows from operating activities:
Net loss	$(327,947)	$(908,790)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	17,238	2,407
Stock issued for services	14,009	132,000
Changes in operating assets and liabilities:
Prepaid expenses	(28,909)	-
Liquidated damages and accrued interest	-	188,485
Accounts payable and accrued expenses	2,752	(21,827)
Net cash used in operating activities	(322,857)	(607,725)

Cash flows from investing activities:
Capitalized software costs	(60,900)	(52,288)
Net cash used in investing activities	(60,900)	(52,288)

Cash flows from financing activities:
Proceeds from sale of common stock	161,846	33,000
Proceeds from sale of preferred stock	190,000	-
Costs incurred for equity sales	(1,629)	-
Net cash provided by financing activities	350,217	33,000

Net (decrease) increase in cash	(33,539)	(627,013)

Cash, beginning of period	259,212	1,155,343

Cash, end of period	$225,673	$528,330

Supplemental disclosures of cash flow information:
Cash paid during period for interest	$-	$-
Cash paid during period for taxes	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Prepaid expenses paid for by issuance of common stock	$104,940	$-
Preferred Series A shares issued for dividends	$2,765	$2,447

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-22

Thumzup Media Corporation

Notes to the Condensed Financial Statements (Unaudited)

March 31, 2024

Note 1 - Business Organization and Nature of Operations

Thumzup Media Corporation (“Thumzup” or “Company”) was incorporated on October 27, 2020, under the laws of the State of Nevada, and its headquarters is located in Los Angeles, California. The Company’s primary business is software as a service provider dedicated to connecting businesses with consumers and allowing the business to incentivize consumers to post about their experience on social media. Thumzup’s mission is to democratize social media marketing by connecting advertisers with non-professional people, who can be paid for their posts about products and services they love through its technology which utilizes a proprietary mobile app (“App”). The App generates scalable word-of-mouth product posts and recommendations for advertisers on social media and is designed to connect advertisers with individuals who are willing to promote their products online.

The Company is an “emerging growth company” as that term is used in the Jumpstart our Business Startups Act of 2012, and as such, has elected to comply with certain reduced public company reporting requirements.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation - Unaudited Interim Financial Information

The accompanying unaudited condensed financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, and in accordance with the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) with respect to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The unaudited condensed financial statements reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. Interim results are not necessarily indicative of the results for the full year.

Certain information and disclosures normally included in the notes to the annual consolidated financial statements have been condensed or omitted from these interim unaudited condensed consolidated financial statements. Accordingly, these interim unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 as filed with the SEC on March 20, 2024 (the “Annual Report”). The December 31, 2023 balance sheet is derived from those restated financial statements.

Use of Estimates

The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States of America, which requires management to use its judgment to make estimates and assumptions that affect the reported amounts of assets and liabilities and related disclosures at the date of the financial statements and the reported amounts of expenses during the reported period. These assumptions and estimates could have a material effect on the financial statements. Actual results may differ materially from those estimates. The Company’s management periodically reviews estimates on an ongoing basis based on information currently available, and changes in facts and circumstances may cause the Company to revise these estimates. Significant estimates include estimates used in the valuation allowance related to deferred tax assets and capitalized software costs. Actual results may differ from these estimates.

Cash and Cash Equivalents

Cash and cash equivalents include all cash on hand, demand deposits and short-term investments with original maturities of three months or less when purchased.

As of March 31, 2024 and December 31, 2023, the Company’s cash and cash equivalents consisted of $225,673 and $259,212, respectively. The Company maintains its cash in banks insured by the Federal Deposit Insurance Corporation in accounts that at times may be in excess of the federally insured limit of $250,000 per bank. The Company minimizes this risk by placing its cash deposits with major financial institutions. At March 31, 2024 and December 31, 2023, the uninsured balances amounted to $0 and $1,850, respectively. There is a risk the Company may lose uninsured balances over the FDIC insurance limit.

F-23

Prepaid Expenses

As of March 31, 2024 and December 31, 2023, the Company had $129,940 and $6,321 in prepaid expenses, respectively. The Company’s prepaid expenses as of March 31, 2024 and December 31, 2023 were primarily for marketing, filing, and listing fees for services not yet rendered.

Property and Equipment

Property and equipment, which consists of computer equipment is recorded at cost and depreciated using the straight-line method over the estimated useful lives. Ordinary repair and maintenance costs are included in general and administrative expenses on our statement of operations. However, expenditures for additions or improvements that significantly extend the useful life of the asset are capitalized in the period incurred. At the time assets are sold or disposed of, the cost and accumulated depreciation are removed from their respective accounts and the related gains or losses are reflected in the statements of operations in gains from sales of property and equipment, net.

The estimated useful life for computer equipment is three years. We evaluate the appropriateness of remaining depreciable lives assigned to computer equipment at the end of each fiscal year. Depreciation expense for the three months ended March 31, 2024 and 2023 was $658 and $540, respectively.

Capitalized Software Development Costs

We capitalize certain costs related to the development and enhancement of the Thumzup platform. In accordance with authoritative guidance, including ASC 350-40, we began to capitalize these costs when the technological feasibility was established and preliminary development efforts were successfully completed, management has authorized and committed project funding, and it was probable that the project would be completed and the software would be used as intended. Such costs are amortized when placed in service, on a straight-line basis over the estimated useful life of the related asset, generally estimated to be three years. Costs incurred prior to meeting these criteria together with costs incurred for training and maintenance are expensed as incurred and recorded in product development expenses on our statements of operations. Costs incurred for enhancements that were expected to result in additional features or functionality that would generate additional revenue are capitalized and expensed over the estimated useful life of the enhancements, generally three years. The Company does not capitalize any testing or maintenance costs. The accounting for these capitalized software costs requires us to make significant judgments, assumptions and estimates related to the timing and amount of recognized capitalized software development costs. For the three months ended March 31, 2024 and 2023, we capitalized $60,900 and $52,288 of costs related to the development of software applications, respectively. Amortization of capitalized software costs was $6,373 and $1,867 for the for the three months ended March 31, 2024 and 2023, respectively. The balance of capitalized software was $186,934 and $142,614, net of accumulated amortization of $42,479 and $25,899 at March 31, 2024 and December 31, 2023, respectively.

The Company evaluates its capitalized software costs for impairment annually, at year-end. As of December 31, 2023, the Company determined no impairment of its capitalized software costs was warranted.

Revenue Recognition

The Company recognizes revenue when services are realized.

The Company’s revenues are accounted for under ASC Topic 606, “Revenue From Contracts With Customers” (“ASC 606”). The fees are generally fixed at the point of sale and all consideration from contracts is included in the transaction price. The Company’s contracts do not include multiple performance obligations or material variable consideration.

F-24

In accordance with ASC 606, the Company recognizes revenue upon the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. The Company recognizes revenue in accordance with that core principle by applying the following:

(i)	Identify the contract(s) with a customer;

(ii)	Identify the performance obligation in the contract;

(iii)	Determine the transaction price;

(iv)	Allocate the transaction price to the performance obligations in the contract; and

(v)	Recognize revenue when (or as) the Company satisfies a performance obligation.

We derive our revenue principally from service fees paid by the client for the use of our platform in connection with our advertising technology platform which incentivizes users to leave reviews of our clients. Our sole performance obligation in the transaction is to connect clients with end-users to facilitate the completion of a successful review on the user’s social media accounts.

Judgment is required in evaluating the presentation of revenue on a gross versus net basis based on whether we control the service provided to the end-user and are the principal in the transaction (gross), or we arrange for other parties to provide the service to the end-user and are the agent in the transaction (net). We have concluded that we are the agent in our current transactions as we arrange for users to provide the service to the clients and the users post reviews on social media accounts controlled by the users. The assessment of whether we are considered the principal or the agent in a transaction could impact the accounting for these transactions and change the timing and amount of revenue recognized. The percentage fee the Company charges is not variable.

Cost of Goods Sold

The Company classifies its credit card transaction fees as cost of goods sold.

Client Deposits

Thumzup’s clients generally prepay to utilize the Company’s technology platform. All client deposits for services are recorded as a client deposit liability upon receipt. Upon a user leaving a qualified review for the client, as defined in Thumzup’s Mobile Terms and Conditions, the Company transfers the fee payable to the user to a user account balances liability account and realizes the fees payable to the Company as revenue. The Company holds all client deposits and user account balances in cash or cash-equivalents, including money market accounts.

Income Taxes

The Company utilizes the asset and liability approach to measure deferred tax assets and liabilities based on temporary differences existing at each balance sheet date using currently enacted tax rates in accordance with ASC 740. ASC 740 considers the differences between financial statement treatment and tax treatment of certain transactions. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rate is recognized as income or expense in the period that includes the enactment date of that rate.

The Company has no tax positions as of March 31, 2024 and December 31, 2023 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility.

The Company recognizes any interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. For the years ending March 31, 2024 and December 31, 2023, the Company recognized no interest and penalties.

Net Earnings (Loss) Per Common Share

The Company computes earnings (loss) per share under ASC subtopic 260-10, Earnings Per Share. Net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per share, if presented, would include the dilution that would occur upon the exercise or conversion of all potentially dilutive securities into common stock using the “treasury stock” and/or “if converted” methods, as applicable.

F-25

The computation of basic and diluted income (loss) per share, for the year ended March 31, 2024 and 2023 excludes potentially dilutive securities when their inclusion would be anti-dilutive, or if their exercise prices were greater than the average market price of the common stock during the period.

Potentially dilutive securities excluded from the computation of basic and diluted net loss per share are as follows:

	March 31,	March 31,
	2024	2023
Common shares issuable upon conversion of convertible notes	-	-
Common shares issuable upon conversion of preferred stock	2,212,670	1,924,680
Total potentially dilutive shares	2,212,670	1,924,680

Recent Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-06, which simplifies the guidance on accounting for convertible debt instruments by removing the separation models for: (1) convertible debt with a cash conversion feature; and (2) convertible instruments with a beneficial conversion feature. As a result, the Company will not separately present in equity an embedded conversion feature in such debt. Instead, we will account for a convertible debt instrument wholly as debt, unless certain other conditions are met. We expect the elimination of these models will reduce reported interest expense and increase reported net income for the Company’s convertible instruments falling under the scope of those models before the adoption of ASU 2020-06. Also, ASU 2020-06 requires the application of the if-converted method for calculating diluted earnings per share and the treasury stock method will be no longer available. The provisions of ASU 2020-06 are applicable for fiscal years beginning after December 15, 2021, with early adoption permitted no earlier than fiscal years beginning after December 15, 2020. The adoption of this update did not have a material impact on the Company’s financial statements and related disclosures.

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures,” which will add required disclosures of significant expenses for each reportable segment, as well as certain other disclosures to help investors understand how the chief operating decision maker (“CODM”) evaluates segment expenses and operating results. The new standard will also allow disclosure of multiple measures of segment profitability, if those measures are used to allocate resources and assess performance. The amendments will be effective for public companies for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. We are currently evaluating the impact of this accounting standard update on our consolidated financial statements.

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures,” which requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as information on income taxes paid. The standard is intended to benefit investors by providing more detailed income tax disclosures that would be useful in making capital allocation decisions. The standard will be effective for public companies for fiscal years beginning after December 15, 2024. Early adoption is permitted. We are currently evaluating the impact of this accounting standard update on our consolidated financial statements.

There are other various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

Note 3 - Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company was only recently formed, has not yet established profitable operations and has incurred losses since inception. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise additional funds not provided by operations through loans or through sales of its common stock. There is no assurance that the Company will be successful in raising this additional capital or in achieving profitable operations. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

F-26

The Company recognized its first revenues in December 2021. It has been reliant on equity funding for its operations. At March 31, 2024 and December 31, 2023, the Company had a cash balance of $225,673 and $259,212, respectively. For the three months ended March 31, 2024 and 2023, the Company used $322,857 and $607,725 to fund operating activities, respectively. For the quarter ended March 31, 2024, the Company raised approximately $161,846, net offering expenses of $1,789, from the sale of 63,596 shares of its common stock and approximately $190,000 from the sale of 3,800 shares of Preferred Series B stock. The Company may need to raise additional funding and manage expenses in order to continue as a going concern.

Note 4 - Shareholders’ Equity

Preferred Stock

The Company is authorized to issue 25,000,000 shares of preferred stock, par value $0.001 per share.

Series A Preferred

On September 26, 2022, the Company submitted a Certificate of Designation to the Secretary of State of Nevada designating 1,000,000 shares of preferred stock as Series A Preferred (“Series A Preferred”). Each shareholder shall have the right, at any time and from time to time, at the shareholder’s option to convert any or all of such holder’s shares of Series A Preferred into the number of shares of Common Stock. Each share of Series A Preferred initially converts into 15 shares of Common Stock at a reference rate of $3.00 per share of Common Stock subject to adjustments.

The holders of Series A Preferred shall be entitled to receive dividends, in cash or in-kind at the Company’s election, in an amount equal to $0.875 per share per quarter. If paid in kind, the dividend shall be in shares of Series A Preferred (the “Dividend Shares”) valued at the $45.00 per share of Series A Preferred (the “Purchase Price”) unless the closing price of the Common Stock on the Trading Day prior to the issuance of the dividend is below the Reference Rate, in which case the Dividend Shares shall be valued at the Purchase Price adjusted pursuant to the formula set forth in Section 3 of the Certificate of Designations.

On January 18, 2024, a holder converted 556 shares of Series A preferred into 8,340 shares of common stock.

On March 15, 2024, the Company issued 2,765 Series A shares as a dividend.

As March 31, 2024 and December 31, 2023, the Company had 144,978 and 142,769 Series A preferred shares issued and outstanding, respectively.

Series B Preferred

On March 5, 2024, the Company submitted a Certificate of Designation to the Secretary of State of Nevada designating 40,000 shares of preferred stock as Series B Preferred (“Series B Preferred”). Each shareholder shall have the right, at any time and from time to time, at the shareholder’s option to convert any or all of such holder’s shares of Series B Preferred into the number of shares of Common Stock. Each share of Series A Preferred initially converts into 10 shares of Common Stock at a reference rate of $5.00 per share of Common Stock subject to adjustments.

Once the company up-lists on a National Stock Exchange, the Series B Preferred converts at a 20% discount to the price of the offering in this S-1 and the downside price protections are eliminated. There is a call provision that goes into effect six (6) months from the listing on a National Exchange, that if the common stock trades at a 100% premium to the conversion price for 10 days or more, the Company can force the conversion of the Series B Preferred into common stock. The Company has agreed to pay the costs of Rule 144 legal opinions for the holders of the Series B Preferred.

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The holders of Series B Preferred shall be entitled to receive dividends, in cash or in-kind at the Company’s election, in an amount equal to $1.25 per share per quarter. If paid in kind, the number of common shares issued for the dividend shall be equal to the quotient of the dividend payable divided by the volume weighted average price on the dividend date.

From March 14 to March 28, 2024, the Company issued 3,800 Series B shares for cash proceeds of $190,000.

Common Stock

The Company is authorized to issue 250,000,000 million shares of common stock, par value $0.001 per share. As March 31, 2024 and December 31, 2023, the Company had 7,720,084 and 7,656,488 shares issued and outstanding, respectively.

During the three months ended March 31, 2024, the Company issued 19,000 shares of common stock with a fair market value of $108,720 for services rendered and to be rendered to the Company.

During the three months ended March 31, 2024, the Company issued 36,256 shares of common stock for proceeds of $160,218, net offering expenses of $1,789.

During the three months ended March 31, 2024, the Company issued 8,340 shares of common stock for the conversion of 556 shares of Series A preferred.

During the three months ended March 31, 2024 and 2023, the Company realized losses of $0 and $188,485, respectively, for liquidated damages contained in the Registration Rights Agreements in certain of the Company’s equity offerings for failing to file and maintain a Registration Statement covering the shares sold in those offerings. From September 1 to 14, 2023, the Company entered into Waiver Agreements with certain investors pursuant to which the Investors waived certain liquidated damages owed to the Investors by the Company in exchange for the issuance to the Investors by the Company of 130,259 and 6,579 shares of common and Series A preferred stock, par value $0.001 and $0.001 per share, respectively. As of March 31, 2024 and December 31, 2023, the accrued liquidated damages with accrued interest is $0 and $0, respectively.

Note 5 - Contingencies

Russia-Ukraine conflict

The Russian-Ukraine conflict is a global concern. The Company does not have any direct exposure to Russia or Ukraine through its operations, employee base, investments or sanctions. However, if the conflict escalates, it is unknown whether its direct or indirect effects may impact our business.

Note 6 - Related Party Transactions

On March 14, 2024, Westside acquired 1,000 shares of our Series B Preferred Stock at $50 per share for a subscription in the amount of $50,000.

On March 15, 2024, Westside received a dividend of 580 shares of Series A Preferred Stock, per the terms of the Company’s Certificate of Designation.

Note 7 - Subsequent Events

The Company has evaluated subsequent events from the balance sheet date through the date which the financial statements were issued.

From April 1 to May 10, 2024, the Company issued 11,900 shares of the Company’s Series B Preferred Stock at $50 per share for subscriptions in the aggregate amount of $595,000.

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1,000,000 Shares

Thumzup Media Corporation

COMMON STOCK

PROSPECTUS

July [__], 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses expected to be incurred by us in connection with the issuance and distribution of the common stock registered hereby, all of which expenses, except for the Securities and Exchange Commission registration fee, are estimates:

Description	Amount
Securities and Exchange Commission registration fee	$
Accounting fees and expenses	$	*
Legal fees and expenses	$	*
Miscellaneous fees and expenses	$	*
Total	$	*

*	Estimated

Item 14. Indemnification of Directors and Officers

Section 78.7502 of the Nevada Revised Statutes (“NRS”) permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a) is not liable pursuant to NRS 78.138, or

(b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, NRS 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a) is not liable pursuant to NRS 78.138; or

(b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

NRS 78.752 allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

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Other financial arrangements made by the corporation pursuant to NRS 78.752 may include the following:

(a) the creation of a trust fund;

(b) the establishment of a program of self-insurance;

(c) the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; and

(d) the establishment of a letter of credit, guaranty or surety.

No financial arrangement made pursuant to NRS 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a) by the shareholders;

(b) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or

(d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Item 15. Recent Sales of Unregistered Securities

From January 10. 2023 to January 10, 2024, the Company conducted an offering under Regulation A+, pursuant to an Offering Statement on Form 1-A/A filed on December 23, 2022 and qualified on January 9, 2023, through which the Company sold 424,144 shares for aggregate proceeds of $1,732,869, net offering expenses of $19,539.

During the year ended December 31, 2022, the Company sold 286,834 shares of common stock for cash proceeds of $737,000. From September 21, 2022 to December 29, 2022, the Company sold 28,004 shares of Series A Preferred Convertible Voting Stock for aggregate proceeds of $1,259,995. The Company incurred $149,137 in offering costs. The offers and sales were made in reliance on the exemption from registration provided by Section 4(a)(2). Each beneficial note holder was an “accredited investor” and/or “sophisticated investor” pursuant to Rule 501(a) of Regulation D under the Securities Act, who provided the Company with representations, warranties and information concerning their respective qualifications as an “sophisticated investor” and/or “accredited investor.” The Company provided and made available to each purchaser full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. The purchasers acquired the restricted common stock for their own account, for investment purposes and not with a view to public resale or distribution thereof. The Company’s use of proceeds was for corporate and products development and general working capital.

The Company recently raised $805,000 in a Series B Preferred offering during the period March - May 2024. Each share of Series B Preferred cost $50 and initially converts into 10 shares of common stock and pays a 10% dividend on a quarterly basis and has downside price protection. Once the company up-lists on a National Stock Exchange, the Series B Preferred converts at a 20% discount to the price of the offering in this S-1 and the downside price protections are eliminated. There is a call provision that goes into effect six (6) months from the listing on a National Exchange, that if the common stock trades at a 100% premium to the conversion price for 10 days or more, the Company can force the conversion of the Series B Preferred into common stock. The Company has agreed to pay the costs of Rule 144 legal opinions for the holders of the Series B Preferred.

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Item 16. Exhibits and Financial Statement Schedules.

See the Exhibit Index immediately preceding the signature page hereto for a list of exhibits filed as part of this registration statement on Form S-1, which Exhibit Index is incorporated herein by reference.

Item 17. Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers and controlling persons of the Company, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Company hereby undertakes that:

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it met all the requirements of the filing of Amendment No. 2 to Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned, in Los Angeles, California, on July 26, 2024.

Thumzup Media Corporation

By:	/s/ Robert Steele
Robert Steele
Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Robert Steele
Robert Steele
Chief Financial Officer
(Principal Financial/Accounting Officer)

In accordance with the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

/s/ Robert Steele	Chief Executive Officer (Principal Executive Officer) and	July 26, 2024
Robert Steele	Chairman of the Board of Directors

/s/ Robert Steele	Chief Financial Officer	July 26, 2024
Robert Steele	(Principal Financial and Accounting Officer)

/s/ Robert Haag	Director	July 26, 2024
Robert Haag

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EXHIBIT INDEX

			Incorporated by Reference
No.	Description	Form	File No.	Exhibit	Filing Date
1.1	Form of Underwriting Agreement	S-1/A	333-279828	1.1	July 11, 2024
3.1	Articles of Incorporation	S-1/A	333-255624	3.1	June 23, 2021
3.2	Certificate of Amendment to the Articles of Incorporation filed November 4, 2022	1-A/A	024-12067	3.2	December 9, 2022
3.3	Amended and Restated Bylaws	S-1	333-27982	3.3	June 20, 2024
3.4	Form of Amended and Restated Certificate of Designation of Rights, Powers, Preferences, Privileges and Restrictions of Series A Preferred Convertible Voting Stock	8-K	333-255624	3.1	September 27, 2022
3.5	Form of Amended and Restated Certificate of Designation of Rights, Powers, Preferences, Privileges and Restrictions of Series B Preferred Convertible Voting Stock	10-K	333-255624	3.5	March 20, 2024
4.1	Form of Representative Warrant
4.2	Form of Common Stock Certificate	S-1/A	333-196735	4.1	June 23, 2021
5.1	Legal Opinion of Sichenzia Ross Ference Carmel LLP	S-1/A	333-279828	5.1	July 11, 2024
10.1	Form of Stock Purchase Agreement	10-K	333-255624	10.1	March 17, 2022
10.2	Form of Common Stock Financing Term Sheet	10-K	333-255624	10.2	March 17, 2022
10.3	Form of Registration Rights Agreement	10-K	333-255624	10.3	March 17, 2022
10.4	Form of Securities Purchase Agreement	8-K	333-255624	10.1	September 27, 2022
10.5	Form of Escrow Agreement	1-A/A	024-12067	10.5	December 9, 2022
10.6	Form of Subscription Agreement	1-A/A	024-12067	4.1	December 9, 2022
10.7+	Employment Agreement by and between the Company and Robert Steele dated October 18, 2022	1-A/A	024-12067	10.6	December 9, 2022
10.8+	First Amendment to Employment Agreement by and between the Company and Robert Steele dated June 1, 2023	10-K	024-12067	10.8	March 19, 2024
10.9	Form of Promissory Note by and between the Company and Westside Strategic Partners, LLC dated December 4, 2023	10-K	024-12067	10.9	March 19, 2024
10.10+	Executive Employment Agreement by and between the Company and Robert Steele dated May 13, 2024	S-1	333-279828	10.10	May 30, 2024
10.11+	Executive Employment Agreement by and between the Company and Isaac Dietrich, dated May 21, 2024	S-1	333-279828	10.11	May 30, 2024
10.12+	2024 Equity Incentive Plan	S-1/A	333-279828	10.12	June 20, 2024
10.13+	Amendment No. 1 to 2024 Equity Incentive Plan	S-/1A	333-279828	10.13	July 11, 2024
14.1	Code of Conduct And Ethics	S-1	333-27982	14.1	May 30, 2024
23.1	Consent of Sichenzia Ross Ference Carmel LLP (Included in Exhibit 5.1)	S-/1A	333-279828	23.1	July 11, 2024
23.2*	Consent of Haynie & Company
99.1	Audit Committee Charter	S-1	333-27982	99.1	May 30, 2024
99.2	Compensation Committee Charter	S-1	333-27982	99.2	May 30, 2024
99.3	Nominating And Corporate Governance Committee Charter	S-1	333-27982	99.3	May 30, 2024
99.4	Compensation Recovery Policy	S-1	333-27982	99.4	May 30, 2024
99.5	Whistleblower Policy	S-1	333-27982	99.5	May 30, 2024
99.6	Consent of Joanna Massey to be named as director nominee.	S-1	333-27982	99.6	June 20, 2024
99.7	Consent of Paul Dickman to be named as director nominee.	S-1	333-27982	99.7	June 20, 2024
99.8	Consent of Isaac Dietrich to be named as director nominee.	S-1	333-27982	99.8	June 20, 2024
101.INS	Inline XBRL Instance Document
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.
**	To be filed by amendment.
***	Previously filed.
+	Denotes a management contract or compensatory plan.

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